UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

URANIUM STAR CORP.
(Exact Name of Small Business Issuer as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

1000 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Small Business Issuer’s telephone number, including area code:   (416) 364-4986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the small business issuer under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is filed to amend the Form 8-K filed by Uranium Star Corp. on October 1, 2007, so as to include an exhibit that was omitted from that filing.

Item 1.01. Entry into a Material Definitive Agreement

In a press release disseminated on September 26, 2007, Uranium Star Corp. ("Uranium Star") announced that it had entered into an Option and Joint Venture Agreement (the "Agreement") with Temex Resources Corp. ("Temex") granting Uranium Star the option to earn a 50% undivided interest in Temex’s Merico Ethel and Yarrow gold-copper-uranium properties located in the Elk Lake area, south-east of Timmins, Ontario.  In order to earn the 50% interest in the properties, Uranium Star is required to make an immediate cash payment to Temex of $50,000 and incur total exploration expenditures of $950,000 by June 30, 3008.  Temex will retain all rights in respect of any diamonds in, or extracted from, the properties.  Upon Uranium Star making the cash payment and incurring the exploration expenditures, Temex and Uranium Star will enter into a joint venture agreement, pursuant to which each party will own a 50% participating interest, on terms to be negotiated, in order to conduct further exploration of the property.

The Merico Ethel property, situated near the northern margin of the Paleo-Proterozoic Huronian sedimentary basin, which has recently been recognized by the Geological Survey of Canada for its high potential to host "Athabasca-type" unconformity-associated mineralization (Jefferson et al., 2007), is also host to near-surface uranium mineralization and extensive areas of hematite alteration with grab samples yielding assays up to 1.56% U3O8 and 14.64% Cu. The property also hosts a variety of styles of mineralization including several narrow zones of high-grade, "Cobalt-type" vein systems containing copper, gold, silver, and cobalt mineralization, from which grab samples include assays of up to 22.35 g/t Au, 109.60 g/t Ag, and 23.68% Cu.

The Merico Ethel and Yarrow properties are situated around the margins of the Huronian sedimentary basin. In addition to their potential for hosting high grade Cobalt-type vein systems containing bonanza gold, silver, etc., Temex recognized the added potential of the properties to host unconformity mineralization including Athabasca-type uranium deposits.  Regional structures such as the Montreal River Fault have clearly influenced the location of mineralization on the Merico Ethel property, and fault reactivation has likely acted to offset the regionally extensive unconformity surface that separates the overlying Huronian sedimentary rocks from the Archean basement to produce excellent structural traps for oxidizing, mineralizing fluids carrying uranium, copper, and gold.  The Montreal River Fault is spatially associated with the Archean-age Kidd Creek massive sulphide deposit, the Porcupine and Matachewan gold camps, and the Paleo-Proterozoic Cobalt silver camp.

For additional details, please consult the press release included as an Exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibits

Number	Description
10.1	Option and Joint Venture Agreement made as of September 25, 2007 between Uranium Star Corp. and Temex Resources Corp.
99.1	Press Release dated September 26, 2007

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the small business issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM STAR CORP.

(Small business issuer)

Date: October 19, 2007

  /s/ Richard E. Schler______________

Richard E. Schler

Chief Financial Officer

Exhibit 10.1

THIS OPTION & JOINT VENTURE AGREEMENT made as of the 25th day of September, 2007 BETWEEN:

TEMEX RESOURCES CORP.

141 Adelaide Street West, Suite 901 Toronto, ON M5H 3L5 (herein called "Temex")

PARTY OF THE FIRST PART -and-

URANIUM STAR CORP.

141 Adelaide Street West, Suite 1000 Toronto, ON M5H 3L5 (herein called "Uranium Star")

PARTY OF THE SECOND PART

WHEREAS, Temex controls the Merico Ethel Property and the Yarrow Property (collectively the

"Properties", as defined in section 1.1 below); and

WHEREAS Uranium Star wishes to earn an undivided 50% interest in the Properties and then to form a joint venture with Temex to jointly explore the Properties;

NOW, THEREFORE, THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained, Temex and Uranium Star agree as follows:

ARTICLE 1 - INTERPRETATION

1.1        Definitions - In this Agreement and the Schedules hereto, unless the context otherwise requires, the words and expressions set forth in this Section 1.1 shall have the meanings respectively assigned to them, as follows:

"Acceptance Period" shall have the meaning ascribed thereto in Section 9.1;

"Accounting Procedure" means the accounting and financial procedures set out in Schedule "B ";

"affiliate" shall have the meaning ascribed thereto in the Securities Act (Ontario);

"Agreement" means this Option & Joint Venture Agreement and all schedules and exhibits and all amendments made hereto by written agreement of the Parties;

"Approved Program" means each Program and Budget established as an Approved Program pursuant to the provisions of Article 7;

"arbitration" means arbitration as provided for in Article 13;

"Area of Interest" means, subject always to the provisions of Section 4.8, the area on the ground around the existing perimeter of the Properties 10 kilometres in perpendicular width and for greater certainty, the perimeter of the Area of Interest shall not be affected by any additions to, or dispositions from, or the surrender of, any mineral claims comprising part of the Properties as at the Effective Date; and for illustrative purposes only, the Area of Interest is outlined in red on the map sheet hereto annexed as Figure 1;

"arm's length" means arm's length for purposes of the Income Tax Act (Canada);

"Assets" means the property, assets and undertaking of the Joint Venture and includes, without limitation, the Properties, all supplies and equipment related to operations hereunder and any and all assets acquired or held by the Parties with respect thereto or acquired or held pursuant to this Agreement, as the same may exist from time to time;

"business day" means any day on which the Toronto Stock Exchange is open for trading;

"Budget" means a written estimate prepared by the Operator with respect to the cost of Exploration and Development Expenditures to be incurred in carrying out a Program, together with apro forma schedule of Cash Calls to be made by the Operator during the relevant period covered by such Budget;

"Cash Call" means a requisition from the Operator to advance funding for an Approved Program in accordance with a Budget;

"Closure Fund" shall have the meaning ascribed thereto in Section 6.6;

"Commercial Production" generally means the removal, extraction, production, concentration and processing of minerals from the Properties, but shall not include production for purposes of sampling, assaying, testing, analysis or evaluation, which may include test mining and the taking of reasonable quantities of Minerals by way of bulk sample for metallurgical testing; and specifically, "Commercial Production" means the mining and treating of ores from the Properties for the purposes of earning revenues, and

"commencement of Commercial Production" means the first day following the first period of 90 consecutive days during which any mill or other processing facility located on the Properties operates at a rate of at least 60% of its design capacity during such period (or other rate or quantity of production as specified in a feasibility study or as maybe agreed as constituting the commencement of Commercial Production) and, if no mill or other processing facility is located on the Properties, "commencement of Commercial Production" shall mean the day following the first period of 30 consecutive days during which ores have been shipped from the Properties on a reasonably regular basis for the purpose of earning revenues; however, no period of time during which ores or concentrates are shipped from the Properties for testing purposes and no period of time during which milling operations are undertaken as initial mill tune-up shall be taken into ccount in determining the date of commencement of Commercial Production;

"Confidential Information" shall have the meaning ascribed thereto in Article 12;

"Cost Share" means the portion (expressed as a percentage) that a Party is obligated to pay of all costs and expenses incurred with respect to the activities of the Joint Venture pursuant to an Approved Program on or in respect of the Properties in accordance with its Participating Interest therein;

"Damages" means any loss, injury, damages (including, without limitation, consequential, special, punitive and incidental damages and loss of profits), claims, demands, judgments, settlements, expenses and costs (including those relating to any investigation or any defence or prosecution of any proceedings, and reasonable fees and expenses of lawyers, accountants, experts and consultants);

"Development" means all preparation (other than Exploration) for the removal and recovery of Products, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, beneficiation or other processing of Products;

"Diamond Rights"means the mining rights to diamonds and other gems reserved exclusively to Temex in accordance with the provisions of Section 3.11;

"Earn-in" shall have the meaning ascribed thereto in Section 3.1;

"Earn-in Date" shall have the meaning ascribed thereto in Section 3.1;

"Effective Date" means the date of execution and delivery of this Agreement;

"Environmental Liabilities" means any and all liability for claims, demands, costs and expenses, (including without limitation, settlement costs and all reasonable legal fees and disbursements, accounting and other expenses for investigating or defending any enforcement or other proceedings), or actions or causes of action commenced or threatened by third parties, which are incurred or suffered by the Parties as a result of, or in respect to, or in connection with, any contravention, or alleged contravention, of any applicable federal, provincial or municipal laws, rules, regulations, ordinances or other requirements with respect to the discharge, generation, removal, transportation, storage and handling of hazardous or toxic wastes or substances, or any environmental liability arising on, in, or in respect of, the Properties, or which causes injury to persons or damage to property; or any other liability, which requires actions to be taken by the Joint Venture in compliance with any applicable laws, regulations, orders, judgments, decrees, (including without limitation, all applicable federal, provincial and municipal legislation) by reason of its ownership, possession, use or occupation of the Properties, or by reason of any incident, problem, rupture, spill, deposition, flow, accretion, or other occurrence alleged to have occurred on, in, or with respect of the Properties;

"Environmental Standards" means all laws, orders, rules and regulations of whatever authority, as they may apply to and affect environmental and pollution control standards in effect, whether federal, provincial or municipal;

"event of force majeure" means any cause or event which is beyond the control of the Party affected, including, without limitation, an act of God, strike, lockout or other industrial disturbance, act of public enemy, terrorist action, war declared or undeclared, blockade, revolution, riot, insurrection, civil commotion, lightning, fire, storm, earthquake or other action of the elements, explosion, governmental restraint, embargoes, acts of any groups asserting aboriginal rights or any environmental agencies or pressure groups, inability to obtain or delay in obtaining approvals, permits, licenses or allocations from any Governmental Body, or other governmental regulation or restraint (including but not limited to, land use and/or environmental controls or the inability to obtain necessary permits), unavailability of equipment, inability to obtain access to the Properties, dispute by a third Party or otherwise or the existence of potential claims as to a Party's ownership rights to or interests in the Properties or under the Underlying Agreements (including but not limited to claims asserted by any owner of mineral or surface rights) which, if successful, could reasonably be anticipated to have a material adverse effect on the economic benefits potentially derivable by the Parties from the Properties and any other cause which is not reasonably within the control of the Party claiming the occurrence of an event of force majeure whether of the kind specifically enumerated above or otherwise. For greater certainty, any lack of funds by a Party shall be deemed not to be an event of force majeure. and any other cause.

"Exploration " means all geo-technical work expedient to ascertain the existence, location, extent or quantity and quality of any deposit of Minerals on the Properties employing geological, geochemical and geophysical techniques;

"Exploration & Development Expenditures" means   all costs, expenses, obligations and liabilities of whatever kind or nature spent or incurred in connection with Exploration or Development which were expended on or for the benefit of the Properties, computed in accordance with generally accepted accounting principles consistently applied;

"Feasibility Study" shall have the meaning ascribed thereto by NI 43-101; provided, however, that such feasibility study shall contain such information as a senior financial institution would reasonably require for the purposes of financing Development on the Properties and such report shall have no technical deficiencies hich may be identified as a reason why such senior financial institution would be unwilling to make a Financing Commitment to finance Development of the Properties; and provided further that in the event the report recommends further advanced Exploration be undertaken, the Parties shall conduct such further advanced Exploration, and if such senior financial institution identifies any other technical deficiencies in the report, the Parties shall rectify such deficiencies before the Management Committee is asked to make a Production Decision;

"Geo-technical Data" shall have the meaning ascribed thereto in Subsection 2.1.9;

"Governmental Body" means any multinational, national, federal, state, provincial, municipal or other government, any subdivision, department, agency, board, court, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority;

"GST" shall have the meaning ascribed thereto in Section 14.5;

"Hazardous Conditions" means all unprotected open mine shafts, mine openings or workings, open pits or other such conditions located on the Properties;

"Initial Contribution" means the amounts deemed to have been contributed by each of the Parties to the Joint Venture in accordance with the provisions of Section 3.8;

"Initial Program" has the meaning ascribed thereto in Section 3.2;

"Jkate Agreement" means the agreement dated forreference the 27th day of September, 2004 between Jkate Explorations Inc., as optionor, and Temex , as optionee, as amended from time to time, pursuant to which Temex has earned a 100% interest in the Merico Ethel Property, free and clear of all Liens, subject to payment of the Merico Ethel Royalty, a true, complete, executed copy of which is exhibited hereto as Schedule "C";

"Joint Venture" means the association of the Parties pursuant to the provisions of this Agreement for the joint exploration, development and production of Minerals from the Properties or a Project Area(s) within the Properties;

"Joint Account" means the accounts of the Joint Venture administered by the Operator in accordance with the Accounting Procedure and generally accepted accounting principles showing the respective charges and credits accruing to the Parties;

"Lien" means any mortgage, pledge, royalty (excluding only the Underlying Royalties), security interest, encumbrance, right of first refusal, option, lien or charge of any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof governing the taking or giving of security over personal or intangible Properties in any jurisdiction), limitation on transfer or use or assignment, or licensing (unless otherwise provided for in this Agreement), or any claim, agreement or restriction which restricts, affects, limits or imposes a condition on the use or possession of the Assets, including any restriction on the ownership, use, transfer, possession, receipt of income or other exercise of any attributes of ownership of the Assets (whether tangible, intangible, or personal);

"Management Committee" means a committee of Parties in the Joint Venture with the authority and responsibility set forth in Article 6 to manage the undertaking and affairs of the Joint Venture;

"Merico Ethel Property" means the subject-matter of the Jkate Agreement, initially comprising 28 mining claims, 86 units and 3,440 acres in James, Truax and Tudhope Townships, as shown on claim sheets G-0225, G-0251 and G-3724, in the Larder Lake Mining Division, in the Province of Ontario and presently comprising 29 mining claims 87 units and 3,480 acres, as more particularly described in Schedule "A" hereto annexed;

" Merico Ethel Royalty" means the royalty described in Section 3 of the Jkate Agreement and Schedule "B" thereto;

"Mine and Plant" shall mean any pits, openings, shafts and/or mine workings on the Properties (or any Project Area within the Properties) all ore extraction, milling and other facilities constructed or installed (or proposed to be constructed and installed, as the context requires) on the Properties (or a Project Area within the Properties) relating to Commercial Production including, without restricting the generality of the foregoing, all buildings, plant, structures, machinery, equipment, supplies, inventories, housing, town site, power, fuel and water supply, storage, mill processing and tailings disposal facilities, living accommodation, waste disposal, roads and other transportation or access facilities, loading and unloading facilities, and all other Properties, facilities and infrastructure relating thereto;

"Mining Act" means the Mining Act, R.S.O. 1990, c. M-14 and all regulations made thereunder;

"minerals" shall have the meaning ascribed thereto in the Mining Act;

"Mineral Resource" shall have the meaning ascribed thereto in NI 43-101;

"Mining" means the mining, extracting, producing, handling, milling or other processing of Products;

"NI 43-101" means National Instrument 43-101 of the Canadian Securities Administrators;

"Net Revenues" for any period means the cumulative net proceeds of sale and other revenues received (or deemed to have been received) during such period from the sale or other disposition of Products produced in Commercial Production from the Properties (or a Project Area within the Properties) plus any insurance proceeds, any grants from a Governmental Body and any proceeds received during such period from the sale or other disposition of any Assets the cost of which had been included in Exploration & Development Expenditures;

"Net Smelter Returns Royalty" means the production royalty which may become payable to a Party pursuant to the provisions of Section 7.11;

"Non-Operator" means the Party other than the Operator;

"Non-Participating Party" shall have the meaning ascribed thereto in Section 7.5;

"Offering Notice" shall have the meaning ascribed thereto in Section 9.1;

"operations" means the activities carried out under this Agreement by the Operator;

"Operator" means the Party appointed as operator of the Joint Venture pursuant to the provisions of Section 5.1;

"Option" shall have the meaning ascribed thereto in Section 3.1;

"Party" shall mean a party to this Agreement and its successors and permitted assigns;

"Participating Interest" means the undivided percentage ownership interest (correct to 2 decimal places) from time to time of a Party in the Properties (or any Project Area within the Properties), subject to adjustment and forfeiture of such Participating Interest as provided herein;

"Prime Rate" shall have the meaning ascribed thereto in Section 1.11;

"Production Decision" means a decision to place a Mineral Resource located on the Properties (or in a Project Area within the Properties) into Commercial Production in accordance with a Feasibility Study;

"Products" means Minerals mined from the Properties, including without limitation all ores, concentrates, precipitates, bullion, doré and other materials or solutions derived from beneficiating or other mineral processing and delivered for further treatment or sale or stockpiled for further processing, including any tailings, residues or other materials derived from operations on the Properties and reprocessed; provided, however, that if such ores, concentrates, precipitates, bullion, doré and other materials or solutions derived from beneficiating or other mineral processing are to be subjected to further on-site treatment as part of normal operations on the Properties, then such ores, concentrates, precipitates, bullion, doré and other materials or solutions derived from beneficiating or other mineral processing shall not constitute Products until such further treatment has occurred;

"Program" means a written work proposal to carry out Exploration or Development prepared by the Operator with respect to the Properties, or a Project Area within the Properties;

"Project Area" means a readily distinguishable portion of the Properties which can be separately explored, developed and mined in an efficient and effective manner;

"Project Area Costs" shall have the meaning ascribed thereto in Section 5.17;

"Properties" as at the Effective Date means collectively the Merico Ethel Property and the Yarrow Property, including without limitation, mining claims or any other interest derived from or into which any such claims may have been or may become converted; and from time to time thereafter "Properties" shall mean the mining claims then comprising the subject-matter of this Agreement after giving effect to the abandonment or transfer of any of such mining claims and the acquisition or staking of additional or supplementary mining claims within the Area of Interest, in accordance with the decisions from time to time of the Management Committee;

"Purchaser" shall have the meaning ascribed thereto in Section 9.1;

"Raven Agreement" means the agreement dated for reference the 28th day of May, 2004 between Raven

Resources Inc, as optionor, and Temex, as optionee, as amended from time to time, pursuant to which Temex has the right to earn 100% interest in the Yarrow Property, free and clear of all Liens, subject to payment of the Raven Royalty, a true, complete, executed copy of which is exhibited hereto as Schedule "D";

"Raven Property" means the subject-matter of the Raven Agreement, initially comprising 4 mining claims, 28 units and 1,120 acres in Yarrow Township, as shown on claim sheet G-0260, in the Larder Lake Mining Division, in the Province of Ontario and presently comprising 3 mining claims, 27 units and 1,080 acres, as more particularly described in Schedule "A" hereto annexed;

"Raven Royalty" means the royalty described in Section 3 of the Raven Agreement and Schedule "B" thereto;

"Subject Properties" shall have the meaning ascribed thereto in Section 4.8;

"Underlying Agreements" means the Jkate Agreement and the Yarrow Agreement;

"Underlying Royalties" means the Merico Ethel Royalty and the Raven Royalty;

"Vendor" shall have the meaning ascribed thereto in Section 9.1;

"Vitiating Factor" shall have the meaning ascribed thereto in Section 8.1; and

"Work Commitment" shall have the meaning ascribed thereto in Subsection 3.1.2.

1.2        Headings - Headings are inserted for convenience only and do not form a part of this Agreement nor re they intended to interpret, define or limit the scope, extent or intent of this Agreement or any portion hereof. The division of this Agreement into articles, sections and sub-sections shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular article, section or sub-section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to articles, sections or sub-sections are to articles, sections or sub-sections of this Agreement.

1.3

Extended Meanings - In this Agreement words importing the singular number only shall include the plural and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.   The terms "provision" and "provisions" refer to terms, conditions, provisions, covenants, obligations, undertakings, warranties and representations in this Agreement.

1.4

Ambiguities - The Parties hereto agree that each of them has participated in the drafting of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply to the interpretation of this Agreement.

1.5

Ownership - For the purposes of this Agreement all references to ownership of an interest in the Properties by a Party shall refer to the equitable ownership of the undivided interest or aliquot share of such Party in the Properties rather than to the legal ownership, registered or recorded title to the Properties.

1.6

Accounting Principles - Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

1.7

Schedules - The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule "A"

Properties Description

Schedule "B"

Accounting Procedure

Schedule "C"

Jkate Agreement

Schedule "D"

Raven Agreement

Schedule "E"

Net Smelter returns Royalty

Figure 1

Area of Interest Map Sheet

1.8

Currency - All references to currency mean Canadian currency.

1.9

Statutes - Except as otherwise expressly provided or unless the context otherwise requires, a reference to a statute includes all regulations made under that statute, all amendments to such statute or regulations in force from time to time, and any statute or regulation which supplements or supersedes such statute or regulations.

1.10

Approvals, Authorizations and Consents - Except as otherwise expressly provided or unless the context otherwise requires, a reference to "approval", "authorization" or "consent" means written approval, authorization or consent.

1.11

Interest on Accounts Payable - Wherever interest is chargeable under this Agreement, unless otherwise specifically provided, interest will be at the specified rate per annum, calculated daily and compounded on the last day of each calendar month. For the purposes hereof, the "Prime Rate" in effect for each day of a calendar month shall be a variable rate of interest per annum equal to the rate of interest published by The Toronto Dominion Bank from time to time as its prime rate for Canadian dollar loans made in Canada, being a variable rate per annum reference rate adjusted automatically upon change by the bank. For greater certainty, the daily interest rate chargeable will be the specified per annum rate divided by the number of days in that calendar year.

1.12

No Implied Covenants or Conditions - It is expressly understood and agreed that no implied covenant or condition, other than the covenant of good faith and fair dealing, shall be read into this Agreement or to any obligation of the Parties hereunder.

1.13

Severability - The invalidity of any particular Article, Section, Subsection, clause, subclause, subparagraph or part or parts thereof, of this Agreement shall not affect the validity of any other provisions hereof and this Agreement shall subsequently be construed as if such invalid provision were omitted and did not form part hereof.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES

2.1        Temex's Representations and Warranties - Temex represents and warrants to Uranium Star that:

2.1.1

beneficial ownership of the Merico Ethel Property is held by Temex and Temex presently holds properly executed transfers of all right, title and interest in and to all mineral claims comprising the Merico Ethel Property from the recorded holder thereof, and is entitled to record such transfers free and clear of all Liens other than the Merico Ethel Royalty;

2.1.2

Temex is the equitable owner of the Yarrow Property under the Raven Agreement, subject to compliance with its terms and conditions, with an exclusive right to earn an undivided 100% interest therein by May 31, 2008;

2.1.3

to the best of its knowledge and belief the mining claims comprising the Properties have been properly staked out and are in good standing under the Mining Act;

2.1.4

each of the Underlying Agreements is in full force and effect and Temex has not received any notice of any material default or alleged default thereunder;

2.1.5

all taxes, fees, assessments, and levies of any kind whatsoever, in respect of the ownership and use of the Properties, which are due and payable at the date hereof, have been paid in full;

2.1.6

to the best of its knowledge and belief there are no agreements or adverse claims relating to the use of the surface rights to the Properties, which would encumber, limit or restrict in any way whatsoever, or cause interference with, the right to carry out Exploration, Development or Mining of the Properties;

2.1.7

to the best of its knowledge and belief, there are no material authorizations, consents, approvals or waivers required to be obtained or made (which have not been obtained or made) by Temex in connection with this Agreement;

2.1.8

to the best of its knowledge and belief, there are no material outstanding obligations or liabilities, contingent or otherwise, under any applicable environmental, mining or other law, including reclamation or rehabilitation work, associated with the Properties or arising out of past exploration activities carried out thereon by or on its behalf;

2.1.9

Temex has delivered to Uranium Star copies of all material geo-technical reports, data and materials in its possession or control ("Geo-technical Data") relating to the Properties, including without limitation, access to all diamond drill core recovered from previous drilling on the Property by or on its behalf, and Temex has made available to Uranium Star all other information in its possession or control which could possibly be considered to be materially significant in indicating whether the Properties might or might not have potential for economic mineralization;

2.1.10

Temex is not aware of any pending or threatened litigation or adverse claims against or challenges:

2.1.10.1

to its right to acquire legal and beneficial title to the Properties pursuant to the Underlying Agreements by any person whatsoever, nor is it aware of any basis therefore, nor is it aware of any third party who claims to own or have any beneficial interest in the Properties other than the Underlying Royalties;

2.1.10.2

made by any Governmental Body in respect to the Properties nor is it aware of any action or proceeding by a Governmental Body or of any other fact or condition, which would materially limit access to, or which would result in a termination, cancellation or forfeiture of, the mining claims comprising the Properties; or

2.1.10.3

to any activities conducted on or in the Properties by or on its behalf;

2.1.11

Temex is duly licensed, registered or otherwise qualified in the Province of Ontario to the extent required to enable it to own the Properties and all such licenses, registrations and other qualifications are valid and subsisting and in good standing as at the date hereof;

2.1.12

the Properties are completely and accurately described in Schedule "A" hereto annexed;

2.1.13

true and complete copies of each of the Underlying Agreements are annexed hereto and neither of the Underlying Agreements will it be further amended without the consent of Uranium Star;

2.1.14

there are no commissions and no broker's, finder's or other similar fees payable by Temex in connection with the transactions contemplated by this Agreement; and

2.1.15

Temex is not aware of any material facts or circumstances that have not been disclosed in this Agreement, which should be disclosed to Uranium Star.

2.2

Uranium Star's Representations and Warranties - Uranium Star represents and warrants to Temex that:

2.2.1

it is duly incorporated and validly existing under the laws of the State of Nevada, U.S.A.;

2.2.2

there are no material authorizations, consents, approvals or waivers required to be obtained or made (which have not been obtained or made) by Uranium Star in connection with this Agreement;

2.2.3

Uranium Star is duly licensed, registered or otherwise qualified in the Province of Ontario to the extent required to enable it to own the Properties and all such licenses, registrations and other qualifications are valid and subsisting and in good standing as at the date hereof; and

2.2.4

Uranium Star is not aware of any material facts or circumstances that have not been disclosed in this Agreement, which should be disclosed to Temex.

2.3

Mutual Representations and Warranties as to Capacity. Each Party represents and warrants to the other as follows:

2.3.1     it is a corporation duly created, qualified to transact business, and in good standing under the laws of its jurisdiction with respect to all acts to maintain its corporate existence;

2.3.2

it has the corporate power and capacity to enter into and to perform its obligations under this Agreement, the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of each of them and this Agreement has been duly executed and delivered by each of them and is a legally valid and binding obligation of each of them enforceable in accordance with its terms;

2.3.3

neither the execution and delivery of this Agreement nor the performance of its terms results in a breach of or creates a state of facts which, after notice or lapse of time or both, will result in a breach of, or conflict with, any of the terms, conditions or provisions of its charter documents or by-laws or any applicable law or any indenture, agreement or other instrument to which it is a party or by which it is bound; and

2.3.4

it is not a non-resident for the purposes of and pursuant to section 116 of the Income Tax Act (Canada).

2.4

Representations and Warranties are Conditions - Each of Parties agrees that the other is entering into this Agreement relying upon the representations and warranties made to it herein, and the correctness of each such representation and warranty is a condition upon which the Party to whom such representation is made is entering into this Agreement, each of which conditions may be waived in whole or in part solely by such party. It is also agreed that all such representations and warranties shall survive the execution and delivery of this Agreement. Notwithstanding the closing, nor any investigation made by or on behalf of a Party, nor any knowledge of a Party, all such representations and warranties shall continue in full force and effect for a period of one year and shall then expire. Any claim by a Party hereunder for a breach of a representation or warranty shall be preserved, provided that, notice of such claim is given, in accordance with Article 11.

2.5

Indemnities for Misrepresentation - Each of the Parties agrees to indemnify and save harmless the other and its officers, directors, employees, agents and shareholders (collectively the "Indemnified Parties") in such capacities (for whom each Party holds such indemnity in trust and as agent therefor) from and against any misrepresentation existing as at the Effective Date which, but for any delay in discovery thereof, or the effluxion of time, would violate or constitute a breach of any representation, warranty made or given by or on behalf of such party in this Article 2 or in any certificate, document or instrument delivered to the other Party in connection herewith. For greater certainty, the indemnities herein referred to shall not merge upon the execution and delivery of transfers of the Properties to the Joint Venture pursuant to the provisions of Section 4.6.

ARTICLE 3 - OPTION & EARN-IN

3.1

Grant of Option & Right to Earn-in - Subject to the Underlying Agreements, Temex hereby grants to Uranium Star an exclusive and irrevocable option (the "Option") to earn an undivided 50% interest in and to the Properties, together with all mining rights appertaining thereto except as provided in Section 3.8. The Option shall be exercisable at anytime on or before June 30, 2008 (the "Earn-in Date"). To exercise the Option and earn an undivided 50% beneficial interest in and to Temex's interest in the Properties (the "Earn-in") Uranium Star shall:

3.1.1

pay to Temex on the Effective Date the sum of $50,000; and

3.1.2

incur as a firm commitment not less than $950,000 in Exploration & Development Expenditures on or in respect of the Properties (the "Work Commitment") on or before the Earn-in Date; and provided that Uranium Star has fulfilled the requirements of Subsections 3.1.1 and 3.1.2, then (subject to the provisions of Section 3.2) on or before the Earn-in Date Uranium Star may exercise the Option and confirm the Earn-in by notice to Temex certifying fulfillment of the Work Commitment. Subject to the provisions of the Underlying Agreements, if the Option is exercised Uranium Star shall be deemed to have earned an undivided 50% interest in and to Temex's interest in the Properties, as a tenant in common with Temex, free and clear of all Liens other than the Underlying Royalties.

3.2

Initial Program - Temex shall complete the initial program of Exploration field work (the "Initial Program") incurring not less than $950,000 in Exploration & Development Expenditures on or in respect of the Properties on or before the Earn-in Date in fulfillment of the Uranium Star's Work Commitment pursuant to the provisions of Subsection 3.1.2. The Initial Program shall be funded solely by Uranium Star and shall be advanced to Temex in accordance with progress payments called for by Temex to fund Exploration so as not to delay the completion of the Initial Program by the Earn-in Date. Temex shall manage all Exploration during the Initial Program under the supervision of a technical committee, to be formed within 10 days of execution and delivery of this Agreement and to remain constituted for the duration of the Initial Program, comprised of two representatives from each of Temex and Uranium Star. Temex shall prepare a work plan and budget for review and comment by the technical committee, but approval thereof shall be given by Uranium Star during the period it is solely funding the Initial Program. Uranium Star shall be entitled to be reimbursed for the cost of any technical support provided by Uranium Star at the request of Temex during the execution of the Initial Program, and such costs shall be invoiced to and paid by Temex out of moneys advanced by Uranium Star to Temex to fund the Initial Program.

3.3

Extension of Earn-in Date if Initial Program Not Completed by June 30, 2008 - Provided Uranium Star has advanced Temex not less than $950,000 to execute the Initial Program, if Temex has failed to expend not less than $950,000 in Exploration & Development Expenditures on or in respect of the Properties on or before June 30, 2008 in fulfillment of Uranium Star's Work Commitment, then the Earn-in Date shall automatically be extended to such date as the Initial Program has been completed and the minimum expenditure of $950,000 in Exploration & Development Expenditures has been incurred on or in respect of the Properties. Subject to the foregoing, Uranium Star's entitlement to exercise the Option shall be extended commensurate with the length of time it takes to complete the Initial Program and incur the minimum expenditure of $950,000 in Exploration & Development Expenditures on or in respect of the Properties to permit Uranium Star to Earn-in.

3.4

Temex's Responsibilities during the Initial Program - During the Initial Program Temex shall:

3.4.1

carry out all Exploration in accordance with the Mining Act and all other applicable legislation;

3.4.2

comply with all environmental laws and regulations, including without limitation, Environmental Standards, and if required in accordance with the provisions of the Mining Act, prepare and file a closure plan to rehabilitate and remediate all advanced exploration activities;

3.4.3

permit Uranium Star representatives to have reasonable access to the Properties at their sole risk and expense to review work being carried out thereon, and the results obtained therefrom provided, however, that such access shall not unduly interfere with or disrupt Temex's activities and Temex shall be indemnified and saved harmless by Uranium Star for any mishap that may occur or be incurred by the representatives of Uranium Star during the course of such visits;

3.4.4

ensure that all safety measures required by the Mining Act and all other applicable laws and regulations with respect to workplace safety are complied with in respect of the Properties; and

3.4.5

furnish Uranium Star with copies of the relevant governmental reports prepared and filed by Temex with respect of the Properties;

provided that the provisions of this Section 3.4 shall survive the termination of this Agreement.

3.5

Failure of Uranium Star to Earn-in - In the event Uranium Star fails to fund the Initial Program as required by Section 3.2 it shall be deemed to be in default, and if Uranium Star continues in default for 5 business days following the receipt of notice of default (or such longer period as may reasonably be necessary to remedy such default, provided that Uranium Star proceeds diligently to do so throughout such period) Uranium Star shall be deemed to have forfeited its right to exercise the Option and Earn-in.

3.6

Formation of the Joint Venture- Subject to compliance with the requirements of Sections 3.1 and3.2, the Parties shall be deemed to have formed the Joint Venture as at the actual Earn-in Date and to possess the following initial Participating Interests as of the Earn-in Date:

Temex

50%

Uranium Star

50%

3.7

Each Party' Initial Contribution to the Joint Venture - Subject to compliance with the requirements of Sections 3.1 and 3.2, and subject to the provisions of the Underlying Agreements, each of the Parties shall contribute to the Joint Venture all of its right, title and interest in and to the Properties free and clear of all Liens, other than the Underlying Royalties.

3.8

Value of Initial Contributions - The value of each Party's initial contribution to the Joint Venture shall be deemed to be $1,000,000 (its "Initial Contribution") for the purposes of recalculating from time to time the Participating Interests of each Party in accordance with the provisions of Section 7.8.

3.9

Cost Sharing - Following the formation of the Joint Venture the Parties shall jointly fund all

furtherExploration & Development Expenditures in accordance with their respective Cost Share as at the date they each elect to participate in the Approved Program, provided that their respective Participating Interests shall first be adjusted in accordance with the provisions of Section 7.8 in the event a Party shall fail or refuse to advance its Cost Share of any Approved Program in accordance with the provisions of Article 7. Each Party shall be liable for its Cost Share of all costs, debts, liabilities or obligations arising from joint operations hereunder from the time incurred by the Operator in proportion to its Participating Interest in the Properties.

3.10

Commencement of Joint Funding - Upon fulfillment of the Work Commitment, the Operator shall propose a Program and Budget for the period following the Earn-in, which unless the Parties otherwise agree shall not exceed $ 1,000,000 on an annualized basis. The Parties recognize that there will be a delay between the time when Exploration & Development Expenditures are actually incurred or paid by the Operator and when its monthly accounting reports become available for the related Program and Budget. Accordingly, all Exploration & Development Expenditures incurred by the Operator subsequent to the Earn-in (when the Parties shall commence joint funding) shall be charged to the Parties according to their respective Participating Interests.

3.11

Temex Reserves the Right to Explore the Properties for Diamonds & Other Gems – Notwithstanding any other provision of this Agreement and irrespective of the exercise of the Option, Temex reserves to itself exclusively the sole and irrevocable right to independently explore the Properties for diamonds and other gems (collectively the "Diamond Rights") for its own account and benefit. The Parties agree and acknowledge that they will both be free to concurrently conduct Exploration, Development and Mining operations from time to time on or in respect of the Properties in accordance with their respective mining rights in the Properties. However, the mining rights to all minerals (other than the Diamond Rights) and the right to conduct Exploration, Development and Mining operations from time to time on or in respect of the Properties for such minerals shall take precedence to and be superior to the rights of Temex to explore for and exploit its Diamond Rights on the Properties. Temex shall consult with Uranium Star with respect to any work proposed to be undertaken by Temex with respect to its Diamond Rights and shall receive Uranium Star's permission prior to commencing such work, such permission not to be unreasonably withheld; provided that it shall not be unreasonable for Uranium Star to withhold such permission if there will be a conflict with work undertaken on the Properties pursuant to this Agreement for other minerals (other than diamonds and other gems) and the work proposed to be undertaken by Temex with respect to its Diamond Rights. All costs incurred by Temex in connection with exploitation of its Diamond Rights shall be solely for the account of Temex; provided that if the Parties concurrently conduct Exploration operations on or in respect of the Properties any costs incurred pursuant to this Agreement for Exploration of minerals (other than diamonds and other gems), if it also benefits Temex with respect to exploitation of its Diamond Rights, shall require the Parties to make a fair and equitable allocation of any such costs.

ARTICLE 4 - RELATIONSHIP OF THE PARTIES

4.1

Scope of Joint Venture Operations - Except as provided in Section 3.8, the Joint Venture shall serve in relation to the Properties as the exclusive means by which the Parties, or either of them:

4.1.1

conduct Exploration for all minerals other than diamonds and other gems;

4.1.2

acquire additional real property interests within the Area of Interest;

4.1.3

evaluate and undertake Development;

4.1.4

engage in Mining; and

4.1.5

sell or otherwise dispose of Products produced from the Properties;

as contemplated herein.

4.2

Joint Venture Programs -   All Programs undertaken by the Joint Venture shall be conducted in accordance with the provisions of this Agreement including, without limitation, all matters necessary or incidental to such activities in accordance with the provisions of the Mining Act.

4.3

Ownership Interests in the Joint Venture - The Parties shall maintain ownership interests in the Joint Venture equal to their respective Participating Interests from time to time.

4.4

Recorded Title to the Properties - Subject to the provisions of the Underlying Agreements, until the Earn-in Date Temex shall maintain beneficial and recorded title (when obtained) to the Properties in trust for and on behalf of the Parties; provided that Temex agrees to record at the request of Uranium Star any necessary statements or documents acknowledging that beneficial ownership of the Properties is held by Temex on behalf of the Parties, subject to the rights of Uranium Star to earn an undivided 50% interest in the Properties in accordance with the provisions of this Agreement. Within 30 days following the Earn-in Date Temex shall cause transfers of the Properties to be executed, delivered and recorded in the name of the Operator.

4.5

Taking Mineral Licences to Lease - If at any time after the Earn-in Date the Properties or any mineral licence comprising part of the Properties is taken to lease pursuant to the provisions of the Mineral Act, nothing herein contained shall prevent a Party from registering notice of this Agreement and its Participating Interest against the title to the Properties or such mineral lease in the appropriate land registry office.

4.6

Title to Joint Venture Assets After the Earn-in Date - After the Earn-in Date title to all Assets shall be held in the name of the Joint Venture, or such other entity as the Management Committee shall designate, in trust for and on behalf of the Parties in accordance with the terms and conditions of this Agreement.  Regardless of the name in which the Assets are held, all Assets shall be for the sole and exclusive use and benefit of the Joint Venture, subject to the provisions of this Agreement. At any time following the Earn-in Date, the Parties may elect to have all Assets not yet registered in the name of the Joint Venture conveyed and assigned to and appropriately recorded or registered in the name of the Joint Venture, or the Management Committee may elect at any time to have all Assets conveyed and assigned to a corporation, trust or other entity to hold bare legal title to such Assets. Notwithstanding conveyance of bare legal title to such Assets to a corporation, trust or other entity, the Parties shall be deemed to own or possess fractional undivided interests in such Assets corresponding to their respective Participating Interests, subject to adjustment from time to time pursuant to the provisions of Section 7.8. For greater certainty, notwithstanding the registered or recorded title in which Assets may from time to time be held, all Assets shall be owned by the Parties in proportion to their respective Participating Interests from time to time.

4.7

Interests of the Parties in the Proceeds of Joint Venture Assets - Mineral production, revenues, expenses, assets or liabilities resulting from or attributable to Commercial Production and the proceeds from the sale or other disposition of the Assets shall be borne by, and allocated between, the Parties in proportion to their respective Participating Interests therein, in accordance with the applicable provisions of this Agreement and the Accounting Procedure.

4.8

Acquisition of Mining Properties within the Area of Interest - Each Party covenants and agrees with the other that all mineral claims and other real property interests in surface or mineral rights acquired by it, or any of its affiliates, within the Area of Interest, whether such mineral claims or other real property interests in surface or mineral rights are acquired by staking or from third parties (in this Section 4.8 called the "Subject Properties") shall be deemed to be acquired pursuant to the provisions of this Agreement and shall form part of the Properties subject to this Agreement. For greater certainty, if any part of the Subject Properties is within the Area of Interest, the whole of the Subject Properties shall be deemed to be held by the acquiring Party in trust for the Parties until such time as the acquiring Party shall have notified the other Party of its acquisition and the cost thereof and complied with the requirements of this Section 4.8. The notification required hereunder shall be made as soon as possible after the acquisition or staking of the Subject Properties and shall provide a description of the mineral claims or other property rights comprising the Subject Properties, its known mineralization, a statement of any acquisition costs incurred in connection with the acquisition or staking of the Subject Properties and all other pertinent information. For the purposes of this Section 4.8, acquisition costs shall mean the consideration paid by the acquiring or staking Party for the Subject Properties, including all out-of-pocket costs and expenses incurred in connection therewith, and if such acquisition costs are disputed, such dispute shall be resolved by arbitration pursuant to Article 13. The other Party shall be entitled to participate in the Subject Properties and to have the Subject Properties comprise part of the Properties and become subject to the terms of this Agreement by giving notice to the acquiring Party within 30 days of receipt of notice from the acquiring Party of the acquisition of the Subject Properties. Upon making such election, each Party wishing to have the Subject Properties become subject to the terms of this Agreement shall pay its proportionate share of the acquisition costs thereof; provided that in the event the Subject Properties are acquired prior to the Earn-in Date (prior to the commencement of joint funding) the acquisition costs shall be borne by each of the Parties equally. Failure by a Party to give notice of such election within 30 days of receipt of notice of acquisition from the acquiring Party shall be deemed to be a decision by it not to have the Subject Properties included within the Properties, and such Party shall thereafter have no right or interest in or to the Subject Properties. For greater certainty, no part of the Work Commitment shall be used by Uranium Star to pay to its proportionate share of the acquisition costs of Subject Properties acquired pursuant to the provisions of this section 4.8.

4.9

Repudiation of Partnership - The rights and obligations of the Parties pursuant to the provisions of this Agreement shall be several and shall not be or be construed to be either joint or joint and several. Nothing contained in this Agreement, except to the extent specifically authorized hereunder, shall be deemed to constitute a Party a partner, an agent or legal representative of another Party to this Agreement. It is intended that this Agreement shall not create the relationship of a partnership among the Parties and that no act done by any Party pursuant to the provisions hereof shall operate to create such a relationship.

4.10

Freedom of Contract - Each Party shall devote such time as may be required to fulfill any obligation assumed by it hereunder, and except as the Parties have otherwise agreed in Section 3.11:

4.10.1

each Party shall be at liberty to engage in any other business or activity not governed by the Joint Venture, including the ownership and operation of any other mineral lands, and the Parties agree that each Party is at liberty, alone or in concert with any other person, to explore, acquire, lease, option or otherwise deal for its own account in any mineral lands not comprising part of the Properties, or not deemed to be acquired pursuant to the provisions of Section 4.8, without any obligation to another Party hereunder;

4.10.2

subject to the provisions of Section 4.8, no Party shall be under any fiduciary or other obligation to another Party which shall prevent or impede such Party from participating in, or enjoying the benefits of, competing endeavors of a nature similar to the business or activity undertaken by the Joint Venture constituted hereunder regardless of whether or not such Party has access to, or knowledge of, information derived from endeavors undertaken by the Joint Venture and utilizes such knowledge or information for its own or its affiliate's use and benefit, including, but not limited to, acquisition of any mineral claim or other Properties or rights  not comprising part of the Properties, or not deemed to be acquired pursuant to the provisions of Section 4.9; and

4.10.3

the legal doctrines of "corporate opportunity" or "business opportunity" sometimes applied to persons occupying a relationship similar to that of the Parties shall not apply with respect to participation by the Parties in any business activity or endeavour affecting mineral lands not comprising part of the Properties, or not deemed to be acquired pursuant to the provisions of

Section 4.9 for the account of the Joint Venture, or in any other business or activity not governed by the Joint Venture, and without implied limitation, a Party shall not be accountable to another Party for participation in any such business activity or endeavour affecting mineral lands not comprising part of the Properties, or not deemed to be acquired pursuant to the provisions of Section 4.8 for the account of the Joint Venture, or not governed by the Joint Venture, which is in direct competition with the business or activity undertaken by the Joint Venture.

4.11

Tax Deductions & Mineral Incentives - Each Party shall be entitled for income and mining tax purposes and for purposes of any applicable provincial mining royalties, duties or other similar levies to take advantage of any deductions or incentives, or any elections which may be available, under the provisions of applicable federal and provincial tax laws, regulations and incentive programs in relation to the costs incurred by it in respect of Exploration or Development. Where any deductions, incentives, or elections are permitted to the Parties individually but a joint election is required, each Party agrees that it will join with the other to execute and deliver any documentation required in connection therewith and to otherwise furnish such information and take such action as may be reasonably requested by the other Party in connection therewith; provided, however, that nothing herein contained shall require a Party to take any action which in the opinion of counsel for that party is likely to be detrimental to that Party's tax position.

4.12

Remedying Non-monetary Defaults - Except as expressly provided in Section 7.11 with respect to multiple defaulted Cash Calls, in the event any Party shall default in the performance of any material obligation (excluding obligations which can be satisfied by the payment of money) such Party shall be entitled to remedy such default within 30 days following notice given by any other Party demanding that such default be remedied; provided, however, that if such default is of such nature that it cannot be reasonably cured within such period, such defaulting Party shall be entitled to commence to remedy such default within the said 30 day period and to proceed thereafter with due diligence until such default is cured. If a Party is unable to cure such default because of the nature of such default or because it is impractical or uneconomic to do so, then such Party shall have the right to elect to pay liquidated damages to the non-defaulting Party in lieu of curing the default, such liquidated damages to be determined by arbitration in accordance with the provisions of Article 13 if the Parties hereto cannot agree on the amount thereof.

4.13

Modifying or Enhancing Tenure - If required by any law under which title to the Properties is held, or with the approval of the Management Committee, the Operator may from time to time apply to the appropriate authorities to acquire further rights, modify existing rights or remedy any title defect or dispute (including but not limited to problems concerning issuances of certificates of record, questions as to the correctness of original staking, avoidance of fractions or overlaps and inclusion of ground inadvertently omitted from within claim boundaries) with respect to the Properties or any part thereof, including without limitation, renewals, extensions, permits, leases, patents, fees, ownership and licenses and any and all such rights shall be included in the references herein to the Properties. In taking such action, the Operator may reduce the area of the Properties and may exclude any portion of the area formerly included within the Properties. If any area previously included within the Properties will no longer be subject to the provisions of this Agreement, the Operator shall, to the extent feasible in the circumstances and to the extent permitted by law, deal with such land in the same manner as it is required to deal with any Properties which it chooses to surrender or let lapse under the provisions of Section 4.14. If any of the above action is unsuccessfully taken by the Operator, it shall not be liable to the Non-Operator for any loss arising therefrom, provided the Operator proceeded in good faith in taking such action. Each Party shall cooperate in the taking of any action required of it under this section, including the execution of any and all documentation.

4.14

Surrender or Lapse of Claims Comprising the Properties - No mineral claim comprising part of the Properties shall be surrendered or be permitted to lapse without the approval of the Management Committee. If the Operator intends to surrender or let lapse a mineral claim comprising part of the Properties it shall give 30 days notice of its intention and the Non-Operator shall have 20 days after receipt of such notice within which to elect to acquire such mineral claim, failing which the Operator shall proceed to surrender or let such mineral claim lapse, and such surrendered or lapsed mineral claim shall no longer be considered part of the Properties. The Operator covenants and agrees that any mineral claim which a Non-Operator elects to acquire pursuant to the provisions of this Section 4.14 shall have not less than 60 days assessment credits filed before such mineral claim is transferred to the Non-Operator. The Party acquiring a surrendered or lapsed mineral claim shall pay all costs relating to the transfer to it of such mineral claim and shall be entitled to copies of all data, maps, materials and other information directly relating to work carried out on or in respect of such mineral claim.

4.15

Taking In Kind - Each Party shall take delivery in kind and shall separately dispose of its proportionate share of all Products unless otherwise agreed by the Parties. The terms of delivery to the Parties shall be F.O.B. transport carrier at the concentrator, smelter or refinery as the case may be, and as Product is produced. Any costs incurred by reason of the Parties taking in kind and making separate dispositions shall be paid by each Participating Party directly and not through the Operator.  For greater certainty, notwithstanding any other provision of this Agreement, only a Party who maintains a Participating  Interest shall be entitled to receive any Products derived from operations and any Net Revenues derived therefrom shall first be deducted from the costs incurred by the Parties. The Operator shall weigh (or calculate by volume), sample and assay, all in accordance with sound mining and metallurgical practices, all Products prior to delivery of to or on behalf of the Parties. The Operator shall keep records of weights (or calculations, as the case maybe) and sample and assay results. Each Party shall be entitled to use, dispose of or otherwise deal with its proportionate share of Products as it sees fit.   From the time of delivery, each Party shall have ownership of, and title to, its proportionate share of Products separate from, and not as tenant in common with, the other Party. In the event a Party shall elect to stockpile its proportionate share of Products, such Party shall construct, operate and maintain (all at its own cost and risk) any and all facilities which may be necessary to receive, store and dispose of such Products at the rate the same are produced, failing which the Operator shall (at the sole cost and risk of that Party) store in any location where it will not interfere with operations, the Products owned by that Party. All of the costs involved in arranging and providing storage shall be billed directly to, and be the sole responsibility of, the Party whose share of Products is so stored. Nothing in this Section 4.15 shall be deemed to abridge or restrict the right of a Party to enter into hedging contracts affecting any part or all of its proportionate share of Products produced or to be produced; however, for greater certainty, any such hedging contracts shall be subject to the terms and conditions of this Agreement.

4.16

Assumption of Liability for Underlying Royalties - The Parties shall be liable for payment of the Underlying Royalties, and the Parties covenant and agree to be bound by all of the provisions of the Underlying Agreements with respect to payment of the Underlying Royalties to the extent of their Participating Interests from time to time.

4.17

Joint Venture Does Not Extend Beyond Mining and Concentrating Stage - Notwithstanding anything to the contrary, expressed or implied herein, the Parties acknowledge and agree that any processing facilities or infrastructure beyond that required to produce concentrates, suitable for smelting in the case of base metals or, in the case of precious metals, beyond that required to produce a doré suitable for further refining at a mint, are expressly excluded from the scope of the undertaking of the Joint Venture.

ARTICLE 5 - DUTIES & RESPONSIBILITIES OF OPERATOR

5.1

Appointment of Operator -The Parties hereby appoint Temex as the Operator of the Joint Venture with overall management responsibility for operations. Subject to the provisions of Section 7.6, Temex shall remain as Operator until it resigns pursuant to Section 5.2, or until its Participating Interest falls below 50% and is replaced in accordance with the provisions of Section 5.3. The Operator from time to time shall have the powers and rights herein conferred upon it and shall be subject to the duties and obligations herein imposed upon it.

5.2

Resignation of Operator - After the Earn-in Date the Operator may, by notice in writing to the Non-
Operator, resign at any time. An Operator that resigns shall not be released from its obligations hereunder for a period of 90 days after its resignation unless a successor Operator shall have been appointed and shall have arranged to take over as Operator prior to the expiration of such 90 day period. The successor Operator shall be chosen by votes of the Parties at a Management Committee meeting within such 90 day period and shall assume the duties and obligations of Operator forthwith upon the expiry of such 90 day period (or such earlier date as the new Operator takes over).

5.3

Replacement of Operator - A Party holding a majority of the Participating Interests may replace the Operator without cause at any time after the Earn-in Date by notice to the Operator signed by such majority of the Participating Interests.

5.4

Successor Operator - In the event of replacement of the Operator, the incumbent Operator shall cooperate fully with the successor Operator and shall do all things necessary to promptly transfer to such successor the Assets in its possession or held in its name as Operator. Upon the appointment of a successor Operator, the former incumbent shall be released and discharged from all its duties and obligations as Operator on the effective date of its replacement. The successor Operator shall assume all of the rights, duties, obligations and status of the former incumbent but shall not be required to retain or hire any of the employees of the former incumbent except as may be required pursuant to any applicable collective agreement or applicable law, and the successor Operator shall not be required to indemnify the former incumbent for any costs incurred as a result of the termination of the employment of any of the former incumbent's employees as a result of such replacement of the Operator.

5.5

Insolvency of Operator - Notwithstanding any other provisions contained herein, the Non-Operator shall have the right to immediately replace the incumbent Operator by notice if the Operator admits in writing its inability to pay its debts as they become due, or makes an assignment for the benefit of creditors, or a receiver or a receiver and manager is appointed for all or a substantial part of its Properties, or if the Operator files, or has filed against it, a petition in bankruptcy, or a petition for its winding up, which it does not contest within 15 days of receipt by it of notice of any such petition being filed, or if the Operator seeks any relief provided in the Bankruptcy Act or other legislation respecting bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent. The Operator's appointment as Operator shall terminate automatically upon its receipt of the aforesaid notice from a Non-Operator.

5.6

General Powers and Rights - The Operator shall, subject to the overall control and direction of the
Management Committee, have the following general powers and rights:

(i)         to direct and control all day to day operations of the Joint Venture and to exercise exclusive custody of all Assets;

(ii)        to conduct and direct all ancillary activities and operations permitted or required hereunder for the benefit of the Joint Venture;

(iii)       to manage and carry out Programs and Budgets as approved by the Management Committee;

(iv)       to be responsible for implementing Exploration, Development, preparing a Feasibility Study and obtaining all necessary approvals and permits for the construction of a Mine and Plant on behalf of the Parties in accordance with good mining and construction practice;

(v)

to negotiate any and all agreements and administer, direct and supervise construction including site investigations and engineering and design in the manner contemplated in any approved Feasibility Study;

(vi)

to nominate an affiliated party to act as Operator on its behalf hereunder and/or to transfer and/or delegate any and/or all duties as Operator to an affiliated company or other competent third party; provided however, the Operator shall remain subject to and liable for all obligations of any such affiliated company or third party transferee or delegatee hereunder;

(vii)      to expend moneys in doing work or otherwise or as required for the purpose of protecting or keeping in good standing title to Properties and Assets, for preventing waste, for dealing with emergencies, for protecting life, limb or Properties, for complying with any contractual obligation or any applicable law, regulation, order or requirement of a Governmental Body; and

(viii)    to receive funds in advance from the Parties for all outlays required to be made by the Operator on the basis that none of the duties or obligations of the Operator shall require or obligate the Operator to provide any funds or other form of financial support to the Joint Venture.

5.7        Specific Duties of the Operator of the Joint Venture - In the conduct of operations the Operator shall, subject to the general direction and control of the Management Committee:

(i)

conduct the business and undertaking of the Joint Venture, Approved Programs and all operations on the Properties in a prudent and business-like manner and in accordance with all applicable statutory requirements as well as good mining practices and Environmental Standards;

(ii)

keep at a convenient location or locations in Toronto true and correct books, accounts and records of operations hereunder and permit at all reasonable times and with reasonable notice the inspection and examination thereof by Parties, and such books, accounts and records shall be kept segregated from the other books, accounts and records of the Operator, and after the Earn-in Date the Operator shall maintain one or more distinct bank accounts with a Canadian chartered bank to which all receipts and payments with respect to the Joint Venture shall be credited and from which all costs shall be paid;

(iii)

consult freely with the Parties (through the Management Committee) concerning operations and keep the Parties advised of all material matters arising from operations;

(iv)

provide the Parties with quarterly written reports on Exploration while any Approved Program is in progress and, within 60 days of the completion of any Approved Program with a written report summarizing the results thereof, such report to include maps, sections, drill logs, assays and all other pertinent factual data and information, including the interpretation thereof, regarding the work conducted under such Approved Program;

(v)

provide each Party at all reasonable times, but at its sole risk and expense, access to the Properties to inspect or observe operations and access to all available information, including all data, drill core, maps, materials and other information relating to the results of all Exploration or Development; provided, however, that in exercising the right of access to the Properties the representatives of a Party shall abide by the rules and regulations laid down by the Management Committee and by the Operator relating to matters of safety and efficiency, and if any representative of a Party is not an employee, the Party shall so advise the Operator so that the Operator may require such representative, before giving him access to the Properties or to data or information relating thereto, to sign an undertaking in favour of the Joint Venture (in form and substance satisfactory to the Operator) to maintain confidentiality to the same extent as each Party is required to do under Article 12;

(vi)

comply with the provisions of the Underlying Agreements or other instruments under which any title or rights to the Properties are held or affected, so that such title or rights remain in good standing;

(vii)

subject to the provisions of Section 9.6, keep the Assets free and clear of all Liens created by or arising from operations, except such as the Operator is disputing or contesting in good faith, and whenever required, proceed with diligence to contest and discharge any Lien which is filed;

(viii)

review all invoices, pay all costs incurred in operations promptly as and when due and payable and make proper charges to each of the Parties for their proportionate Cost Share;

(ix)

make all payments of taxes, royalties, rentals, filing fees and other payments required to be paid in connection with the Assets;

(x)

prosecute, defend or settle all litigation arising out of operations provided, however, that any party hereto may join in the prosecution or defence of such litigation at its own expense;

(xi)

hire any consultant to consider such matters related to operations or the preparation of any scoping study, Feasibility Study or other studies as the Operator deems appropriate;

(xii)

obtain all requisite permits and authorizations (including environmental permits and authorizations) and prepare contract documents;

(xiii)

prepare construction and spending schedules for all phases of construction of the Mine and Plant and review and revise if necessary such schedules on a quarterly basis;

(xiv)

supervise all aspects of the Mine and Plant, including the co-ordination of the overall engineering, design and construction thereof;

(xv)

select, negotiate and contract with sub-contractors engaged in construction of and equipment erection for the Mine and Plant;

(xvi)

select, negotiate and contract with the sellers of machinery and equipment for the Mine and Plant;

(xvii)

approve samples, schedules, shop-drawings and other submissions of sub-contractors and suppliers of machinery and equipment for the Mine and Plant;

(xviii)

procure, provide and pay for all materials,  supplies, labour, tools, lighting, power, transportation and other services and facilities requisite to the construction and operation of the Mine and Plant;

(xix)

protect against defects and deficiencies in the work of anyone performing services for the Mine and Plant, including sub-contractors and machinery and equipment suppliers;

(xx)

determine the amounts owing from time to time to sub-contractors, machinery and equipment suppliers and others supplying materials and/or performing services in respect of the Mine and Plant and make payments thereto;

(xxi)

take such action in an emergency affecting the safety of life of any person engaged by the Joint Venture in connection with the Mine and Plant as the Operator may deem necessary or advisable to prevent threatened loss or injury, and take all reasonable precautions in connection with the construction of the Mine and Plant for the safety of workmen and the public;

(xxii)

from and after a Production Commitment, prepare and furnish to each Party a written monthly general status report covering the overall progress of operations hereunder, including costs incurred and variances, if any, to budget to date and a quarterly detailed status report which shall include, but shall not be limited to, the progress of the engineering design and construction of, and procurement of the machinery and equipment for, the Mine and Plant and any scheduling changes;

(xxiii)

prepare start-up and operating manuals for the Mine and Plant, where the Operator considers them to be necessary or advisable; and

(xxiv)

carry a reasonably adequate amount of general liability and Properties damage insurance for the benefit of the Joint Account or such insurance as is specified by the Management Committee and furnish to each Party, upon request, a certificate from the relevant insurer(s) confirming such insurance coverage and naming each Party as an additional insured; provided that, at the discretion of the Operator, such insurance may be included in the policies of insurance generally held by the Operator and each Party shall be charged its pro rata share of the premiums for such insurance.

5.8

Operations Contracts - Except as expressly provided herein, all operations shall be performed by the Operator using its own staff or staff otherwise retained for the purpose of the Joint Venture. Operations to be conducted by others shall, if practicable, be provided on a competitive contract basis. The Operator, if it so desires, may employ any affiliate and use its own machinery, tools and equipment in conducting such operations, and the charges or rates therefor shall be as provided in the Accounting Procedure.

5.9

Expenditures Without Approval - Subject to the provisions of Section 7.4 , expenditures related to Exploration not in excess of 10% of the Budget for each Approved Program may be incurred by the Operator in connection with cost overruns and shall be paid for by the Parties who funded such Approved Program pro rata to their Participating Interests. As provided in Section 7.4, expenditures beyond this 10% allowance related to Exploration shall be to the Operator's sole account unless directly caused by an emergency or unexpected expenditure made pursuant to Section 5.16 or authorized or ratified unanimously by the Management Committee. For greater certainty, cost overruns under an Approved Program for Development before completion of a Feasibility Study shall not be incurred by the Operator, and each Party shall be liable for its pro rata share of all expenditures under an Approved Program for Development in accordance with its Participating Interest. The Operator shall immediately notify both Parties of any excess expenditures incurred in operations as soon as their occurrence appears reasonably foreseeable or becomes known to the Operator.

5.10

Status of Operator's Employees - The status of the Operator shall be that of an independent contractor. The number of employees to be used in operations conducted by the Operator, as well as the hours of labour and compensation of such employees, shall be determined by the Operator. The Operator shall hire, supervise and discharge all such employees and all such employees shall be the employees of the Operator (or an affiliate of the Operator) or its agents, and not of the Non-Operator.

5.11

Operator Entitled to Indemnification - Except as expressly provided in this Section 5.11, each Party shall indemnify and save the Operator harmless from and against damages arising out of any acts or omissions of the Operator. The obligation of each Party to indemnify and save the Operator harmless shall be in proportion to its Participating Interest as at the date that the damages were incurred. Under no circumstances, however, shall the Operator be indemnified or held harmless by the Parties for damages resulting from the gross negligence or wilful misconduct of the Operator; provided however, that any act or omission of the Operator committed or omitted to be done at the direction, or with the concurrence, of the Management Committee to protect life or Properties shall not be deemed to be negligence or wilful misconduct on the part of the Operator. The Operator also shall not be liable to a Party nor shall a Party be liable to the Operator in contract, tort or otherwise for special, indirect or consequential damages, including, without limiting the generality of the foregoing, loss of profits or revenues, even if advised of the possibility of those damages.

5.12

Operator's Lien - As security for the payment of all sums due to the Operator from a Party, the Operator is hereby given a Lien on Products and on the Participating Interest of each Party.

5.13

Cost Reports - The Operator shall deliver to each Party by the end of the first month following each calendar quarter, during which Exploration & Development Expenditures were incurred under any Approved Program for Exploration or Development, a statement of all costs incurred by the Operator in the prior calendar quarter summarized by appropriate classifications indicative of the nature of the charges and credits, including a reconciliation of costs actually incurred relative to the Cash Calls made by the Parties to cover such costs. After a Production Decision has been made the Operator shall deliver to each Party, by the 15th day of each month, a statement of all costs incurred by the Operator under any Approved Program for Development in the prior calendar month summarized by appropriate classifications indicative of the nature of the charges and credits, including a reconciliation of costs actually incurred by the Parties relative to the Cash Calls made to cover such costs.

5.14

Financial Statements - Unless waived by the Parties, the Operator shall have audited financial statements for the Joint Venture prepared on an annual basis after the Earn-in Date. The audited financial statements shall be presented within 120 days following the end of each calendar year to the Parties and be approved by the Management Committee. The auditor of the Joint Venture shall be determined from time to time by the Management Committee and may be the same public auditor as used by the Operator.

5.15

Operator's Standard of Care - The Operator shall discharge its duties and conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining, environmental and other applicable mining industry standards and practices and in material compliance with the terms and provisions of concessions, leases, licenses, permits, contracts and other agreements pertaining to the Assets. The Operator shall not be in default of its duties under this Agreement, if its inability to perform results from the failure of the Non-Operator to perform acts or to contribute its Cost Share to any Approved Program.

5.16

Emergency Expenditures - In case of emergency, the Operator may take any action it deems necessary to protect life, limb or Properties, to protect the Assets or to comply with law, regulation, order or requirement of any Governmental Body. The Operator may also make reasonable expenditures on behalf of the Parties for unexpected events that are beyond its reasonable control. In the case of an emergency or unexpected expenditure, the Operator shall promptly notify the Parties of such expenditure, and the Operator shall be reimbursed therefore by the Parties in proportion to their respective Participating Interests at the time the emergency or unexpected expenditure is incurred.

5.17

Division of Properties into Project Areas - The Operator in its sole discretion may, or at the direction of the Management Committee, shall propose the creation of one or more Project Areas within the Properties as, if, and when, deemed appropriate for Mining purposes. The Operator shall define the geographic limits of the proposed Project Area and submit its proposal for a Project Area to each of the Parties together with a detailed statement showing those Assets and costs of the Joint Venture up to that time which the Operator recommends be applied to such Project Area (the "Project Area Costs"). Forthwith upon receipt of such proposal, the Management Committee shall decide to accept or reject such proposal and thereby determine the geographic limits of such Project Area and its related Assets and Project Area Costs. Each Project Area, and the Assets referable thereto, shall be considered and administered as a separate joint venture from the main Joint Venture contemplated herein. Each Project Area shall be subject to the terms and conditions of this Agreement, mutatis mutandis, without the necessity of formally executing a separate agreement with respect thereto. In particular, the Participating Interests of the Parties in a Project Area shall be independent of, and may differ from, the Participating Interests of the Parties in the remainder of the Properties or in other Project Areas subsequently designated, and the transfer restrictions in Article 9 shall apply separately and independently to each Project Area and to the remainder of the Properties from time to time.

ARTICLE 6 - MANAGEMENT COMMITTEE

6.1 Management Committee Appointees - The business and undertaking of the Joint Venture shall be under the general direction and control of a Management Committee, including the exercise of any of the rights under the Underlying Agreements. Except as otherwise expressly delegated to the Operator in Article 5, the Management Committee shall have plenary power and authority to determine all management issues arising under this Agreement and shall determine overall policies, objectives, procedures, methods and actions to be taken or observed by the Operator. Within 10 days of the Effective Date each Party shall nominate 2 members to the Management Committee both of whom shall be entitled to attend any Management Committee meeting. Each Party may appoint one or more alternates to act and vote in the absence of a regular member of the Management Committee. Subject to the provisions of Section 6.4, the chairman of the Management Committee shall be appointed by the Party having a majority of the Participating Interest, who shall be responsible for coordinating and directing all activities of the Management Committee. The chairman of the Management Committee shall appoint a secretary at each meeting, who shall take minutes of meetings and circulate copies thereof to each Party on a timely basis. The minutes, when signed by a member representing each Party, shall be the official record of decisions made by the Management Committee and shall be binding on the Parties.

6.2

Management Committee Meetings - The Management Committee shall meet at least once in each Operating Year. Regular meetings of the Management Committee shall be called by the Operator upon not less than 10 business days notice, unless such notice is waived by each Party. The notice of meeting shall be accompanied by any Program and Budget for which approval is sought at the meeting. A meeting of the Management Committee may be adjourned for a period of 5 business days, or for such other length of time as may be agreed upon by each Party, at the request of any member seeking such adjournment for the purpose of obtaining instructions from the Party such member represents. All meetings of the Management Committee shall be held in such locations as the Parties shall agree. Meetings, and attendance thereat, may also be held by conference telephone. Each notice of meeting shall include an itemized agenda prepared by the Operator, but any other matters may be considered with the consent of each Party. The Management Committee at each regular meeting shall review the status of Operations in progress and any technical matters related thereto and give instructions to the Operator with respect thereto. Any Party may call a special meeting of the Management Committee upon 7 business days notice to the Operator and the other Party unless such notice is waived by each of the Parties.

6.3

Quorum Requirements at Management Committee Meetings - A quorum of the Management Committee shall be constituted at any regular or special meeting only if a member representing each Party is present. If at any meeting a quorum is not present in person or by conference telephone at the commencement of business, the meeting shall stand adjourned to the fifth subsequent business day to reconvene then (provided that not less than 2 business days notice of the reconvening of the meeting has been given to any absent member) at the same time and place, whereupon a quorum shall be constituted by the member(s) present at such reconvened meeting. If a quorum is constituted at the commencement of business at any meeting then, notwithstanding the withdrawal of any member from the meeting so that a quorum is no longer present, the remaining member or members, as the case may be, shall be capable of making decisions. If as a result the member representing one Party acting alone at any meeting or adjourned meeting constitutes a quorum, any decision of such member shall be made by instrument in writing, executed by such member and delivered to the Chairman.

6.4

Decisions of the Management Committee - At all meetings of the Management Committee, each member present shall have full power and authority to represent, bind and vote for the Party who appointed such member in all matters to be decided by the Management Committee. Each Party, acting through its appointed members, shall have votes on the Management Committee, in proportion to its Participating Interest. Except as provided in Section 7.4 (which requires unanimous ratification by the Management Committee of cost overruns exceeding an Approved Budget by more than 10%), all decisions or actions of the Management Committee shall be binding on all the Parties and shall be made by a majority of the votes cast at a meeting, or pursuant to the Operator having received the consent of each Party to such decision or action. However, a Party with a Participating Interest greater than 50% shall be entitled to cast a single ballot with respect to all matters coming before the Management Committee for decision from time to time. In the event of a tie vote while the Parties have equivalent Participating Interests, the Operator, notwithstanding any such prior deadlocked decision, shall have a deciding or casting vote of the Management Committee which shall resolve such deadlock. The Parties shall bear the expenses incurred by their respective members in attending meetings of the Management Committee. If personnel employed or engaged by the Operator in operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a cost of the Joint Venture. All other costs shall be paid by the Parties individually. The Management Committee may from time to time make additional rules and adopt procedures for its proper functioning, provided such rules and procedures are not inconsistent with the provisions of this Agreement.

6.5

Negotiation of an Operating Agreement - Within 30 days of making a Production Decision, the Parties covenant and agree that they shall meet to negotiate in good faith the terms and conditions of an operating agreement relating to the construction, commissioning and operation of a Mine and Plant with the intent that such operating agreement shall replace this Agreement, but unless and until such operating agreement is executed and delivered by the Parties, this Agreement shall remain in full force and effect.

6.6

Closure Fund - The Management Committee may establish and administer a closure fund (the "Closure Fund") to be used by the Operator to fund ongoing rehabilitation and reclamation and Environmental Liabilities arising from operations on the Properties (or any Project Area within the Properties) and to satisfy all legal obligations of the Parties in connection with any mine closure plan required under the provisions of the Mining Act and other applicable legislation including, without limitation, obligations for severance pay, pensions and other benefits for employees. Each Party shall fund its pro rata share of any such Closure Fund on an ongoing basis, including by way of letter of credit, bond or similar financial surety on terms reasonably acceptable to the Operator or any regulatory authority having jurisdiction. Accrued interest earned from time to time on any funds in the Closure Fund shall remain within and constitute part of the Closure Fund.

ARTICLE 7 - PROGRAMS AND BUDGETS

7.1

Presentation & Approval of Programs and Budgets - Operations shall be conducted only pursuant to an Approved Program. Proposed Programs and Budgets shall be prepared by the Operator and shall be for 6 month periods or any longer periods not to exceed one year. Each Approved Program regardless of length, shall be reviewed at least once per year at the annual meeting of the Management Committee. Within 60 days of completion of the last Approved Program, a proposed Program and Budget for the succeeding period shall be prepared by the Operator and submitted to the Parties. Within 20 days of receipt of the proposed Program and Budget, the Non-Operator may submit written comments to the Operator detailing revisions or modifications that it would like to have made to the proposed Program and Budget. If such written comments are received, the Operator, working with the Non-Operator, shall seek for a period of time not to exceed 15 days to develop a revised Program and Budget acceptable to both Parties. The Operator shall submit any revised proposed Program and Budget to the Parties at least 5 days prior to the next meeting of the Management Committee. At the meeting, the Management Committee shall consider and vote on the proposed Program and Budget. The Management Committee shall consider the Program and Budget submitted by the Operator, make such amendments thereto as it deems fit, and, if appropriate, approve a final Program and Budget which, if and when approved, shall constitute an Approved Program.

7.2

Implementation of Approved Programs - The Operator shall immediately implement each Approved Program; provided that the Management Committee shall be entitled, as it from time to time deems appropriate, to suspend or terminate prematurely an Approved Program prior to the completion thereof.

7.3

Elections to Participate - By notice to the Management Committee within 5 days after the final vote adopting an Approved Program, a Party may elect to contribute to such Program and Budget as follows:

7.3.1

its Cost Share based on its Participating Interest as of the beginning of the period covered thereby;
or

7.3.2

to some lesser extent than its Participating Interest; or

7.3.3

not at all, in which case (except as provided in Section 7.5) its Participating Interest shall be recalculated as provided in Section 7.8, and such recalculated Participating Interest shall be effective the first day of the period covered by the Approved Program;

provided that, a Party which fails to provide notice to the Management Committee under this Section 7.3 shall be deemed to have elected to contribute to such Approved Program in proportion to its Participating Interest at the beginning of such Program. In the event both Parties elect pursuant to the provisions of Subsection7.3.3 not to participate in such Approved Program, the Operator shall within 20 days prepare and present an alternative Program and Budget to the Parties pursuant to the provisions of Section 7.1, and the Operator shall call a Management Committee Meeting to consider and vote on such alternative Program and Budget.

7.4

Budget Overruns; Program Changes -  The Operator shall immediately notify the Management Committee of any material departure from an Approved Program. If the Operator exceeds the total of the Budget for an Approved Program by more than 10%, then the excess over 10%, unless directly caused by an emergency or unexpected expenditure made pursuant to Section 5.16 or authorized or ratified unanimously by the Management Committee, shall be for the sole account of the Operator, and such excess shall not be included in the calculations of the Participating Interests pursuant to the provisions of Section 7.8.  As provided in Section 5.9, Budget overruns of 10% or less in connection with an Approved Program for Exploration, but not for an Approved Program for Development before completion of a Feasibility Study, shall be borne by the Parties in proportion to their respective Participating Interests as of the time the overrun occurs.

7.5

Where a Party Elects Not to Participate - In the event of an election pursuant to the provisions of Subsection 7.3.3 by a Party (in this Section 7.5 called the "Non-Participating Party") not to participate in an Approved Program, the Party which elected to participate may fund the portion of the Budget for such Approved Program which is not funded by the Non-Participating Party; provided however, that the Non-Participating Party shall be entitled to revisit its election not to participate in such Approved Program and to elect to maintain its level of participation in the Joint Venture (as at the date such Approved Program was approved by the Management Committee) in any case where the aggregate expenditure actually incurred by the Operator in performing such Approved Program is less than 75% of the Budget for such Approved Program. The Operator shall give the Non-Participating Party notice of the actual expenditures incurred in carrying out such Approved Program and the Non-Participating Party shall have 30 days to pay its proportionate share of the actual costs incurred by the Operator in performing such Approved Program plus interest thereon accruing at an annual rate equal to the Prime Rate plus 3%. Such interest shall accrue to the benefit of and be payable to the Party which elected to participate, but shall not be deemed as amounts contributed by such Party if dilution occurs in accordance with Section 7.8. The Non-Participating Party shall deliver the appropriate amount (including interest) to the Party which elected to participate and funded such Approved Program within such 30 day period; provided that if the Non-Participating Party fails to pay its proportionate share of the actual costs incurred by the Operator in performing such Approved Program within such 30 day period, then the Operator shall recalculate the Participating Interests of the Parties pursuant to the provisions of Section 7.8. If the aggregate expenditure actually incurred by the Operator in performing an Approved Program is more than 75% of the Budget for such Approved Program, the Operator shall give the Non-Participating Party notice of the actual expenditures incurred in carrying out such Approved Program and the recalculated Participating Interests of the Parties pursuant to the provisions of Section 7.8. If the Party which elected to participate in the funding of the Approved Program does not elect to fund the portion of the Budget of such Approved Program which is not funded by the Non-Participating Party, the Operator shall within 20 days prepare and present an alternative Program and Budget to the Parties pursuant to the provisions of Section 7.1, and the Operator shall call a Management Committee Meeting to consider and vote on such alternative Program and Budget.

7.6

Failure of the Operator to Propose a Program and Budget - If within 90 days of the completion of any Approved Program the Operator shall fail to present a further Program (or, if such Program and Budget is submitted and either the Management Committee fails to approve such Program and Budget or the Operator fails to agree to participate therein), then the Non-Operator may propose a Program and Budget and submit it to the Management Committee for approval. Provided such Program and Budget shall be accepted by the Management Committee, then such Program and Budget shall become an Approved Program. Provided the incumbent Operator has elected to participate in such Approved Program, it shall be entitled to act as the Operator for such Approved Program. If the incumbent Operator has elected not to participate in such Approved Program, then the Party which proposed the Program shall be entitled to become the Operator and to execute such Approved Program. Subject to the provisions of sections 5.3 and 5.5, the new Operator, upon completion of such Approved Program, shall be entitled to remain the Operator and to propose further Programs.

7.7

Changes in Participating Interests – A Party's Participating Interest shall only be changed as follows:

7.7.1

upon an election pursuant to Section 7.3.2 to contribute to some lesser extent than its Participating Interest or upon an election or deemed election by a Party pursuant to Section 7.3.3 not to contribute to an Approved Program in accordance with its Participating Interest;

7.7.2

as provided in Sections 7.5 or 7.8;

7.7.3

as provided in Section 7.10, in the event of default by a Party in paying its Cost Share of an Approved Program; or

7.7.4

pursuant to a transfer by a Party of all or a portion of its Participating Interest in accordance with Article 9.

7.8

Voluntary Reduction in Participation Results In Dilution- The Participating Interest of a Party which elects to participate in an Approved Program to some lesser extent than its Participating Interest or not to participate in any Approved Program or elects to participate in an Approved Program but who fails to pay its Cost Share of such Approved Program in accordance with its Participating Interest shall be recalculated, at the time of such election or failure to fund, by dividing:

7.8.1

the sum of:

(A)

the value of that Party's Initial Contribution; and

(B)

the total of all that Party's other outlays pursuant to the Option Agreement (without duplication) and its contributions to previous Approved Programs;

by:

7.8.2

the sum of subparagraphs 7.8.1 (A) and (B) above for both Parties;

and multiplying the result by 100, which can be expressed as a formula as follows:

 (A) + (B) of diluting Party x 100 = Recalculated Participating Interest

(A) + (B) of both Parties

7.8.3

the Participating Interest of the non-diluting Party shall thereupon become the difference between
100% and the Recalculated Participating Interest of the diluting Party.

7.8.4

as soon as practicable after the necessary information is available at the end of each period covered by an Approved Program, recalculation of each Party's Participating Interest shall be made in accordance with the formula in this Section 7.8 to adjust, as necessary, the recalculations made at the beginning of such period to reflect actual contributions made by the Parties during the period.

7.8.5

except as otherwise provided in Sections 7.3 and 7.11, a diluting Party shall retain all of its rights and obligations under this Agreement, including the right to participate in future Programs and Budgets at its recalculated Participating Interest.

7.9.3

The increased Participating Interest accruing to a Party as a result of the reduction of the other Party's Participating Interest shall be free from all Liens arising by, through or under such other Party, other than those to which both Parties have given their written consent.

7.9

Cash Calls - On the basis of Approved Programs, the Operator shall submit to each Party, prior to the fifteenth day of each month, a Cash Call for its Cost Share of estimated cash requirements for the next month.  Within 15 days after receipt of each billing, each Party shall advance to the Operator its Cost Share of the estimated amount. Time is of the essence of payment of such Cash Calls. The Operator may maintain a cash balance not to exceed the rate of aggregate cash disbursements for up to 2 months. After a decision has been made to begin Development, all funds in excess of immediate cash requirements shall be invested in interest-bearing accounts and credited to the Accounts for the benefit of the Parties.

7.10

Failure to Meet Cash Calls - A Party that fails to pay its Cost Share in the amount and at the times specified in Section 7.9 shall be in default, and the amounts of the defaulted Cash Call shall bear interest from the date due at an annual rate equal the Prime Rate plus 3%. Such interest shall accrue to the benefit of and be payable to the non-defaulting Party, but shall not be deemed as amounts contributed by the non-defaulting Party if dilution occurs in accordance with Section 7.8. If any Party fails to remedy a defaulted Cash Call within 30 days of receipt of notice of default, such Party's Participating Interest shall be recalculated in accordance with the provisions of Section 7.8.

7.11

Dilution to less than 10% - In the event that the Participating Interest of a Party is diluted by reason of the operation of Section 7.8 to 10% or less, then such Party's Participating Interest shall be deemed to be extinguished, and the other Party shall be deemed to own a 100% interest in and to the Properties, subject to payment of a Net Smelter Returns Royalty in all ores produced from the Properties to be calculated and paid in accordance with the provisions of Schedule "E" hereto annexed to the Party whose Participating Interest has been deemed to have been extinguished. In the event the Participating Interest of any Party is deemed to be extinguished, the Joint venture shall be deemed to be terminated as of the date such part's Participating Interest is deemed to be extinguished.

7.12

Recovery of Amounts Owing - Notwithstanding the forfeiture of the defaulting Party's Participating Interest pursuant to Section 7.11, the non-defaulting Party shall have the right to independently exercise any other rights or remedies available at law or in equity to recover any amount owing to it or to the Operator by the Party in default, which rights and remedies may be exercised in the alternative, concurrently or cumulatively. No delay or omission by the non-defaulting Party in exercising its rights and remedies under this Section 7.12 shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other future exercise thereof or exercise of any other right or remedy. In addition, no Party shall have the right to participate in any Approved Program or be entitled to exercise its right to vote on any decision to be taken by the Management Committee if any undisputed sum is payable to the Operator and has been outstanding more than 60 days.

7.13

Variances in Cash Calls - Should the Cash Calls in any period be inadequate to cover all outlays made by the Operator each Party shall pay the Operator for its proportionate share of the shortfall according to its Participating Interest within 15 days of receiving an invoice therefor. Should the Parties share of the costs actually incurred be less than the aggregate Cash Calls as at the completion or other termination of an Approved Program, the Operator shall either refund to each Party its pro rata share of any such excess funds or apply such surplus cash to the respective Cost Share of each Party of the next succeeding Approved Program.

7.14      Accommodating Financing Requirements - Notwithstanding its approval of an Approved Program, each of the Parties shall be entitled to impose a moratorium on the activities of the Operator from time to time in order to arrange financing for its Cost Share of such Approved Program in accordance with the following parameters:

7.14.1

if a Party's Cost Share exceeds $1,000,000, the Party shall be entitled to a 90 day moratorium to secure such financing;

7.14.2

if a Party's Cost Share exceeds $2,000,000, the Party shall be entitled to a 120 day moratorium to secure such financing; and

7.14.3

if a Party's Cost Share exceeds $5,000,000, the Party shall be entitled to a 180 day moratorium to secure such financing;

provided that, the Party requesting the moratorium must declare its intention to invoke the applicable provision of this Section 7.14 at the Management Committee meeting at which the Approved Program is approved, and if the requisite financing is secured before the expiration of the moratorium period the moratorium shall be deemed to terminate on the second business day following the date the Party announces the closing of such financing. All time periods, and any dates subsequent to the moratorium period shall be extended pro tanto for a commensurate period of time to take into account the delay arising out of such moratorium.

7.15 Audits - Upon request of any Party made within 24 months following the end of any calendar year (or, if the Management Committee has adopted an accounting period other than the calendar year, within 24 months after the end of such period), the Operator shall order an audit of the accounting and financial records for such calendar year (or other accounting period). All exceptions to the audit and claims upon the Operator for discrepancies disclosed by such audit shall be made in writing not later than 90 days after receipt of the audit report by the Party that requested the audit. A Party's failure to make such exceptions or claims within the 90 day period shall:

7.15.1

mean that the accounting and financial records for such calendar year are deemed to be correct and they shall be binding upon the Parties, and

7.15.2

result in a waiver of any right to make claims for discrepancies disclosed by the audit.

Unless otherwise directed by the Management Committee the audit shall be conducted by a national firm of chartered accountants selected by the Operator and may be the firm which the Operator uses as external auditor. The cost of such audit shall be a Joint Venture expense. In addition each Party at its own expense shall have the right to conduct an independent audit at any time of all books, records and accounts relating to the Accounts. All exceptions to and claims upon the Operator for discrepancies disclosed by such independent audit shall be made in writing within 90 days after delivery of such audit, or they shall be deemed waived. Any challenged item that is not resolved within 180 days of the audit report relating thereto may be submitted to arbitration pursuant to the provisions of Article 13.

ARTICLE 8 -FEASIBILITY STUDIES

8.1

Commissioning a Feasibility Study - If and when the Management committee decides, based on a Mineral Resource report prepared on behalf of the Joint Venture, that the results of work conducted on the Properties are such that a Feasibility Study ought to be carried out thereon to determine the economic viability of making a Production Decision, the Management Committee shall instruct the Operator to commission such Feasibility Study. The Feasibility Study shall be performed by an independent firm of consulting mining engineers. Any such Feasibility Study undertaken by the Joint venture shall be targeted for completion within 24 months of being commissioned; provided that if the Management Committee reasonably concludes at any time that making a Production Decision would be premature because the Properties (or such Project Area within the Properties) is not economically viable by reason of a Vitiating Factor, such as, deterioration of pertinent metal prices or other market conditions, the requirements of a Governmental Body, an event of force majeure, a recommendation by the engineering firm preparing such Feasibility Study that further advanced Exploration be undertaken or any other materially adverse development affecting the economic viability of making a Production Decision, the Management Committee shall have the right to suspend the preparation of such Feasibility Study for whatever period is required to fully remedy, rectify or accommodate such Vitiating Factor, notwithstanding that it is not completed within such 24 month period. A copy of the Feasibility Study shall be delivered to each Party as soon as issued. If the engineering firm preparing such Feasibility Study recommends that further advanced Exploration be undertaken before a Production Decision is made, the Operator shall submit a Program and Budget for such further advanced Exploration with a view to such becoming an Approved Program in the manner as set forth in Section 7.1.

8.2

Approving a Feasibility Study - Within 60 days following the completion of any Feasibility Study which recommends that the Properties (or a Project Area within the Properties) be placed into Commercial Production, the Operator shall call a meeting of the Management Committee for the purpose of considering and, if deemed appropriate, approving the Feasibility Study and the manner in which the Feasibility Study is to be implemented. Upon any such approval being given by the Management Committee, such Feasibility Study and manner of implementation thereof shall constitute an Approved Program and the Parties shall be deemed to have made a Production Decision.

ARTICLE 9 - TRANSFERS

9.1

Right of First Offer - If a Party (in this Section 9.1 called a "Vendor") wishes or seeks to transfer directly or indirectly all but not less than all its Participating Interest at any time during the term of this Agreement, such Vendor shall provide to the other Party (in this Section 9.1 called a

"Purchaser") notice (an "Offering Notice") of such intention, of the consideration desired by the Vendor and of the other material terms of the proposed transfer. The Offering Notice shall for all purposes be deemed to be an offer by the Vendor to the Purchaser (irrevocable by the Vendor within the Acceptance Period) to transfer such Participating Interest for the consideration and on essentially the same terms specified in the Offering Notice.  The Purchaser shall be entitled to acquire all but not less than all of the Participating Interest to be transferred by electing to do so within 60 days (the "Acceptance Period") after receiving the Offering Notice.  No Offering Notice may be given by a Vendor more than once in any 6 month period or for less than all the Participating Interest of a Vendor. If, within the Acceptance Period, the Purchaser does not advise the Vendor that it is electing to purchase such Participating Interest on the terms specified in the Offering Notice, the Vendor may, at any time within 60 days after the expiry of the Acceptance Period, transfer the said Participating Interest to a third party for the consideration and upon terms no more favourable to the third party than those referred to in the Offering Notice. In the event the Vendor does not so transfer such Participating Interest within such 60 day period, the provisions of this Section 9.1 shall again apply to any subsequent transfer by the Vendor.

9.2

Non-Cash Consideration - If the third party offer received by the Vendor pursuant to Section 9.1 provides for any non-cash consideration to be paid to the Vendor, the Offering Notice shall specify the Vendor's good faith estimate of the cash equivalent of such non-cash consideration, which estimate, if not concurred in by the Purchaser, shall be submitted to arbitration for final determination pursuant to Article 13. Submission to arbitration, however, shall not affect the requirement that the Purchaser, should it wish to exercise its rights under Section 9.1 to make such election within the Acceptance Period. If the third party offer received by the Vendor provides for the Vendor to receive shares and/or other securities ("Shares") from or of the third party offeror, the Purchaser shall, pursuant to the exercise of its right of first refusal in Section 9.1 be entitled to deliver to the Vendor at the Purchaser's option, as equivalent consideration therefor, cash equal to the cash equivalent value of such Shares (less a 20% discount if such Shares are not listed and posted for trading on any stock exchange and not therefore freely tradeable) or such number of common shares of the Purchaser having a cash equivalent value to such Shares (or a combination of cash and Purchaser's shares.) Such cash equivalent value for the Shares shall be determined by multiplying the number of Shares involved by the weighted average trading price per Share on the market, stock exchange or stock exchanges upon which such Shares are listed and posted for trading during the 20 consecutive trading days commencing on the 3 0th trading day immediately preceding the date of delivery of the Offer Notice. The cash equivalent value of any shares of the Purchaser issuable to the Vendor shall be determined in the same manner as for Shares.

9.3

Circumstances when Right of First Offer is Inapplicable - There shall be no right of first offer pursuant to Section 9.1 in those cases in which any Party wishes:

(i)

 to transfer its entire Participating Interest by amalgamation, merger, corporate reorganization or sale of all or substantially all its assets; or

(ii)

to transfer all or part of its Participating Interest to an affiliated body corporate, provided the transferee shall assume the obligations of such Party and become a Party to this Agreement. In addition, in the case of a transfer pursuant to item (ii) above, the transferor and transferee shall covenant and agree that such affiliate shall remain an affiliate of the transferor for a period of 2 years from the completion of such transfer (unless such affiliate shall prior thereto retransfer to the transferor the transferred Participating Interest or Net Smelter Returns Royalty back to the original transferor).

9.4

Novation - Any and all transfers of Participating Interests made by a Party shall be subject to the terms of this Agreement and the Underlying Agreements and all applicable laws and regulations. No transfer shall be effective until the relevant transferee agrees to be bound by the terms and provisions of this

Agreement as though it had been a Party in the first instance. For greater certainty, no transfer shall relieve the transferor from any obligation or liability accrued or accruing to it (including environmental, reclamation and rehabilitation obligations and liabilities) in consequence of operations performed pursuant to or arising out of this Agreement prior to such transfer and, in the case of any transfer specified in Section 9.3, after any such transfer, in other words, the transferor shall only be released and discharged from said obligations and liabilities accruing after a transfer and then only in the case of a transfer not specified in Section 9.3.

9.5

Partition - To the extent permitted by applicable law, each of the Parties hereby waives the benefit of all provisions of law, as now in effect, or as enacted in the future, relating to actions for partition or sale of real and personal Properties. Each of the Parties further agrees that it will not resort to any action at law or in equity to partition or sell any real or personal Properties subject to this agreement (or bring any other action seeking relief similar to, or having essentially the same effect as, partition) for the maximum time period (including renewals) permitted by applicable law.

9.6 Mortgage of Participating Interest - A Party shall be entitled to mortgage, encumber and/or charge its Participating Interest and/or assign its rights and obligations under this Agreement for the purpose of providing security to any bona fide lender(s) for funds borrowed, or guarantees given, by such Party (and/or an affiliate of such Party). Subject to the terms hereof, the Parties agree to sign such documents as may be reasonably required in connection with such mortgaging, encumbering and charging and the granting of security on the mortgagor's interest in the Assets, however, all its reasonable out-of-pocket costs (including legal fees) incurred in connection therewith shall be paid for by the mortgaging party. If such lender realizes on its security and acquires ownership of the mortgaged Participating Interest, such lender will have the same rights and be subject to the same obligations as the Party giving such mortgage or charge had or was subject to hereunder (including under this Article 9). All loan documents entered into by a Party shall reflect the application of this Agreement to the lender and, further, security shall not be given by any Party unless the proposed pledgee, mortgagee or holder of the charge or encumbrance (in this Section 9.6 called the "Secured Party") first agrees, in form reasonably satisfactory to counsel for the Operator, that the security and the Secured Party's interest therein will be subject to the provisions of this Agreement.

ARTICLE 10 - TERM & TERMINATION

10.1

Termination in the event of Bankruptcy or Insolvency - This Agreement may be terminated by either party by notice to the other party (the "Insolvent Party") if the Insolvent Party shall dissolve, cease active business operations or liquidate and not continue business in another entity or form, or if the Insolvent Party shall have been determined to be insolvent by a court of competent jurisdiction, or if voluntary bankruptcy, insolvency, winding up or reorganization proceedings shall have been commenced by the Insolvent Party, or if such proceedings shall have been brought against the Insolvent Party, or if the Insolvent Party shall have made a general assignment for the benefit of its creditors, or if a receiver of all or any substantial part of the Insolvent Party's assets shall have been appointed, or if the Insolvent Party shall have suffered or incurred any similar action in consequence of debt.

10.2

Termination for Convenience - If the Properties never vests or if, after the Earn-in Date, no Program is carried out on the Properties during a continuous period of 48 consecutive calendar months, either Party may at any time give notice to the other Party to terminate this Agreement for its convenience.

10.3

Continuing Obligations of the Joint Venture - If this Agreement is terminated pursuant to the provisions of either Section 10.1 or 10.2, the Joint Venture shall:

10.3.1

ensure that all reclamation, environmental and safety measures required by the Mineral Act and all other applicable laws and regulations arising from the activities of the Joint Venture are complied with in respect of the Properties;

10.3.2

the Joint Venture shall surrender possession of and convey to each of the Parties their respective undivided interests in the Properties; provided that the Operator shall have the right of free entry into and upon the Properties for a period of 12 months after the date of such termination for the purpose of removing from the Properties all buildings, equipment, machinery and tools which may have erected or placed thereon and which have not become fixtures; and

10.3.3

the provisions of this Section 10.3 shall survive the termination of this Agreement.

10.4

Effective Date of Termination - Notwithstanding the provisions of Section 10.3, when terminated pursuant to the provisions of either Section 10.1 or 10.2, this Agreement shall remain in full force and effect until all rehabilitation and reclamation work required by any applicable laws has been completed, all Assets have been fully disposed of and a final accounting of the Accounts has been rendered to the Parties, and only then shall this Agreement terminate.

10.5

Termination for Cause - If either Party elects for a second time pursuant to the provisions of Section 7.3 not to participate in an Approved Program, or if either Party fails for a second time to meet a Cash Call pursuant to the provisions of Section 7.11, this Agreement shall be terminated by notice from the innocent party to the non-participating Party or the party in default, as applicable.

10.6

Effect of Termination of this Agreement- The termination of this Agreement and the distribution of the Assets shall not relieve the Parties from any obligations or liabilities accrued or accruing to them under this Agreement or in consequence of operations performed pursuant to or arising out of this Agreement prior to its termination.

ARTICLE 11 - NOTICE

11.1 Method of Giving of Notice and Documents - Any notice, payment or other documentation (collectively or individually, a "notice") required or permitted to be given hereunder to a Party shall be in writing and shall be given by delivering such notice or payment to such Party or by sending such notice electronically by e-mail or fax to such Party at the following address:

To Temex:

Temex Resources Corp.

141 Adelaide Street West

Suite 901

Toronto, ON

M5H 3L5

Attention: Ian Campbell, President & CEO

Tel.: 416 -862-2246

Fax.: 416-862-2244

E-mail: icampbell@temexcorp.com

To: Uranium Star

Uranium Star Corp.

141 Adelaide Street West

Suite 1000

Toronto, ON

M5H 3L5

Attention: Kirk McKinnon, President & CEO

Tel.: 416- 364-4986

Fax.: 416-364-2753

E-mail: jmackinnon@uraniumstar.com

or at such other address or e-mail or fax number as such Party shall have communicated to each other Party by notice. Any notice or document required or permitted to be given or sent hereunder to a party hereto shall be given or sent in the manner specified in this Section 11.1 for the giving of notice and shall be deemed to have been given at the time such notice or document is so delivered, e-mailed or faxed, as the case may be; provided, however, if such delivery, e-mail or fax occurs on any day which is not a business day, such notice shall be deemed to have been given on the first business day thereafter.

ARTICLE 12- CONFIDENTIALITY

12.1 All information is confidential - Subject to Section 12.2, all information that the Parties may receive pursuant to the provisions of this Agreement shall be classified as secret and treated as proprietary and shall not be shared with others without the prior consent of both Parties. Notwithstanding the foregoing, a Party may at any time and without the consent of the other Party share all or any part of such information with a company which is an affiliate of such Party, provided that such company so receiving such information shall agree with such Party to be bound by and upon so receiving such information to observe the provisions of this Article 12.

12.2 Exclusions - Without the prior approval of the Management Committee, the Parties (or their affiliates) shall not publish or disclose any information concerning the Joint Venture, the work conducted thereunder or the results thereof so long as they shall be a Party and for a period of 2 years thereafter other than:

12.2.1

as required by law or the rules, regulations and policies of any stock exchange, securities commission, Governmental Body or any other regulatory authorities having jurisdiction (including in connection with any public or private financing), together with any attendant public disclosure required by way of press release or otherwise;

12.2.2

as may be required by a Party in the prosecution or defence of a lawsuit or other proceedings;

12.2.3

as required by a financial institution or other similar entity in connection with any financing being undertaken by a Party required for purposes of this Agreement or otherwise;

12.2.4

as may be reasonably required by a third party in connection with the negotiation by such third party for the transfer of the Participating Interest of a Party, an interest in the Assets, or the acquisition of an equity or other interest in a Party;

12.2.5

information which is or becomes part of the public domain other than through a breach of this agreement;

12.2.6

information already in the possession of a Party (or its affiliates) prior to receipt thereof from the other Party (or its affiliates);

12.2.7

information lawfully received by a Party (or an affiliate) from a third party not under a binder of secrecy; or

12.2.8

information independently developed by a Party (or of an affiliate) who did not have access to information developed or acquired under this Agreement, and, in the event of disclosure as contemplated in clause 12.2.1 above, the Party making such required disclosure shall first deliver a copy thereof to the other Party and, in the event of disclosure as contemplated in clauses1 2.2.3 or 12.2.4 the person receiving the disclosed information shall agree to preserve the confidential nature of such information except to the extent required to comply with any legal and/or regulatory requirement. Notwithstanding the foregoing, any Party may at any time and without the consent of the other Party share all or any of such data and information with a consultant provided that such consultant shall agree with such Party to preserve the confidential nature of such data and information. It is also understood and agreed that a Party shall not be liable to the other Party for the fraudulent or negligent disclosure of information by any of its employees, servants or agents; provided that such Party has taken reasonable steps to preserve, or complied with industry practice with respect to the preservation of, the confidential nature of such information. 12.3 Issuing Press Releases - A Party shall not issue any press release relating to the Properties or this Agreement except after having given the other Party a exposure draft thereof not less than 24 hours in advance of the publication, and the Party proposing to publish such press release shall make any reasonable changes to such proposed press release as may be timely requested by the non-issuing Party, provided, however, the Party proposing to publish such press release may without notice include in any such press release any information previously reported by the publishing Party. A Party shall not, without the consent of the other Party, issue any press release that implies or infers that the non-issuing Party endorses or joins the issuing Party in statements or representations contained in any press release.

ARTICLE 13 - MEDIATION & ARBITRATION

13.1 Submission of Disputes to Mediation and Arbitration - Subject to the provisions of Section 14.11, any dispute or difference between the Parties concerning this Agreement (whether or not specifically referred to in this Agreement as being subject to this Section 13.1) which cannot be resolved or settled by the Parties shall be submitted firstly to a mutually agreeable mediator for non-binding mediation of such dispute or difference. The Party desiring mediation shall notify the other Party of its intention to submit such dispute or difference to mediation and as well shall provide a brief description of the matter to be submitted for mediation and, if appropriate, the section(s) hereof pursuant to which such matter is submitted to mediation. The mediator chosen by the Parties shall be an Independent Expert, but such Independent Expert shall have no authority to bind the Parties. An Independent Expert, for the purposes of this Section 13.1 shall mean an independent consultant whose professional qualifications, including academic training and professional experience shall be apposite to the nature of the dispute or difference to be submitted to mediation, and such Independent Expert where practicable shall also have expertise with the mineral exploration and/or mining business. On or before the 7th day following the appointment of the Independent Expert, each Party shall concurrently meet with the Independent Expert to explore the possibility of a mediated resolution of their dispute or difference. Each Party shall make available all relevant data and information which the Independent Expert may reasonably request. The fees and expenses of the Independent Expert shall be borne by the Parties jointly. In the event that mediation efforts are unsuccessful, such dispute or difference shall be settled by arbitration. Any mediation or arbitration to be carried out under this Agreement shall be subject to the following provisions of this Article 13.

13.2

Appointment of Arbitrator - In the event that mediation does not result in a resolution of the dispute, the matters then outstanding shall immediately proceed to arbitration with no need for further notice between the Parties. No Independent Expert appointed to mediate a dispute or difference between the Parties pursuant to the provisions of Section 13.1 shall be appointed as an arbitrator pursuant to the provisions of this Section 13.2. Should the Parties fail to agree on an arbitrator to settle the relevant dispute within 15 days of failure of mediation, then the arbitrator shall be designated by the President or other officer of the Canadian Institute of Mining, Metallurgy and Petroleum, failing which appointment within 30 days thereafter the chairman shall be appointed by a Justice of the Ontario Superior Court of Justice on the application of either Party. The arbitrator appointed shall have professional qualifications, including academic training and professional experience, apposite to the nature of the dispute or difference to be submitted to arbitration and shall also have expertise with the mineral exploration and/or mining business.

13.3

Mechanics of Arbitration - The arbitration shall take place in the City of Toronto, and the arbitrator shall fix the time and place for the purpose of hearing such evidence and representations as either of the Parties may present and, subject to the provisions hereof, the decision of the arbitrator shall be binding upon the Parties in respect of procedure, the conduct of proceedings and the final determination of the issues therein. The arbitrator shall be instructed to render his decision as soon as possible and, in any event, to use his reasonable best efforts to conduct the arbitration in such manner so as to be able to render such decision within 60 days of the conclusion of the hearing. The arbitrator may order any Party to produce documents prior to the arbitration or to submit a witness to discovery. After hearing any evidence and such representations that the Parties may submit, the arbitrator shall make his decision and reduce the same to writing and deliver one copy thereof to each of the Parties. The arbitrator  may determine any matters of procedure for the arbitration not specified herein.

13.4

Parties Financial Constrains Not Relevant - In rendering an arbitration award, the arbitrator shall, where relevant to the subject matter of the dispute or difference, accommodate to the extent possible the reasonable, prudent and efficient exploration, development and operation of the Joint Venture and the Assets (with the financial constraints or condition of the Parties not being deemed relevant or considered in the determination of the arbitrator).

13.5

Costs of Arbitration - The costs of the arbitration shall be borne by the Parties as may be specified in the determination of the arbitrator.

13.6

Award Specifically Enforceable - The award of the arbitrator shall be non-appealable, conclusive and binding on the Parties and shall be specifically enforceable by any court having jurisdiction.

13.7

Disputes Not to Interrupt Operations - Notwithstanding the provisions of this Article 13, disputes or differences between the Parties shall not be allowed to interrupt activities or Commercial Production undertaken pursuant to this Agreement. In the event of any dispute or difference, activities contemplated herein or Commercial Production shall be conducted in the same manner as prior to such dispute or difference until the matter in dispute has been finally determined between the Parties. Upon final determination, the Parties shall make any payment or restitution which may be required under the terms of the settlement or final determination of the dispute.

ARTICLE 14 - GENERAL

14.1

Further Assurances - The Parties shall from time to time and at all times do such further acts and things and execute all such further documents and instruments as may be reasonably required in order to carry out and implement the true intent and meaning of this Agreement.

14.2

Enurement - This Agreement will be binding upon and enure to the benefit of the Parties and their respective successors and assigns as permitted. Nothing herein express or implied is intended to confer upon any person, other than the Parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

14.3

Time of the essence - Time shall be of the essence hereof. Notwithstanding that time is of the essence, if the parties shall fix new dates for the completion of any of their obligations, time shall again be of the essence.

14.4

Force Majeure - If, as a result of an event of force majeure any Party is unable to perform fully or in part its obligations under this Agreement, the affected Party shall give the other Party prompt written notice describing such event of force majeure; thereupon, the obligations of the affected Party to the extent such obligations are affected by such event of force majeure, shall be suspended during the continuance of such event of force majeure. All time periods, and any dates subsequent to such extended period shall be extended for a commensurate period of time to take into account the extension and delay arising out of such event of force majeure. The affected party shall use all reasonable diligence to eliminate or overcome such event of force majeure as quickly as possible, but such requirement shall not require settlement of strikes or other labour difficulties against the judgment of the affected party or otherwise require the affected party to undertake any commercially impracticable or unreasonable course of action.

14.5

GST Registration - Although each of the Parties to this agreement recognizes that it is responsible to separately account and, where necessary, register for the federal Goods and Services Tax ("GST"), it is agreed and the Parties elect that immediately following the Earn-in Date the Operator shall become the registrant for GST purposes with respect to the Joint Venture. The Operator shall account for the GST on all Assets, mineral interests, goods and services acquired or supplied pursuant to the terms of this Agreement with all such actions to be deemed to have been made by the Operator, provided however, that in the event that the Operator is not a Party to this Agreement, the GST registrant shall be the Party having the greatest Participating Interest, or otherwise by mutual agreement. The Parties irrevocably authorize the Operator (or other GST registrant) to do such acts and execute such documents, and shall themselves do such further acts and execute and deliver such further documents as may be reasonably necessary or desirable to give effect to the election contained in this Section 14.5.

14.6

Perpetuities -   If any right, power or interest of any Party under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the earlier of the expiration of 21 years after the death of the last survivor of all the lineal descendants of Her Majesty, Elizabeth II, Queen of Canada, living on the date of execution of this Agreement, and such date as is otherwise required to render such right, power or interest effective pursuant to applicable law.

14.7

Governing Law and Attornment -This agreement shall be construed in accordance with and governed by the laws of Ontario and the laws of Canada applicable therein without reference to its conflict-of-law rules. The Parties hereby submit to the exclusive jurisdiction of the Courts of the Province of Ontario. Each of the Parties agrees not to commence any action, suit or proceeding against the other Party (or an affiliate of the other Party) or any of their employees, officers or directors in any jurisdiction other than Ontario.

14.8

Supersession of Other Understandings - This Agreement supersedes and replaces any and all written or oral agreements, arrangements, correspondence, conversations and documents relating to the subject matter hereof made or exchanged between the Parties prior to the execution of this Agreement.

14.9

Covenants and Indemnities Continue in Effect: The covenants and indemnities of the Parties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding the transfer of ownership of the Properties nor any investigation made by or on behalf of a Party, nor any knowledge of a Party, all such covenants and indemnities shall continue in full force and effect without limitation.

14.10

Set-Off- In addition to all other rights and remedies of the Parties pursuant to this Agreement or otherwise, a Party shall be entitled to set-off the amount of any claim that it has against another Party pursuant to the provisions of this Agreement or otherwise, including a reasonable estimate of the amount of any Damages for which such other Party is or may be liable, against any amounts that may be payable hereunder to such other Party, provided that, in the event that subsequent to the time of set-off made by one Party, the liability of such other Party is determined to be less than the amount set-off by the first Party, the first Party shall pay to such other

Party the excess amount of such set-off forthwith following such determination.

14.11

Remedies - Each of the Parties agrees that its failure to comply with the covenants and restrictions set out herein would constitute an injury and damage to the other party impossible to measure monetarily and, in the event of any such failure, the other Party shall, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to injunctive relief, specific performance or other equitable remedies restraining, enjoining or specifically enforcing any acquisition, sale, transfer, charge or encumbrance save in accordance with the provisions of this Agreement. A Party in breach of the provisions of this Agreement hereby waives any defence it might have in law or in equity to such injunctive or other equitable relief. A Party shall be entitled to seek injunctive relief in any court of competent jurisdiction in the event of a party's failure or threat of a failure to comply with the covenants and restrictions set out herein. Notwithstanding anything to the contrary herein contained, all rights and remedies of each of the parties under this Agreement shall be cumulative and may be exercised singularly or concurrently.

IN WITNESS WHEREOF the parties hereto have executed this agreement under their respective corporate seals and the hands of their proper officers duly authorized in that behalf.

TEMEX RESOURCES CORP.

/s/ Bruce Durham

Bruce Durham, Executive Chairman

URANIUM STAR RESOURCES CORP.

/s/ J.A. Kirk McKinnon

J. A. Kirk McKinnon, President & CEO

This is Schedule “A” referred to in the Option & Joint Venture Agreement made as of the 25th day of September, 2007 between Temex Resources Corp. and Uranium Star Corp.

PROPERTIES DESCRIPTION

Merico Ethel Property

Township	Plan		Claim	Units	Acres	Recorded	Expiry
TUDHOPE	G-3724	1	1118625	4	160	1994-Oct-21	2009-Oct-21
TUDHOPE	G-3724	2	1202448	1	40	1994-Apr-26	2009-Apr-26
TUDHOPE	G-3724	3	1202555	1	40	1994-Apr-26	2009-Apr-26
TUDHOPE	G-3724	4	1212261	1	40	1996-Sep-11	2009-Sep-11
JAMES	G-0225	5	1214024	1	40	1996-May-09	2009-May-09
TUDHOPE	G-3724	6	1217771	1	40	1996-Sep-24	2009-Sep-24
TUDHOPE	G-3724	7	1217772	1	40	1996-Sep-24	2009-Sep-24
TUDHOPE	G-3724	8	1217784	7	280	1997-Jun-05	2009-Jun-05
TUDHOPE	G-3724	9	1222053	2	80	1997-May-15	2009-May-15
TUDHOPE	G-3724	10	3006674	1	40	2004-Jul-21	2009-Jul-21
JAMES	G-0225	11	3006676	2	80	2004-Jul-21	2009-Jul-21
JAMES	G-0225	12	3006678	6	240	2004-Jul-06	2009-Jul-06
TUDHOPE	G-3724	13	3006679	3	120	2004-Jun-08	2009-Jun-08
TUDHOPE	G-3724	14	3006748	2	80	2004-Jun-08	2009-Jun-08
JAMES	G-0225	15	3007407	1	40	2004-Mar-17	2009-Mar-17
TUDHOPE	G-3724	16	3011640	4	160	2004-Sep-28	2009-Sep-28
JAMES	G-0225	17	3011641	2	80	2004-Sep-28	2009-Sep-28
TUDHOPE	G-3724	18	3011642	1	40	2004-Sep-28	2009-Sep-28
JAMES	G-0225	19	3011643	1	40	2004-Sep-28	2009-Sep-28
TRUAX	G-0251	20	3011644	4	160	2005-Apr-04	2009-Apr-04
TUDHOPE	G-3724	21	3011699	2	80	2004-Nov-12	2009-Nov-12
JAMES	G-0225	22	3013891	6	240	2004-Nov-23	2009-Nov-23

JAMES	G-0225	23	3013892	6	240	2004-Nov-23	2009-Nov-23
TUDHOPE	G-3724	24	3013894	6	240	2004-Dec-02	2009-Dec-02
TUDHOPE	G-3724	25	3013896	3	120	2004-Dec-15	2009-Dec-15
TUDHOPE	G-3724	26	3013897	8	320	2004-Dec-15	2009-Dec-15
TUDHOPE	G-3724	27	3013907	2	80	2004-Nov-12	2009-Nov-12
JAMES	G-0225	28	3013909	4	160	2004-Nov-23	2009-Nov-23
TUDHOPE	G-3724	29	4203532	4	160	2004-Dec-29	2009-Dec-29
		29		87	3480

Yarrow Property

Township	Plan		Claim	Units	Acres	Recorded	Expiry
YARROW	M-0260	1	3017519	8	320	2004-Jun-14	2009-Jun-14
YARROW	M-0260	2	3017520	12	480	2004-Jun-14	2009-Jun-14
YARROW	M-0260	3	3017521	7	280	2004-Jun-14	2009-Jun-14
		3		27	1080

This is Schedule “B” referred to in the Option & Joint Venture Agreement made as of the 25TH day of September, 2007 between Temex Resources Corp. and Uranium Star Corp.

ACCOUNTING PROCEDURE

1.

Interpretation

1.1

In this Schedule “B”, the words and expressions used herein which are also defined in Article 1 of the Agreement, are incorporated by reference and, unless the context otherwise requires, shall have the same meaning herein.

1.2

In this Schedule “B”, the words and expressions set forth in this section 1.2 shall have the meanings respectively assigned to them, as follows:

“Count” means a physical inventory count;

“Employees” means those employees of the Operator, including management, supervisory, administrative, clerical and other personnel, who are assigned to and/or are directly engaged in the conduct of Exploration, Development or Mining operations, whether on a full-time or part-time basis, related to the Joint Venture;

“Employee Benefits” means the Operator's cost of holiday, vacation, sickness, disability benefits, field bonuses and any other customary allowances or payments, and the Operator's cost of plans for group life insurance, hospitalization, pension, retirement and other customary plans maintained for the benefit of Employees and Personnel, which costs, in the case of Employees or Personnel employed by the Operator, may be charged as a percentage assessment on the salaries and wages of Employees or Personnel on a basis consistent with the Operator's cost experience;

“Field Offices” means the necessary sub-office(s), camps, warehouses and other facilities in each place where an Approved Program is being administered or conducted.;

“Government Contributions” means the costs or contributions made by the Operator pursuant to assessments imposed by any Governmental Body which are applicable to the salaries or wages of Employees or Personnel;

“Books of Account” means the books of account maintained by the Operator to record all costs, expenses, credits and other transactions arising out of or in connection with the Joint Venture;

“Material” means the personal property, equipment, inventories and supplies acquired or held, for use by the Joint Venture;

“Personnel” means those management, supervisory, administrative, clerical and other personnel of the Operator normally associated with a Supervision Office and whose salaries and wages are charged directly to the Supervision Office in question;

“Reasonable Expenses” means the reasonable expenses of Employees or Personnel for which those Employees or Personnel may be reimbursed under the Operator's usual expense account practice including, without limiting the generality of the foregoing, travelling, food and lodging expenses and any relocation expenses necessarily incurred in order to properly staff the Joint Venture; and

“Supervision Offices” means the Operator's offices or departments within the Operator's offices from which the Joint Venture is generally supervised (but, for greater certainty, excludes the head or executive offices of the Operator).

2.

Statements and Billings

2.1

Advances and invoices and matters related thereto relating to Approved Programs shall be dealt with as set out in Article 7 of the Agreement.

3.

Direct and Indirect Charges

3.1

In accordance with generally accepted accounting principles consistently applied, the Operator shall charge the Joint Account and record in the Books of Account the following items:

3.1.1

Contractor's Charges - all proper costs relative to the Joint Venture incurred under agreements or arrangements entered into by the Operator with third parties (including a Party to the Agreement);

3.1.2

Labour Charges -

(i)

the salaries and wages of Employees and Personnel in an amount calculated by taking the full salary or wage of each Employee or Personnel multiplied by that fraction which has as its numerator the total time for the month that the Employee or Personnel was directly engaged in the conduct of the business and undertaking of the Joint Venture and as its denominator the total normal working time for the month of the Employee or Personnel;

(ii)

the Reasonable Expenses of the Employees and Personnel; and

(iii)

Employee Benefits and Government Contributions in respect of the Employees and Personnel in an amount proportionate to the charge made to the Joint Account in respect to their salaries and wages;

3.1.3

Office Maintenance -

(i)

the cost or a pro rata portion of the cost, as the case may be, of maintaining and operating the Field Offices and Supervision Offices (if any);

(ii)

the basis for charging the Joint Account for office maintenance costs shall be as follows:

(a)

the expense of maintaining and operating Field Offices; and

(b)

that portion of maintaining and operating the Supervision Offices which is equal to:

(A)

the total operating expenses of the Supervision Offices (excluding the salaries, wages, Reasonable Expenses, Employee Benefits and Government Contributions of Personnel directly charged to such Offices);

divided by

(B)

the total staff man days for Personnel directly chargeable to such Office whether in connection with the Joint Venture or not;

multiplied by

(C)

the actual total staff man days spent on the Joint Venture by Personnel directly chargeable to such Office;

(iii)

The Operator shall be entitled to estimate, on a reasonable basis, and charge the Joint Account in advance for the foregoing office maintenance expenses; however, the Operator shall adjust office maintenance costs forthwith upon having determined the actual operating expenses and actual staff man days referred to above.

3.1.4

Material - the cost of Material purchased or furnished by the Operator for use in respect of the Joint Venture;

3.1.5

Transportation Charges - the cost of transporting Employees and Material necessary for the Joint Venture;

3.1.6

Service Charges -

(i)

the cost of services and utilities procured from outside sources; and

(ii)

use and service of equipment and facilities furnished by the Operator as provided in Section 4.5 of this Schedule “B”;

3.1.7

Damage to or Loss of Assets - All costs necessary for the repair or replacement of Joint Venture Property made necessary because of damage or losses incurred by fire, flood, storm, theft, accident or other cause. The Operator shall furnish each Party with written particulars of the damage or losses incurred as soon as practicable after the damage or loss has been discovered. The proceeds, if any, received on claims against any policies of insurance in respect of those damage or losses shall be credited to the Joint Account;

3.1.8

Legal Expense - All damages and costs of handling, investigating and settling litigation or recovering Assets, including without limiting the generality thereof, attorney's fees, court costs, costs of investigation or procuring evidence and amounts paid in settlement or satisfaction of any litigation or claims; provided, however, that, unless otherwise approved in advance by the Management Committee, no charge shall be made for the services of the Operator's legal staff;

3.1.9

Taxes - All taxes, duties, rates, fees, royalties or assessments (whether federal, provincial, or municipal) of every kind and nature (except income taxes) assessed, imposed or levied upon or in connection with the Property, the operations thereon or in respect of or measured by the Products thereof which have been paid by the Operator to any Governmental Body for the benefit of the Parties;

3.1.10

Insurance - Net premiums paid for:

(i)

such policies of insurance on or in connection with the Joint Venture as may be required to be carried by law; and

(ii)

such other policies of insurance as the Operator may carry for the protection of the parties,

together with the applicable deductions in event of an insured loss;

3.1.11

Rentals - Fees, rentals, royalties and other similar charges required to be paid for acquiring, recording and maintaining the Property;

3.1.12

Permits - Permit costs, fees and other similar charges which are assessed by various Governmental Bodies;

3.1.13

Audit Fees - All costs of auditing the business and undertaking of the Joint Venture; and

3.1.14

Other Expenditures - Such other costs and expenses which are not covered or dealt with in the foregoing provisions of this Section 3.1 of this Schedule “B” and are necessary for the proper conduct of the Joint Venture or as may be otherwise contemplated in the Agreement or as are approved by the Management Committee.

3.2

Overhead Allowances - To cover a pro rata portion of the compensation or salaries, applicable payroll burden, employee benefits and other expenses of any management, supervisory, administrative, clerical or other personnel serving the Joint Venture which are not otherwise chargeable under Section 3.1 of this Schedule “B”, and a pro rata portion of the expenses of operating and maintaining the Operator's offices and facilities not required exclusively for the Joint Venture, the Operator shall be entitled to charge the Joint Account the following:

(i)

10.0% of all costs of Exploration & Development Expenditures for Exploration, except contracts with a value exceeding $50,000, in which event the overhead allowance shall be charged at 3%;

(ii)

3.0% of the costs of all Development; and

(iii)

after the commencement of Commercial Production 3.0% of all direct operating costs for Mining (excluding, for greater certainty, all depreciation, amortization and any other non-cash charges) and 3.0% of the costs of all Development.

4.

Purchase of Material

4.1

Subject to Section 4.4 of this Schedule “B”, the Operator shall purchase all Materials and procure all services required by the Joint Venture.

4.2

Materials purchased and services procured by the Operator directly for the Joint Venture shall be charged to the Joint Account at the price paid by the Operator less all discounts actually received.

4.3

So far as it is reasonably practical and consistent with efficient and economical operations, the Operator shall purchase, furnish or otherwise acquire only such Material and Assets as may be required for immediate use. The Operator shall attempt to minimize the accumulation of surplus stocks of Material.

4.4

A Party may sell Material or services required by the Joint Venture to the Operator for such price and upon such terms and conditions (but not less favourable than competitive rates generally available in the area) as the Management Committee may reasonably approve, provided the Operator provides the Management Committee with clear evidence of the aforesaid competitive rates.

4.5

Notwithstanding the foregoing provisions of this Section 4, the Operator shall be entitled to supply for use in connection with the Joint Venture equipment and facilities which are owned by the Operator and to charge the Joint Account with reasonable costs commensurate with the ownership and use thereof.

5.

Disposal of Material

5.1

 The Operator, with the approval of the Management Committee, may sell any Material which has become surplus to the foreseeable needs of the Joint Venture for the best price and upon the most favourable terms and conditions available.

5.2

A Party may purchase from the Operator any Material which may become surplus to the foreseeable needs of the Joint Venture for such price (but not less than the fair market value thereof) and upon such terms and conditions as the Management Committee may reasonably approve.

5.3

The net revenues received from the sale of any Material to third parties or to a Party shall be credited to the Joint Account.

6.

Inventories

6.1

The Operator shall maintain records of Material in reasonable detail.

6.2

The Operator shall perform Counts from time to time at reasonable intervals and shall, at least once in every operating year, reconcile each item of the inventory with the Books of Account and provide each Participating Party with a statement listing the overages and shortages. The Operator shall not be held accountable for any shortages of inventory except such shortages as may have arisen due to lack of reasonable diligence on the part of the Operator.

6.3

Each Party shall be entitled to perform a Count upon giving at least 10 business days advance notice thereof to the Operator, all at the cost of such Party and during normal business hours. A Party who has not requested and taken a Count within 60 days of the fiscal year end of the Operator shall be deemed to have approved the inventory as determined by the Operator as at such year end.

7.

Adjustments

7.1

The Operator shall not adjust any invoice or statement in favour of itself after the expiration of 12 months following the end of the operating year to which the invoice or statement relates.

7.2

The Operator may make adjustments to an invoice or statement which arise out of a Count.

This is Schedule “C” referred to in the Option & Joint Venture Agreement made as of the 25th day of September, 2007 between Temex Resources Corp. and Uranium Star Corp.

JKATE AGREEMENT

THIS AGREEMENT is dated for reference the 12th day of August, 2004. BETWEEN:

JKATE EXPLORATIONS INC., c/o Garfield Pinkerton, 62 Roche Street, P.O. Box 118 Matachewan, ON   P0K 1M0 (herein called the "Optionor")

OF THE FIRST PART AND:

TEMEX RESOURCES CORP., 141 Adelaide Street West, Suite 1000, Toronto, Ontario M5H 3L5 (herein called the "Optionee")

OF THE SECOND PART WHEREAS:

A.

The Optionor is the sole legal and beneficial owner of 100% interest in the Merico Ethel Property, comprising 28 mining claims, 86 units and 3440 acres in James, Truax and Tudhope Townships, as shown on claim sheets G-0225, G-0251, and G-3724 and respectively in the Larder Lake Mining Division, in the Province of Ontario (herein called the "Property") and more particularly described in Schedule 'A' annexed hereto; and

B.

The Optionor has agreed to grant to the Optionee the exclusive right to earn all right, title and interest held by the Optionor in and to the Property on the terms and conditions hereinafter provided.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained the parties hereto agree as follows:

1.

The Optionor hereby grants to the Optionee the sole and exclusive right to earn (the "earn-in") on or before 12 August, 2007 (the "expiration of the earn-in period") all right, title and interest held by the Optionor in and to the Property (100% undivided interest) by fulfilling all of the following obligations:

(a)

the Optionee shall pay $ 10,000 to the Optionor within 10 business days of the date of execution and delivery hereof and within 10 days of receipt of approval from the TSX Venture Exchange the Optionee shall issue and allot from treasury to the Optionor 25,000 common shares of the Optionee;

(b)

on or before 12 August, 2005 the Optionee shall pay an additional $ 10,000 to the Optionor and the Optionee shall issue and allot from treasury to the Optionor a further 25,000 common shares of the Optionee and incur not less than $50,000 in exploration expenditures on or in respect of the Property;

(c)

on or before 12 August, 2006 the Optionee shall pay an additional $20,000 to the Optionor and the Optionee shall issue and allot from treasury to the Optionor a further

30,000 common shares of the Optionee and incur not less than $100,000 in additional exploration expenditures on or in respect of the Property; and

(d)

on or before 12 August, 2007 the Optionee shall pay an additional $40,000 to the Optionor and the Optionee shall issue and allot from treasury to the Optionor a further 30,000 common shares of the Optionee and incur not less than $100,000 in additional exploration expenditures on or in respect of the Property;

provided that the obligations in paragraph (a) above are firm commitments and all other obligations under this section 1 are optional in the sole discretion of the Optionee; and provided further that the Optionee shall be entitled to accelerate the performance of the obligations set forth in paragraphs (b), (c) or (d) above at any time. Subject always to the provisions of section 12 hereof, if at any time the Optionee fails to fulfill or elects not to fulfill any of the obligations set forth in paragraphs (b), (c) or (d) above, then the Optionee shall not earn any interest held by the Optionor in and to the Property and this agreement shall terminate, provided that the Optionee shall ensure that all mining claims comprising the Property will remain in good standing for at least six months following termination of this agreement.

2.

Provided that the Optionor fulfills all of its obligations set forth in section 1 hereof, when and as such obligations accrue due pursuant to the provisions of section 1, then the Optionee shall be deemed to have indefeasibly earned all right, title and interest held by the Optionor in and to the Property and shall be vested with 100% undivided interest therein, subject to the Net Smelter Returns ("NSR") royalty reserved to the Optionor pursuant to the provisions of section 3 hereof. Notwithstanding the provisions of this section 2 with respect to the deferred vesting of the Property in the Optionee, forthwith upon the execution and delivery of this agreement the Optionor shall execute and deliver to the Optionee in proper form for recording pursuant to the provisions of the Mining Act a transfer of all right, title and interest (100%) in and to the Property. The Optionee agrees that the Optionor shall have the first right to refuse any additional staking work, prospecting work, or other exploration work within its competence as the Optionee may in its sole discretion deem appropriate to sub-contract or delegate to the Optionor.

3.

Subject to the Optionee earning 100% undivided interest in the Property on or before the expiration of the earn-in period, the Optionee shall pay an aggregate 2% NSR royalty to the Optionor on payable metals produced from the Property to be calculated and paid in accordance with the provisions of Schedule "B" hereto annexed; provided that the Optionee shall have the pre-emptive right at any time and from time to time to purchase not more than one half of such NSR royalty (i.e. up to 1%) by paying to the Optionor an aggregate of $500,000 for each 0.5% portion of such NSR royalty. For greater certainty, pursuant to such pre-emptive right the Optionee shall be entitled to purchase an aggregate of 1% NSR royalty from the Optionor for $1,000,000, leaving the Optionor with a 1% NSR royalty payable hereunder.

4.

The Optionor represents and warrants to the Optionee that:

(a)

it is the recorded and beneficial owner of the Property free and clear of all liens, charges and encumbrances of every kind;

(b)

the mining claims comprising the Property have been properly staked out and are in good standing under the Mining Act, and no additional assessment work is required to be filed in respect of such mining claims with the Mining Recorder for the Larder Lake Mining Division of the Ministry of Northern Development and Mines until the assessment due dates set forth in Schedule "A" hereto annexed;

(c)

it is not aware of any agreement or adverse claim relating to the use of the surface rights to the Property which would encumber, limit or restrict in any way whatsoever, or cause interference with, the Optionee's right to carry out prospecting, exploration, development and/or other mining work thereon;

(d)

it has the full and undisputed right to enter into this agreement and to transfer the Property to the Optionee;

(e)

it has not transferred or encumbered, or agreed to transfer or encumber, all or any of its beneficial  interest in the property

(f)

it is not aware of any pending or threatened litigation or adverse claims against or challenges:

(i)          to its ownership of the Property by any person whatsoever, nor is it aware of any basis therefore, nor is it aware of any third party who claims to own or have any beneficial interest in the Property;

(ii)        made by any level of government in respect of the Property nor is it aware of any action or proceeding by any level of governmental or of any other fact or condition, which would materially limit access to, or which would result in a termination, cancellation or forfeiture of the mining claims comprising the Property; or

(iii)       to any activities conducted on or in the Property by or on its behalf;

(g)

it is not a non-resident for the purposes of and pursuant to section 116 of the Income Tax Act (Canada);

(h)

to the best of its knowledge and belief, following reasonable investigation and enquiry, the Property is clear of all hazardous conditions and environmental liabilities and otherwise complies with all laws and regulations applicable thereto, including without limitation, the Mining Act and all applicable environmental standards;

(i)

it has delivered to the Optionee copies of all geotechnical reports, data and materials in its possession or control relating to the Property, including without limitation, any diamond drill core recovered from previous drilling on the Property by or on its behalf or on behalf of others, and it has made available to the Optionee all information which could possibly be considered to be materially significant in indicating whether the Property might or might not have potential for economic mineralization;

(j)

all consents, approvals, permits, authorizations or orders necessary to complete the transfer of the Property which are required to be obtained by it have been obtained and copies thereof have been delivered to the Optionee;

(k)

there are no commissions and no broker's, finder's or other similar fees payable by the Optionor in connection with the transactions contemplated by this agreement;

(l)

the execution and delivery hereof and the performance from time to time of the obligations of the Optionor hereunder are within its corporate power and authority, and this agreement has been duly authorized by all necessary corporate action and constitutes a valid and binding obligation of the Optionor enforceable in accordance with its terms;

(m)

the execution and delivery of this agreement and the performance from time to time of the obligations of the Optionor hereunder do not and will not conflict with the terms of its articles or by-laws or any other agreement or instrument to which it is a party or by which it is bound;

(n)

it has the capacity and is duly qualified to carry on mineral exploration and mining operations in the Province of Ontario; and

(o)

Schedule "A" is correct and complete and the Property is not the whole or substantially the whole of the Optionor's assets or undertaking.5.  The Optionee represents and warrants to the Optionor that:

(a)

it has the capacity and is duly qualified to carry on mineral exploration and mining operations in the Province of Ontario;

(b)

the execution and delivery hereof and the performance from time to time of its obligations hereunder are within its corporate power and authority, and this agreement has been duly authorized by all necessary corporate action and constitutes a valid and binding obligation of the Optionee enforceable in accordance with its terms;

(c)

the execution and delivery of this agreement and the performance from time to time of the Optionee's obligations hereunder do not and will not conflict with the terms of its articles or by-laws or any other agreement or instrument to which it is a party or by which it is bound;

(d)

the public record of information and disclosure by as filed with the Ontario Securities Commission on the System for Electronic Document Analysis and Retrieval (SEDAR) in Canada is accurate and fairly presents the financial condition of the Optionee, and since the filing of the last financial statements on SEDAR the Optionee has experienced no adverse material change in its financial condition, prospects or assets;

(e)

the Optionee's common shares will be duly allotted and issued as fully paid and non-assessable shares, free and clear of all restrictions on transfer, except for "hold periods", all requirements imposed by the TSX Venture Exchange in connection therewith shall have been satisfied, and upon issuance the Optionee's shares will be listed and posted for trading on the TSX Venture Exchange under the symbol "TME";

(f)

the Optionee is a reporting issuer under the Securities Act (Ontario) and has been a reporting issuer under such Act for at least 12 months, to the knowledge of the Optionee it is not in default of the requirements of the Securities Act (Ontario) or the regulations made thereunder, and to the knowledge of the Optionee it is in good standing under the rules, by-laws and policies of the TSX Venture Exchange; and

(g)

no securities commission or similar regulatory authority has issued any order preventing or suspending trading in any securities of the Optionee, and to the knowledge of the Optionee no such proceedings for such purposes are pending or threatened.

6.

The parties each agree that each of them is entering into this agreement relying upon the representations and warranties made to it herein, and the correctness of each such representation and warranty is a condition upon which the party to whom such representation is made is entering into this agreement, each of which conditions may be waived in whole or in part solely by such party. It is also agreed that all such representations and warranties shall survive the execution and delivery of this agreement and the transfer of the Property to the Optionee.  Notwithstanding any investigation made by or on behalf of a party, nor any knowledge of a party, and subject to the provisions of section 22 of the Limitations Act, 2002, all such representations and warranties shall continue in full force and effect without limitation.

7.

The Optionor covenants and agrees that prior to the expiration of the earn-in period, the Optionee shall have the sole and exclusive right to enter upon the Property and conduct mining exploration work, provided it respects all applicable federal and provincial land use regulations and environmental laws. The Optionee shall also have the right to bring upon the Property and erect thereon such facilities necessary to conduct mining exploration work and to remove from the Property ore or mineral samples for the purpose of collecting technical data or carrying out bulk sampling, pilot plant or test mining operations.

8.

Prior to the expiration of the earn-in period the Optionee will permit the Optionor, at its own risk and expense, access to the Property at all reasonable times provided that the Optionee is notified in advance and any information gathered is kept strictly confidential. Prior to the expiration of the earn-in period, the Optionee shall provide the Optionor with annual progress reports, within 60 days following each anniversary date of the date of execution and delivery hereof, briefly describing work done on the Property during the previous year, cumulative exploration expenditures made on or in respect of the Property hereunder and any significant results achieved. The Optionee also agrees to provide the Optionor with copies of any technical reports produced to document the results of the work done on the Property. During periods of active work programs, the Optionee will provide informal verbal progress reports to the Optionor, upon request. All information so received by the Optionor in relation to the Property shall be kept strictly confidential and shall not be disclosed to any third party without the prior written consent of the Optionee, except for any such information that is required to be disclosed by any applicable governmental or other regulatory authority or stock exchange.

9.

The Optionor and the Optionee mutually covenant and agree that there shall be an area of mutual interest around the existing perimeter of the Property 2 kilometres in perpendicular width. For greater certainty, the perimeter of such area of mutual interest shall not be affected by any additions to, or dispositions from, or the surrender of, any mining claims comprising part of the Property as at the date of execution and delivery of this agreement. Should the Optionor or the Optionee acquire any mining claims or any other real property interests in surface or mining rights, directly or indirectly, in any lands within the area of mutual interest, then all such mining claims and other real property interests in surface or mining rights acquired by the Optionor or the Optionee any part of which lies within the area of mutual interest, whether such mining claims or other real property interests in surface or mining rights are acquired by staking or from third parties, shall be deemed to be acquired pursuant to the provisions of this agreement and form part of the subject-matter of this agreement.

10.

The Optionee covenants and agrees to:

(a)

conduct all work on or with respect to the Property in a careful and miner-like manner and in accordance with the applicable laws, and to indemnify and save the Optionor harmless from any and all claims, suits or actions made or brought against the Optionor as a result of work done by the Optionee on or with respect to the Property;

(b)

arrange for and maintain Worker's Compensation or equivalent coverage for all eligible employees engaged by the Optionee in accordance with local statutory requirements;

(c)

keep the Property free and clear of all liens and encumbrances arising from its operations hereunder (except liens contested in good faith by the Optionee); and

(d)

maintain true and correct books, accounts and records of operations hereunder.

11.

At any time prior to the expiration of the earn-in period the Optionee shall have the right to terminate this agreement by notice in writing to the Optionor, and effective with the giving of such notice the Optionee shall have no further obligations to the Optionor pursuant to the provisions of section 1 hereof; provided however that the Optionee shall ensure that all mining claims comprising the Property shall remain in good standing for at least six months following the giving of such notice by the Optionee.

12.

The Optionor may terminate this Agreement for cause at any time in the event that:

(a)

the Optionee fails to pay (in the absence of an extension of the time for payment) any installment of the cash consideration payable to the Optionor pursuant to the provisions of section 1;

(b)

the Optionee fails to deliver share certificates for treasury shares of the Optionee to be issued and allotted to the Optionor pursuant to the provisions of section 1;

(c)

the Optionee fails to incur (in the absence of a waiver or extension of time for performance) the minimum aggregate exploration expenditures required to be fulfilled from time to time pursuant to the provisions of section 1; or

(d)

the Optionee fails to pay the NSR royalty due from time to time on all ores mined from the Property in accordance with the provisions of Schedule "B" hereto annexed;

provided that, in the event the Optionee is alleged by the Optionor to be in default of any such requirement the Optionor shall first give written notice to the Optionee specifying such default, and the Optionee shall not lose any rights under this agreement unless within 10 days after the Optionor gives such notice of default the Optionee has failed to cure the default by appropriate performance (unless such default cannot be remedied within such period, in which case the Optionee shall commence to remedy such default within such 10 day period and thereafter shall proceed continuously and diligently to complete all required remedial action; provided, however, that such cure period shall have no application to an alleged default under section 1 if the exploration expenditures in the relevant period have not substantially been incurred at the time notice of default is given) and in the event the Optionee fails to cure or commence to remedy any default within such 10 day period, then this agreement shall terminate as herein provided.

13.

The parties shall from time to time and at all times do such further acts and things and execute all such further documents and instruments as may be reasonably required in order to carry out and implement the true intent and meaning of this agreement.

14.

The invalidity of any particular article, section, subsection, clause, subclause, subparagraph or part or parts thereof, of this agreement shall not affect the validity of any other provisions hereof, and this agreement shall subsequently be construed as if such invalid provision were omitted and did not form part hereof.

15.

This agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns as permitted herein. Nothing express or implied herein is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this agreement.

16.

Time shall be of the essence hereof. Notwithstanding that time is of the essence, if the parties shall fix new dates for the completion of any of their obligations, time shall again be of the essence.

17.

This agreement constitutes the entire agreement between the parties hereto pertaining to the subject-matter hereof and supersedes and replaces any and all written correspondence and documents, including, without limitation, any letter of intent pertaining to the subject-matter hereof and all oral agreements, arrangements, understandings, negotiations discussions and conversations relating to the subject matter hereof made or exchanged between the parties prior to the execution of this agreement. No supplement, modification or amendment of this agreement shall be binding unless executed in writing by the parties hereto.

18.

The covenants and indemnities of the parties shall survive the execution and delivery of this agreement and the consummation of the transactions contemplated hereby. Notwithstanding the transfer of ownership of the Property by the parties nor any investigation made by or on behalf of a party, nor any knowledge of a party, subject to the provisions of section 22 of the Limitations Act, 2002, all such covenants and indemnities shall continue in full force and effect without limitation.

19.

In addition to all other rights and remedies of the parties pursuant to this agreement or otherwise, a party shall be entitled to set-off the amount of any claim that it has against another party pursuant to the provisions of this agreement or otherwise, including a reasonable estimate of the amount of any damages for which such other party is or may be liable, against any amounts that may be payable hereunder to such other party, provided that, in the event that subsequent to the time of set-off made by one party, the liability of such other party is determined to be less than the amount set-off by the first party, the first party shall pay to such other party the excess amount of such set-off forthwith following such determination.

20.

Notwithstanding anything to the contrary herein contained, all rights and remedies of each of the parties under this agreement shall be cumulative and may be exercised singularly or concurrently.

21.

It is expressly understood and agreed that no implied covenant or condition, other than the covenant of good faith and fair dealing, shall be read into this agreement relating to acquisition, exploration, development, mining or production or the time therefore, or to any obligation of the parties hereunder or to the measure of diligence thereof.

22.

The Optionee shall not be in default of its obligations hereunder or deprived of any of its rights hereunder if the Optionee is hindered or prevented from carrying out exploration or mining operations on or in respect of the Property by reason of an event of force majeure. The Optionee shall give the Optionor written notice specifying each event of force majeure, the date upon which it commenced and the Optionee's proposed course of action in response thereto. The time for performance of any obligation hereunder by the Optionee shall be extended for a period commensurate with the period any event of force majeure continues to hinder or prevent the Optionee from carrying out exploration or mining operations. For the purposes of this agreement force majeure means any cause or event which is beyond the control of the Optionee including, without limitation, an act of God, strike, lockout, act of public enemy, war declared or undeclared, blockade, revolution, riot, insurrection, civil commotion, lightning, fire, storm, earthquake, explosion, governmental restraint, embargoes, inability to obtain or delay in obtaining governmental approvals, permits, licenses or allocations, acts of any groups asserting aboriginal rights or any environmental agencies or pressure groups, and any other cause whether of the kind specifically enumerated above or otherwise which is beyond the reasonable control of the Optionee.

23.

Except as otherwise expressly provided or unless the context otherwise requires, words importing the masculine gender include the feminine or neuter, words in the singular include the plural, and vice versa.

24.

Any notice, direction or other instrument required under this Agreement shall be in writing and shall be given by the delivery of same to the Optionee at the address set out on the first page hereof or the Optionor at the address set out on the first page hereof.

25.

All references to currency in this agreement mean Canadian currency unless specifically noted otherwise.

26.

Except as otherwise expressly provided or unless the context otherwise requires, a reference in this agreement to a statute includes all regulations made under that statute, all amendments to such statute or regulations in force from time to time, and any statute or regulation which supplements or supersedes such statute or regulations.

27.

Except as otherwise expressly provided or unless the context otherwise requires, a reference to "approval", "authorization" or "consent" means written approval, authorization or consent.

28.

This agreement shall be construed and governed by the laws in force in the Province of Ontario, and the courts of said Province shall have exclusive jurisdiction to hear and determine all disputes arising hereunder. Each of the parties hereto irrevocably attoms to the jurisdiction of said courts.

29.

The parties hereto agree that each of them has participated in the draughting of this agreement and that any rule of construction to the effect that ambiguities are to be resolved against the draughting party shall not apply to the interpretation of this agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

JKATE EXPLORATIONS INC.

c/o Garfield Pinkerton

/s/ Garfield Pinkerton

Mr. Garfield Pinkerton, President

October 1, 2004

Date

TEMEX RESOURCES CORP.

C/S

/s/ Brian Groves

Mr. Brian Groves, President, CEO

September 27, 2004

C/S

Date

SCHEDULE A

This is Schedule A to the Option Agreement made as of 12 August 2004 between Temex Resources Corp., as Optionee, and JKate Explorations Inc., as Optionor, of the Merico Ethel Property.

Property Description

Claim Number	Township	Claim Units	Area (acres)	Recorded Holder	Date Recorded	Date Due
1198561	JAMES	1	40	JKate Explorations Inc.	1996-Sep-11	2004-Sep-11
1198563	JAMES	2	80	JKate Explorations Inc.	1996-Sep-11	2004-Sep-11
1214024	JAMES	1	40	JKate Explorations Inc.	1996-May-09	2006-May-09
1214025	JAMES	6	240	JKate Explorations Inc.	1996-May-09	2004-Nov-16
1214026	JAMES	6	240	JKate Explorations Inc.	1996-May-09	2004-Nov-16
1222054	JAMES	4	160	JKate Explorations Inc.	1997-May-15	2004-Nov-16
3006676	JAMES	2	80	JKate Explorations Inc.	2004-Jul-21	2006-Jul-21
3006678	JAMES	6	240	JKate Explorations Inc.	2004-Jul-06	2006-Jul-06
3007407	JAMES	1	40	JKate Explorations Inc.	2004-Mar-17	2006-Mar-17
3008008	TRUAX	4	160	JKate Explorations Inc.	2003-Mar-20	2005-Mar-20
1118625	TUDHOPE	4	160	JKate Explorations Inc.	1994-Oct-21	2008-Oct-21
1199555	TUDHOPE	2	80	JKate Explorations Inc.	2002-Oct-18	2004-Oct-18
1199556	TUDHOPE	4	160	JKate Explorations Inc.	2002-Dec-18	2004-Dec-18
1202448	TUDHOPE	1	40	JKate Explorations Inc.	1994-Apr-26	2008-Apr-26
1202555	TUDHOPE	1	40	JKate Explorations Inc.	1994-Apr-26	2007-Apr-26
1206253	TUDHOPE	4	160	JKate Explorations Inc.	1996-Mar-05	2004-Sep-06
1212261	TUDHOPE	1	40	JKate Explorations Inc.	1996-Sep-11	2007-Sep-11
1213810	TUDHOPE	6	240	JKate Explorations Inc.	2002-Nov-26	2004-Nov-26
1217771	TUDHOPE	1	40	JKate Explorations Inc.	1996-Sep-24	2009-Sep-24
1217772	TUDHOPE	1	40	JKate Explorations Inc.	1996-Sep-24	2008-Sep-24
1217784	TUDHOPE	7	280	JKate Explorations Inc.	1997-Jun-05	2007-Jun-05
1222053	TUDHOPE	2	80	JKate Explorations Inc.	1997-May-15	2007-May-15
1225024	TUDHOPE	2	80	JKate Explorations Inc.	1997-Oct-15	2004-Oct-15
3006674	TUDHOPE	1	40	JKate Explorations Inc.	2004-Jul-21	2006-Jul-21
3006679	TUDHOPE	3	120	JKate Explorations Inc.	2004-Jun-08	2006-Jun-08
3006748	TUDHOPE	2	80	JKate Explorations Inc.	2004-Jun-08	2006-Jun-08
3010034	TUDHOPE	8	320	JKate Explorations Inc.	2002-Dec-04	2004-Dec-04
3010035	TUDHOPE	3	120	JKate Explorations Inc.	2002-Dec-04	2004-Dec-04
28 claims		86	3440

Beneficial Owner: JKate Explorations Inc. 100%

Schedule B NSR Agreement

This is Schedule B to the Agreement made as of 12 August 2004 between Temex Resources Corp., as Optionee, and JKate Explorations Inc., as Optionor, relating to the Merico Ethel Property.

NET SMELTER RETURNS ROYALTY

1.

For purposes of this Schedule "B" the following words and expressions shall have the meanings respectively assigned to them herein:

"Commercial Production" generally means the removal, extraction, production, concentration and processing of minerals from the Property but shall not include production for purposes of sampling, assaying, testing, analysis or evaluation, which may include test mining and the taking of reasonable quantities of minerals by way of bulk sample for metallurgical testing and specifically "Commercial Production" means the mining and treating of ores from the Property for the purposes of earning net revenues, and "commencement of Commercial Production" means the first day following the first period of 60 consecutive days during which any mill or other processing facility located on the Property operates at a rate of at least 60% of its design capacity during such period (or other rate or quantity of production as specified in a feasibility study or as agreed by the parties as constituting the commencement of Commercial Production) and, if no mill or other processing facility is located on the Property "commencement of Commercial Production" shall mean the day following the first period of 30 consecutive days during which ores have been shipped from the Property on a reasonably regular basis for the purpose of earning net revenues; however, no period of time during which ores or concentrates are shipped from the Property for testing purposes and no period of time during which milling operations are undertaken as initial mill tune-up shall be taken into account in determining the date of commencement of commercial production;

"Owner" shall mean the owner having the obligation to pay a Net Smelter Returns Royalty hereunder from time to time on the Property;

"Holder" shall mean JKate Explorations Inc. and its respective successors and assignees, namely, the parties entitled to receive a Net Smelter Returns Royalty hereunder from time to time; and

"Products" means minerals with payable metal content which are mined from the Property including without limitation all ores, concentrates, precipitates, bullion, doré and other materials or solutions derived from beneficiating or other mineral processing and delivered for further treatment or sale or stockpiled for further processing, including any tailings, residues or other materials derived from mining operations and reprocessed; provided, however, that if such ores, concentrates, precipitates, bullion, doré and other materials or solutions derived from beneficiating or other mineral processing are to be subjected to further on-site treatment as part of normal mining operations, then such ores, concentrates, precipitates, bullion, doré and other materials or solutions derived from beneficiating or other mineral processing shall not constitute Products until such further treatment has occurred.

2.

For the purposes of this Schedule "B", the term "Net Smelter Returns" shall, subject to paragraphs 3, 4, 5 and 6 below, mean gross revenues (including insurance proceeds) received after the date of commencement of Commercial Production from the sale by, or on behalf of, the Owner of all ores, concentrates, doré, refined metals, precipitates, residues, refinery slimes and other products with payable metal content derived from processing such ores mined from the Property or concentrates derived therefrom (herein collectively called "Products"), after deducting the following aggregate processing costs (without duplication) incurred in the production of such Products:

(a)

all smelting and refining (including the charges made by a mint for refining to 0.9999 purity), tolling and other treatment charges, including the cost of handling, weighing, sampling and assaying, including representation charges, referee's fees and expenses, all penalties for deleterious substances or impurities, and all deductions for metal losses and price participation by the smelter or refiner, and marketing costs;

(b)

costs of handling, transporting, securing and insuring Products shipped from the Property or from a concentrator, whether situated on or off the Property to a smelter, refinery, mint or other place of treatment, and in the case of gold or silver concentrates or other intermediate products with high precious metals content, security costs;

(c)

import, export, ad valorem taxes and taxes based upon sales or production, but not income taxes; and

(d)

marketing costs, including sales commissions, incurred in selling Products.

3.

Whenever revenue otherwise to be included in accordance with section 2 above is received by or on behalf of the Owner in a transaction with a party with whom the Owner is not dealing at arm's length [within the meaning of the Income Tax Act (Canada)], the revenue to be included shall be based on the fair market value thereof in the circumstances and at the time of the transaction. Similarly, whenever a cost otherwise deductible in accordance with section 2 above is incurred by or on behalf of the Owner in a transaction with a party with whom the Owner is not dealing at arm's length, the cost to be deducted shall be the fair market cost under the circumstances and at the time of the transaction. For the purposes of this section 3, whenever the fair market value of a revenue item or the fair market cost of a deduction must be determined in calculating Net Smelter Returns, the Owner shall be entitled to use revenues and costs equivalent to the prevailing rates charged by similar smelters, refineries or mints, as the case may be, in arm's length transactions for the treatment of like quantities and quality of Product.

4.

For the purposes of determining Net Smelter Returns, all receipts and major disbursements in a currency other than Canadian shall be converted into Canadian currency on the day of receipt or disbursement, as the case may be, and all other disbursements in a currency other than Canadian currency at the average rate for the month of disbursement determined using the Bank of Canada noon rates.

5.

None of the revenues, costs, profits or losses from price protection (hedging) or speculative transactions such as futures contracts and commodity options covering all or part of production from the Property shall be taken into account in calculating Net Smelter Returns or any interest therein, except in the case where products are actually delivered and a sale is actually consummated under such transactions. However, the Owner may, but shall not be under any duty to, engage in such price protection or speculative transactions in its sole discretion.

6.

If the Property is brought into Commercial Production, it may be operated as a single or unitized operation with other mining properties owned by third parties or in which the Owner has an interest, in which event, the parties agree that (notwithstanding separate ownership thereof) ores mined from such other mining properties (including ores mined from the Property) may be commingled and blended at the time of mining or at any time thereafter, provided, however, that the respective mining properties shall bear and have allocated to them their proportionate share of the costs described in paragraphs 2 (a) to 2 (d) inclusive, which are incurred in the single or unitized operation; and similarly, the respective mining properties shall have allocated to them their proportionate share of the revenues, which are incurred in the single or unitized operation.

In making such allocations, effect shall be given to the tonnages of ore and other material mined and beneficiated and the characteristics of such material including its amenability to processing, the mineral content of ores removed from such mining properties, and to any special charges particularly related to the cost of treating such ores, or concentrates derived there from, or other Products which are mined from such mining properties.

In making such allocations the Owner shall also ensure that reasonable practices and procedures are adopted and employed for weighing, determining moisture content, sampling and assaying ores, or concentrates derived therefrom, which are mined from such other properties. The Owner shall also utilize reasonably accurate recovery factors in order to determine the amount of economically recoverable minerals contained in such ores or concentrates.

7.

Payments of Net Smelter Returns royalties shall be made to the Holder within 30 days after the end of each calendar month in which Net Smelter Returns, as determined on the basis of final adjusted invoices, are received by the Owner. All such payments shall be made in Canadian dollars.

8.

After the calendar year in which Commercial Production is commenced on the Property the Holder shall be provided annually thereafter on or before April 1 in each calendar year with a copy of the calculation of Net Smelter Returns, determined in accordance with this Schedule "B", for the preceding calendar year, certified correct by the Owner.

9.

Nothing contained in this agreement or any schedule attached thereto shall be construed as conferring upon the Holder any rights to or beneficial interest in the Property. The right to receive the Net Smelter Returns Royalty from the Owner as and when due is and shall be deemed to be a contractual right only. Furthermore, the right of the Holder to receive the Net Smelter Returns Royalty as and when due shall not be deemed to constitute the Owner the partner, agent or legal representative of the Holder or to create any fiduciary relationship between them for any purpose whatsoever.

10.

The Owner shall be entitled to:

(i)

make all operational decisions with respect to the methods and extent of mining and processing of ores, concentrates derived therefrom, and other Products produced from the Property and any further processing of Products, including any decision to process ores by heap leaching rather than conventional milling;

(ii)

make all decisions relating to sales and marketing of ores, concentrates derived therefrom, and other Products produced from the Property; and

(iii)

make all decisions concerning temporary or long-term cessation of operations.

11.

The Holder shall be entitled to record its Net Smelter Returns Royalty interest on title by recording a copy of this agreement in the Mining Recorder's Office for the Larder Lake Mining Division (80) of the Ministry of Northern Development and Mines. If the Owner sells, assigns, transfers or otherwise disposes of the whole or any part of its interest in the Property any such sale, assignment, transfer or other disposition shall carry the rights, and shall delegate and make the interest subject to, all the liabilities and obligations of the Owner to the Holder under this agreement. Each transferee of such interest shall, by written agreement with and for the benefit of the Holder, assume and agree to pay and perform such liabilities and obligations. Such assumption shall not serve to release or discharge the Owner from any of the said liabilities and obligations theretofore accrued due to the Holder with respect to the interest or portion thereof being transferred, but shall release and discharge the Owner from all of the said liabilities and obligations thereafter accruing due to the Holder with respect to the interest or portion thereof being transferred.

12.

Any payment of Net Smelter Returns Royalty made by the Owner to the Holder hereunder shall be deemed to have been well and truly made by cheque payable to the Holder and delivered to it or, on its direction and delivered to its address as given in this agreement.

13.

All payments of Net Smelter Returns Royalty made to the Holder by the Owner pursuant hereto are subject to all applicable federal and provincial income taxes and withholding taxes, which taxes or withholding taxes, if required to be paid by the Owner shall be deemed included in and considered part of any payment to the Holder and shall be deducted from any payments to be made to the Holder in accordance herewith.

14.

The Holder covenants and agrees with the Owner that (except as expressly provided in this section 14) without the prior consent of the Owner the Holder shall not have any right to assign the Net Smelter Returns Royalty which may become payable to the Holder hereunder. Notwithstanding the generality of the foregoing, if at any time the Holder receives a bonafide offer to purchase its interest in the Net Smelter Returns Royalty payable hereunder from a third party, it shall provide a copy of such offer to the Owner, which shall constitute an offer from the Holder to the Owner to sell the Net Smelter Returns Royalty payable to the Holder hereunder on the same terms and conditions as offered by such third party. The Owner shall have not less than 60 days to accept such offer from the Holder. The Owner, within such 60 day period from receipt of a copy of such offer, shall give the Holder written acceptance of the offer and make payment of the full purchase price stated in the offer. If the Owner does not wish to purchase the Holder's interest in Net Smelter Returns Royalty, the Owner shall so advise the Holder within 60 days of receipt of the offer; provided that, if the Owner fails to purchase the Holder's interest in the Net Smelter Returns Royalty or to provide notice to the Holder of its election within such 60 day period, the Holder may make a cash offer to sell its interest in the Net Smelter Returns Royalty payable hereunder to any bonafide third party on no more favourable terms than those offered to the Owner. If no other offer to a bona fide third party is made and accepted, within 90 days after the Owner's rejection or failure to accept such offer (which transaction of purchase and sale must be completed within 60 days after acceptance), then this section 14 shall again be in full force and effect, and the Holder shall again be required to offer to the Owner the first right of refusal to purchase its interest in the Net Smelter Returns Royalty payable hereunder should it wish to sell same. If the Holder assigns its interest in the Net Smelter Returns Royalty payable hereunder to a bona fide third party, pursuant to the provisions of this section 14, in addition to any other requirements provided for, the Holder shall not complete any such assignment unless and until the assignee has acknowledged in writing to the Owner that such assignee is fully aware of and agrees to be bound by the provisions hereof, as fully as if such assignee was a signatory hereto. The form and substance of such agreement shall be as the Owner may reasonably require. The Holder shall not sell the Net Smelter Returns Royalty payable hereunder to any non arm's-length party.

15. If ores are mined from the Property the Holder's sole right shall be to receive the Net Smelter Returns Royalty payable to it hereunder, and the Owner shall have full and unlimited discretion in the development and mining of the Property, including without limitation, complete authority, control and discretion with respect to operations (including the scale of initial mining operations and modifications and/or expansion of plant and equipment), product marketing and sales, and cessation or suspension of operations or abandonment or sale of the Property by the Owner. Nothing herein contained, nor the doing of any act or thing hereunder, shall obligate the Owner to explore, develop or mine the Property or in the event a mine is developed on the Property to maintain Commercial Production or to cause any ores, or concentrates derived therefrom, or other Products which may be produced from the Property to be treated and/or sold.

This is Schedule “D” referred to in the Option & Joint Venture Agreement made as of the 25th day of September, 2007 between Temex Resources Corp. and Uranium Star Corp.

RAVEN AGREEMENT

THIS AGREEMENT is dated for reference the 28th day of May, 2004. BETWEEN:

RAVEN RESOURCES INC., 52 Riverside Drive P.O. Box 148 Swastika, ON P0K 1T0 (herein called the "Optionor")

OF THE FIRST PART AND:

TEMEX RESOURCES CORP., 141 Adelaide Street West, Suite 1000, Toronto, Ontario M5H 3L5 (herein called the "Optionee")

OF THE SECOND PART WHEREAS:

A.

The Optionor is the sole legal and beneficial owner of 100% interest in the Yarrow Property, comprising 4 mining claims, 28 units and 1,120 acres in Yarrow Township, as shown on claim sheet G-0260 for the Larder Lake Mining Division, in the Province of Ontario (herein called the "Property") and more particularly described in Schedule 'A' annexed hereto; and

B.

The Optionor has agreed to grant to the Optionee the exclusive right to earn all right, title and interest held by the Optionor in and to the Property on the terms and conditions hereinafter provided.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained the parties hereto agree as follows:

1.

The Optionor hereby grants to the Optionee the sole and exclusive right to earn (the "earn-in") on or before May 28, 2007 (the "expiration of the earn-in period") all right, title and interest held by the Optionor in and to the Property (100% undivided interest) by fulfilling all of the following obligations:

(a)

the Optionee shall pay $5,000 to the Optionor within 10 business days of the date of execution and delivery hereof and within 10 days of receipt of approval from the TSX Venture Exchange the Optionee shall issue and allot from treasury to the Optionor 25,000 common shares of the Optionee;

(b)

on or before May 28, 2005 the Optionee shall issue and allot from treasury to the Optionor a further 25,000 common shares of the Optionee and incur not less than $50,000 in exploration expenditures on or in respect of the Property;

(c)

on or before May 28, 2006 the Optionee shall pay an additional $ 10,000 to the Optionor and incur not less than $50,000 in additional exploration expenditures on or in respect of the Property; and

(d)

on or before May 28, 2007 the Optionee shall pay an additional $15,000 to the Optionor and incur not less than $50,000 in additional exploration expenditures on or in respect of the Property;

provided that the obligations in paragraph (a) above are firm commitments and all other obligations under this section 1 are optional in the sole discretion of the Optionee; and provided further that the Optionee shall be entitled to accelerate the performance of the obligations set forth in paragraphs (b), (c) or (d) above at any time. Subject always to the provisions of section 12 hereof, if at any time the Optionee fails to fulfill or elects not to fulfill any of the obligations set forth in paragraphs (b), (c) or (d) above, then the Optionee shall not earn any interest held by the Optionor in and to the Property and this agreement shall terminate, provided that the Optionee shall ensure that all mining claims comprising the Property will remain in good standing for at least six months following termination of this agreement.

2.

Provided that the Optionor fulfills all of its obligations set forth in section 1 hereof by making aggregate cash payments to the Optionor of $30,000, issuing and allotting to the Optionor from treasury an aggregate of 50,000 common shares of the Optionee and incurring not less than an aggregate amount of $150,000 in exploration expenditures on or in respect of the Property when and as such obligations accrue due pursuant to the provisions of section 1, then the Optionee shall be deemed to have indefeasibly earned all right, title and interest held by the Optionor in and to the Property and shall be vested with 100% undivided interest therein, subject to the Net Smelter Returns ("NSR") royalty reserved to the Optionor pursuant to the provisions of section 3 hereof. Notwithstanding the provisions of this section 2 with respect to the deferred vesting of the Property in the Optionee, forthwith upon the execution and delivery of this agreement the Optionor shall execute and deliver to the Optionee in proper form for recording pursuant to the provisions of the Mining Act a transfer of all right, title and interest (100%) in and to the Property. The Optionee agrees that the Optionor shall have the first right to refuse any additional staking work, prospecting work, or other exploration work within its competence as the Optionee may in its sole discretion deem appropriate to sub-contract or delegate to the Optionor.

3.

Subject to the Optionee earning 100% undivided interest in the Property on or before the expiration of the earn-in period, the Optionee shall pay an aggregate 2% NSR royalty to the Optionor on payable metals produced from the Property to be calculated and paid in accordance with the provisions of Schedule "B" hereto annexed; provided that the Optionee shall have the pre-emptive right at any time and from time to time to purchase not more than one half of such NSR royalty (i.e. up to 1%) by paying to the Optionor an aggregate of $500,000 for each 0.5% portion of such NSR royalty. For greater certainty, pursuant to such pre-emptive right the Optionee shall be entitled to purchase an aggregate of 1% NSR royalty from the Optionor for $1,000,000, leaving the Optionor with a 1% NSR royalty payable hereunder.

4.

The Optionor represents and warrants to the Optionee that:

(a)

it is the recorded and beneficial owner of the Property free and clear of all liens, charges and encumbrances of every kind;

(b)

the mining claims comprising the Property have been properly staked out and are in good standing under the Mining Act, and no additional assessment work is required to be filed in respect of such mining claims with the Mining Recorder for the Larder Lake Mining Division of the Ministry of Northern Development and Mines until the assessment due dates set forth in Schedule "A" hereto annexed;

(c)

it is not aware of any agreement or adverse claim relating to the use of the surface rights to the Property which would encumber, limit or restrict in any way whatsoever, or cause interference with, the Optionee's right to carry out prospecting, exploration, development and/or other mining work thereon;

(d)

it has the full and undisputed right to enter into this agreement and to transfer the Property to the Optionee;

(e)

it has not transferred or encumbered, or agreed to transfer or encumber, all or any of its beneficial interest in the property

(f)

it is not aware of any pending or threatened litigation or adverse claims against or challenges:
(i)         to its ownership of the Property by any person whatsoever, nor is it aware of any basis therefore, nor is it aware of any third party who claims to own or have any beneficial interest in the Property;

(ii)        made by any level of government in respect of the Property nor is it aware of any actionor proceeding by any level of governmental or of any other fact or condition, which would materially limit access to, or which would result in a termination, cancellation or forfeiture of the mining claims comprising the Property; or

(iii)       to any activities conducted on or in the Property by or on its behalf;

(g)         it is not a non-resident for the purposes of and pursuant to section 116 of the Income Tax Act (Canada);

(h)         to the best of its knowledge and belief, following reasonable investigation and enquiry, the Property is clear of all hazardous conditions and environmental liabilities and otherwise complies with all laws and regulations applicable thereto, including without limitation, the Mining Act and all applicable environmental standards;

(i)

it has delivered to the Optionee copies of all geotechnical reports, data and materials in its possession or control relating to the Property, including without limitation, any diamond drill core recovered from previous drilling on the Property by or on its behalf or on behalf of others, and it has made available to the Optionee all information which could possibly be considered to be materially significant in indicating whether the Property might or might not have potential for economic mineralization;

(j)

all consents, approvals, permits, authorizations or orders necessary to complete the transfer of the Property which are required to be obtained by it have been obtained and copies thereof have been delivered to the Optionee;

(k)

there are no commissions and no broker's, finder's or other similar fees payable by the Optionor in connection with the transactions contemplated by this agreement;

(l)

the execution and delivery hereof and the performance from time to time of the obligations of the

Optionor hereunder are within its corporate power and authority, and this agreement has been duly authorized by all necessary corporate action and constitutes a valid and binding obligation of the Optionor enforceable in accordance with its terms;

(m)        the execution and delivery of this agreement and the performance from time to time of the obligations of the Optionor hereunder do not and will not conflict with the terms of its articles or by-laws or any other agreement or instrument to which it is a party or by which it is bound;

(n)         it has the capacity and is duly qualified to carry on mineral exploration and mining operations in the Province of Ontario; and

(o)         Schedule "A" is correct and complete and the Property is not the whole or substantially the whole of the Optionor's assets or undertaking

5.

The Optionee represents and warrants to the Optionor that:

(a)

it has the capacity and is duly qualified to carry on mineral exploration and mining operations in the Province of Ontario;

(b)

the execution and delivery hereof and the performance from time to time of its obligations hereunder are within its corporate power and authority, and this agreement has been duly authorized by all necessary corporate action and constitutes a valid and binding obligation of the Optionee enforceable in accordance with its terms;

(c)

the execution and delivery of this agreement and the performance from time to time of the Optionee's obligations hereunder do not and will not conflict with the terms of its articles or by-laws or any other agreement or instrument to which it is a party or by which it is bound;

(d)

the public record of information and disclosure by as filed with the Ontario Securities Commission on the System for Electronic Document Analysis and Retrieval (SEDAR) in Canada is accurate and fairly presents the financial condition of the Optionee, and since the filing of the last financial statements on SEDAR the Optionee has experienced no adverse material change in its financial condition, prospects or assets;

(e)

the Optionee's common shares will be duly allotted and issued as fully paid and non-assessable shares, free and clear of all restrictions on transfer, except for "hold periods", all requirements imposed by the TSX Venture Exchange in connection therewith shall have been satisfied, and upon issuance the Optionee's shares will be listed and posted for trading on the TSX Venture Exchange under the symbol "TME";

(f)

the Optionee is a reporting issuer under the Securities Act (Ontario) and has been a reporting issuer under such Act for at least 12 months, to the knowledge of the Optionee it is not in default of the requirements of the Securities Act (Ontario) or the regulations made thereunder, and to the knowledge of the Optionee it is in good standing under the rules, by-laws and policies of the TSV Venture Exchange; and

(g)

no securities commission or similar regulatory authority has issued any order preventing or suspending trading in any securities of the Optionee, and to the knowledge of the Optionee no such proceedings for such purposes are pending or threatened.

6.

The parties each agree that each of them is entering into this agreement relying upon the representations and warranties made to it herein, and the correctness of each such representation and warranty is a condition upon which the party to whom such representation is made is entering into this agreement, each of which conditions may be waived in whole or in part solely by such party. It is also agreed that all such representations and warranties shall survive the execution and delivery of this agreement and the transfer of the Property to the Optionee.  Notwithstanding any investigation made by or on behalf of a party, nor any knowledge of a party, and subject to the provisions of section 22 of the Limitations Act, 2002, all such representations and warranties shall continue in full force and effect without limitation.

7.

The Optionor covenants and agrees that prior to the expiration of the earn-in period, the Optionee shall have the sole and exclusive right to enter upon the Property and conduct mining exploration work, provided it respects all applicable federal and provincial land use regulations and environmental laws. The Optionee shall also have the right to bring upon the Property and erect thereon such facilities necessary to conduct mining exploration work and to remove from the Property ore or mineral samples for the purpose of collecting technical data or carrying out bulk sampling, pilot plant or test mining operations.

8.

Prior to the expiration of the earn-in period the Optionee will permit the Optionor, at its own risk and expense, access to the Property at all reasonable times provided that the Optionee is notified in advance and any information gathered is kept strictly confidential. Prior to the expiration of the earn-in period, the Optionee shall provide the Optionor with annual progress reports, within 60 days following each anniversary date of the date of execution and delivery hereof, briefly describing work done on the Property during the previous year, cumulative exploration expenditures made on or in respect of the Property hereunder and any significant results achieved. The Optionee also agrees to provide the Optionor with copies of any technical reports produced to document the results of the work done on the Property. During periods of active work programs, the Optionee will provide informal verbal progress reports to the Optionor, upon request. All information so received by the Optionor in relation to the Property shall be kept strictly confidential and shall not be disclosed to any third party without the prior writtenconsent of the Optionee, except for any such information that is required to be disclosed by any applicable governmental or other regulatory authority or stock exchange.

9.

The Optionor and the Optionee mutually covenant and agree that there shall be an area of mutual interest around the existing perimeter of the Property 2 kilometres in perpendicular width.   For greater certainty, the perimeter of such area of mutual interest shall not be affected by any additions to, or dispositions from, or the surrender of, any mining claims comprising part of the Property as at the date of execution and delivery of this agreement. Should the Optionor or the Optionee acquire any mining claims or any other real property interests in surface or mining rights, directly or indirectly, in any lands within the area of mutual interest, then all such mining claims and other real property interests in surface or mining rights acquired by the Optionor or the Optionee any part of which lies within the area of mutual interest, whether such mining claims or other real property interests in surface or mining rights are acquired by staking or from third parties, shall be deemed to be acquired pursuant to the provisions of this agreement and form part of the subject-matter of this agreement.

10.

The Optionee covenants and agrees to:

(a)

conduct all work on or with respect to the Property in a careful and miner-like manner and in accordance with the applicable laws, and to indemnify and save the Optionor harmless from any and all claims, suits or actions made or brought against the Optionor as a result of work done by the Optionee on or with respect to the Property;

(b)

arrange for and maintain Worker's Compensation or equivalent coverage for all eligible employees engaged by the Optionee in accordance with local statutory requirements;

(c)

keep the Property free and clear of all liens and encumbrances arising from its operations hereunder (except liens contested in good faith by the Optionee); and

(d)

maintain true and correct books, accounts and records of operations hereunder.

11.

At any time prior to the expiration of the earn-in period the Optionee shall have the right to terminate this agreement by notice in writing to the Optionor, and effective with the giving of such notice the Optionee shall have no further obligations to the Optionor pursuant to the provisions of section 1 hereof; provided however that the Optionee shall ensure that all mining claims comprising the Property shall remain in good standing for at least six months following the giving of such notice by the Optionee.

12.

The Optionor may terminate this Agreement for cause at any time in the event that:

(a)

the Optionee fails to pay (in the absence of an extension of the time for payment) any instalment of the cash consideration payable to the Optionor pursuant to the provisions of section 1;

(b)

the Optionee fails to deliver share certificates for treasury shares of the Optionee to be issued and allotted to the Optionor pursuant to the provisions of section 1;

(c)

the Optionee fails to incur (in the absence of a waiver or extension of time for performance) the minimum aggregate exploration expenditures required to be fulfilled from time to time pursuant to the provisions of section 1; or

(d)

the Optionee fails to pay the NSR royalty due from time to time on all ores mined from the Property in accordance with the provisions of Schedule "B" hereto annexed;

provided that, in the event the Optionee is alleged by the Optionor to be in default of any such requirement the Optionor shall first give written notice to the Optionee specifying such default, and the Optionee shall not lose any rights under this agreement unless within 10 days after the Optionor gives such notice of default the Optionee has failed to cure the default by appropriate performance (unless such default cannot be remedied within such period, in which case the Optionee shall commence to remedy such default within such 10 day period and thereafter shall proceed continuously and diligently to complete all required remedial action; provided, however, that such cure period shall have no application to an alleged default under section 1 if the exploration expenditures in the relevant period have not substantially been incurred at the time notice of default is given) and in the event the Optionee fails to cure or commence to remedy any default within such 10 day period, then this agreement shall terminate as herein provided.

13.

The parties shall from time to time and at all times do such further acts and things and execute all such further documents and instruments as may be reasonably required in order to carry out and implement the true intent and meaning of this agreement.

14.

The invalidity of any particular article, section, subsection, clause, subclause, subparagraph or part or parts thereof, of this agreement shall not affect the validity of any other provisions hereof, and this agreement shall subsequently be construed as if such invalid provision were omitted and did not form part hereof.

15.

This agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns as permitted herein. Nothing express or implied herein is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this agreement.

16.

Time shall be of the essence hereof. Notwithstanding that time is of the essence, if the parties shall fix new dates for the completion of any of their obligations, time shall again be of the essence.

17.

This agreement constitutes the entire agreement between the parties hereto pertaining to the subject-matter hereof and supersedes and replaces any and all written correspondence and documents, including, without limitation, any letter of intent pertaining to the subject-matter hereof and all oral agreements, arrangements, understandings, negotiations discussions and conversations relating to the subject matter hereof made or exchanged between the parties prior to the execution of this agreement. No supplement, modification or amendment of this agreement shall be binding unless executed in writing by the parties hereto.

18.

The covenants and indemnities of the parties shall survive the execution and delivery of this agreement and the consummation of the transactions contemplated hereby. Notwithstanding the transfer of ownership of the Property by the parties nor any investigation made by or on behalf of a party, nor any knowledge of a party, subject to the provisions of section 22 of the Limitations Act, 2002, all such covenants and indemnities shall continue in full force and effect without limitation.

19.

In addition to all other rights and remedies of the parties pursuant to this agreement or otherwise, a party shall be entitled to set-off the amount of any claim that it has against another party pursuant to the provisions of this agreement or otherwise, including a reasonable estimate of the amount of any damages for which such other party is or may be liable, against any amounts that may be payable hereunder to such other party, provided that, in the event that subsequent to the time of set-off made by one party, the liability of such other party is determined to be less than the amount set-off by the first party, the first party shall pay to such other party the excess amount of such set-off forthwith following such determination.

20.

Notwithstanding anything to the contrary herein contained, all rights and remedies of each of the parties under this agreement shall be cumulative and may be exercised singularly or concurrently.

21.

It is expressly understood and agreed that no implied covenant or condition, other than the covenant of good faith and fair dealing, shall be read into this agreement relating to acquisition, exploration, development, mining or production or the time therefore, or to any obligation of the parties hereunder or to the measure of diligence thereof.

22.

The Optionee shall not be in default of its obligations hereunder or deprived of any of its rights hereunder if the Optionee is hindered or prevented from carrying out exploration or mining operations on or in respect of the Property by reason of an event of force majeure. The Optionee shall give the Optionor written notice specifying each event of force majeure, the date upon which it commenced and the Optionee's proposed course of action in response thereto. The time for performance of any obligation hereunder by the Optionee shall be extended for a period commensurate with the period any event of force majeure continues to hinder or prevent the Optionee from carrying out exploration or mining operations. For the purposes of this agreement force majeure means any cause or event which is beyond the control of the Optionee including, without limitation, an act of God, strike, lockout, act of public enemy, war declared or undeclared, blockade, revolution, riot, insurrection, civil commotion, lightning, fire, storm, earthquake, explosion, governmental restraint, embargoes, inability to obtain or delay in obtaining governmental approvals, permits, licenses or allocations, acts of any groups asserting aboriginal rights or any environmental agencies or pressure groups, and any other cause whether of the kind specifically enumerated above or otherwise which is beyond the reasonable control of the Optionee.

23.

Except as otherwise expressly provided or unless the context otherwise requires, words importing the masculine gender include the feminine or neuter, words in the singular include the plural, and vice versa.

24.

Any notice, direction or other instrument required under this Agreement shall be in writing and shall be given by the delivery of same to the Optionee at the address set out on the first page hereof or the Optionor at the address set out on the first page hereof.

25.

All references to currency in this agreement mean Canadian currency unless specifically noted otherwise.

26.

Except as otherwise expressly provided or unless the context otherwise requires, a reference in this agreement to a statute includes all regulations made under that statute, all amendments to such statute or regulations in force from time to time, and any statute or regulation which supplements or supersedes such statute or regulations.

27.

Except as otherwise expressly provided or unless the context otherwise requires, a reference to

"approval", "authorization" or "consent" means written approval, authorization or consent.

28.

This agreement shall be construed and governed by the laws in force in the Province of Ontario, and the courts of said Province shall have exclusive jurisdiction to hear and determine all disputes arising hereunder. Each of the parties hereto irrevocably attorns to the jurisdiction of said courts.

29.

The parties hereto agree that each of them has participated in the draughting of this agreement and that any rule of construction to the effect that ambiguities are to be resolved against the draughting party shall not apply to the interpretation of this agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

RAVEN RESOURCES LTD.

/s/ Michael Leahy

C/S

President

TEMEX RESOURCES CORP.

/s/ Ian Campbell

C/S

Vice President, Exploration

SCHEDULE A

This is Schedule A to the Option Agreement made as of 28 May 2004 between Temex Resources Corp., as Optionee, and Raven Resources Inc., as Optionor, of the Yarrow Property.

Property Description

Claim Number	Map Sheet	Claim Units	Area (acres)	Recorded Holder	Date Recorded	Date Due
3017519	Yarrow	8	480	Raven Resources Inc.	2004-May-25	2005-May-25
3017520	Yarrow	12	480	Raven Resources Inc.	2004-May-25	2005-May-25
3017521	Yarrow	7	600	Raven Resources Inc.	2004-May-25	2005-May-25
1241880	Yarrow	1	80	Raven Resources Inc.	2002-Oct-03	2004-Oct-04

4 claims	Total	28	1120

Location: Yarrow Township, Claim Sheet G-0260, Larder Lake Mining Division. Beneficial Owner:      Raven Resources Inc. 100%

Schedule B NSR Agreement

This is Schedule B to the Agreement made as of 28 May 2004 between Temex Resources Corp., as Optionee, and Raven Resources Inc., as Optionor, relating to the Yarrow Property.

NET SMELTER RETURNS ROYALTY

1.

For purposes of this Schedule "B" the following words and expressions shall have the meanings respectively assigned to them herein:

"Commercial Production" generally means the removal, extraction, production, concentration and processing of minerals from the Property but shall not include production for purposes of sampling, assaying, testing, analysis or evaluation, which may include test mining and the taking of reasonable quantities of minerals by way of bulk sample for metallurgical testing and specifically "Commercial Production" means the mining and treating of ores from the Property for the purposes of earning net revenues, and "commencement of Commercial Production" means the first day following the first period of 60 consecutive days during which any mill or other processing facility located on the Property operates at a rate of at least 60% of its design capacity during such period (or other rate or quantity of production as specified in a feasibility study or as agreed by the parties as constituting the commencement of Commercial Production) and, if no mill or other processing facility is located on the Property "commencement of Commercial Production" shall mean the day following the first period of 30 consecutive days during which ores have been shipped from the Property on a reasonably regular basis for the purpose of earning net revenues; however, no period of time during which ores or concentrates are shipped from the Property for testing purposes and no period of time during which milling operations are undertaken as initial mill tune-up shall be taken into account in determining the date of commencement of commercial production;

"Owner" shall mean the owner having the obligation to pay a Net Smelter Returns Royalty hereunder from time to time on the Property;

"Holder" shall mean Raven Resources Ltd. and its respective successors and assignees, namely, the parties entitled to receive a Net Smelter Returns Royalty hereunder from time to time; and

"Products" means minerals with payable metal content which are mined from the Property including without limitation all ores, concentrates, precipitates, bullion, doré and other materials or solutions derived from beneficiating or other mineral processing and delivered for further treatment or sale or stockpiled for further processing, including any tailings, residues or other materials derived from mining operations and reprocessed; provided, however, that if such ores, concentrates, precipitates, bullion, doré and other materials or solutions derived from beneficiating or other mineral processing are to be subjected to further on-site treatment as part of normal mining operations, then such ores, concentrates, precipitates, bullion, doré and other materials or solutions derived from beneficiating or other mineral processing shall not constitute Products until such further treatment has occurred.

2.

For the purposes of this Schedule "B", the term "Net Smelter Returns" shall, subject to paragraphs 3, 4, 5 and 6 below, mean gross revenues (including insurance proceeds) received after the date of commencement of Commercial Production from the sale by, or on behalf of, the

Owner of all ores, concentrates, doré, refined metals, precipitates, residues, refinery slimes and other products with payable metal content derived from processing such ores mined from the Property or concentrates derived therefrom (herein collectively called "Products"), after deducting the following aggregate processing costs (without duplication) incurred in the production of such Products:

(a)

all smelting and refining (including the charges made by a mint for refining to 0.9999 purity), tolling and other treatment charges, including the cost of handling, weighing, sampling and assaying, including representation charges, referee's fees and expenses, all penalties for deleterious substances or impurities, and all deductions for metal losses and price participation by the smelter or refiner, and marketing costs;

(b)

costs of handling, transporting, securing and insuring Products shipped from the Property or from a concentrator, whether situated on or off the Property to a smelter, refinery, mint or other place of treatment, and in the case of gold or silver concentrates or other intermediate products with high precious metals content, security costs;

(c)

import, export, ad valorem taxes and taxes based upon sales or production, but not income taxes; and

(d)

marketing costs, including sales commissions, incurred in selling Products.

3.

Whenever revenue otherwise to be included in accordance with section 2 above is received by or on behalf of the Owner in a transaction with a party with whom the Owner is not dealing at arm's length [within the meaning of the Income Tax Act (Canada)], the revenue to be included shall be based on the fair market value thereof in the circumstances and at the time of the transaction. Similarly, whenever a cost otherwise deductible in accordance with section 2 above is incurred by or on behalf of the Owner in a transaction with a party with whom the Owner is not dealing at arm's length, the cost to be deducted shall be the fair market cost under the circumstances and at the time of the transaction. For the purposes of this section 3, whenever the fair market value of a revenue item or the fair market cost of a deduction must be determined in calculating Net Smelter Returns, the Owner shall be entitled to use revenues and costs equivalent to the prevailing rates charged by similar smelters, refineries or mints, as the case may be, in arm's length transactions for the treatment of like quantities and quality of Product.

4.

For the purposes of determining Net Smelter Returns, all receipts and major disbursements in a currency other than Canadian shall be converted into Canadian currency on the day of receipt or disbursement, as the case may be, and all other disbursements in a currency other than Canadian currency at the average rate for the month of disbursement determined using the Bank of Canada noon rates.

5.

None of the revenues, costs, profits or losses from price protection (hedging) or speculative transactions such as futures contracts and commodity options covering all or part of production from the Property shall be taken into account in calculating Net Smelter Returns or any interest therein, except in the case where products are actually delivered and a sale is actually consummated under such transactions. However, the Owner may, but shall not be under any duty to, engage in such price protection or speculative transactions in its sole discretion.

6.

If the Property is brought into Commercial Production, it may be operated as a single or unitized operation with other mining properties owned by third parties or in which the Owner has an interest, in which event, the parties agree that (notwithstanding separate ownership thereof) ores mined from such other mining properties (including ores mined from the Property) may be commingled and blended at the time of mining or at any time thereafter, provided, however, that the respective mining properties shall bear and have allocated to them their proportionate share of the costs described in paragraphs 2 (a) to 2 (d) inclusive, which are incurred in the single or unitized operation; and similarly, the respective mining properties shall have allocated to them their proportionate share of the revenues, which are incurred in the single or unitized operation.

In making such allocations, effect shall be given to the tonnages of ore and other material mined and beneficiated and the characteristics of such material including its amenability to processing, the mineral content of ores removed from such mining properties, and to any special charges particularly related to the cost of treating such ores, or concentrates derived there from, or other Products which are mined from such mining properties.

In making such allocations the Owner shall also ensure that reasonable practices and procedures are adopted and employed for weighing, determining moisture content, sampling and assaying ores, or concentrates derived therefrom, which are mined from such other properties. The Owner shall also utilize reasonably accurate recovery factors in order to determine the amount of economically recoverable minerals contained in such ores or concentrates.

7.

Payments of Net Smelter Returns royalties shall be made to the Holder within 30 days after the end of each calendar month in which Net Smelter Returns, as determined on the basis of final adjusted invoices, are received by the Owner. All such payments shall be made in Canadian dollars.

8.

After the calendar year in which Commercial Production is commenced on the Property the Holder shall be provided annually thereafter on or before April 1 in each calendar year with a copy of the calculation of Net Smelter Returns, determined in accordance with this Schedule "B", for the preceding calendar year, certified correct by the Owner.

9.

Nothing contained in this agreement or any schedule attached thereto shall be construed as conferring upon the Holder any rights to or beneficial interest in the Property. The right to receive the Net Smelter Returns Royalty from the Owner as and when due is and shall be deemed to be a contractual right only. Furthermore, the right of the Holder to receive the Net Smelter Returns Royalty as and when due shall not be deemed to constitute the Owner the partner, agent or legal representative of the Holder or to create any fiduciary relationship between them for any purpose whatsoever.

10.

The Owner shall be entitled to:

(i) make all operational decisions with respect to the methods and extent of mining and processing of ores, concentrates derived therefrom, and other Products produced from the Property and any further processing of Products, including any decision to process ores by heap leaching rather than conventional milling;

(ii) make all decisions relating to sales and marketing of ores, concentrates derived therefrom, and other Products produced from the Property; and

(iii)     make all decisions concerning temporary or long-term cessation of operations.

11.

The Holder shall be entitled to record its Net Smelter Returns Royalty interest on title by recording a copy of this agreement in the Mining Recorder's Office for the Larder Lake Mining Division (80) of the Ministry of Northern Development and Mines. If the Owner sells, assigns, transfers or otherwise disposes of the whole or any part of its interest in the Property any such sale, assignment, transfer or other disposition shall carry the rights, and shall delegate and make the interest subject to, all the liabilities and obligations of the Owner to the Holder under this agreement. Each transferee of such interest shall, by written agreement with and for the benefit of the Holder, assume and agree to pay and perform such liabilities and obligations. Such assumption shall not serve to release or discharge the Owner from any of the said liabilities and obligations theretofore accrued due to the Holder with respect to the interest or portion thereof being transferred, but shall release and discharge the Owner from all of the said liabilities and obligations thereafter accruing due to the Holder with respect to the interest or portion thereof being transferred.

12.

Any payment of Net Smelter Returns Royalty made by the Owner to the Holder hereunder shall be deemed to have been well and truly made by cheque payable to the Holder and delivered to it or, on its direction and delivered to its address as given in this agreement.

13.

All payments of Net Smelter Returns Royalty made to the Holder by the Owner pursuant hereto are subject to all applicable federal and provincial income taxes and withholding taxes, which taxes or withholding taxes, if required to be paid by the Owner shall be deemed included in and considered part of any payment to the Holder and shall be deducted from any payments to be made to the Holder in accordance herewith.

14.

The Holder covenants and agrees with the Owner that (except as expressly provided in this section 14) without the prior consent of the Owner the Holder shall not have any right to assign the Net Smelter Returns Royalty which may become payable to the Holder hereunder. Notwithstanding the generality of the foregoing, if at any time the Holder receives a bonafide offer to purchase its interest in the Net Smelter Returns Royalty payable hereunder from a third party, it shall provide a copy of such offer to the Owner, which shall constitute an offer from the Holder to the Owner to sell the Net Smelter Returns Royalty payable to the Holder hereunder on the same terms and conditions as offered by such third party. The Owner shall have not less than 60 days to accept such offer from the Holder. The Owner, within such 60 day period from receipt of a copy of such offer, shall give the Holder written acceptance of the offer and make payment of the full purchase price stated in the offer. If the Owner does not wish to purchase the Holder's interest in Net Smelter Returns Royalty, the Owner shall so advise the Holder within 60 days of receipt of the offer; provided that, if the Owner fails to purchase the Holder's interest in the Net Smelter Returns Royalty or to provide notice to the Holder of its election within such 60 day period, the Holder may make a cash offer to sell its interest in the Net Smelter Returns Royalty payable hereunder to any bonafide third party on no more favourable terms than those offered to the Owner. If no other offer to a bona fide third party is made and accepted, within 90 days after the Owner's rejection or failure to accept such offer (which transaction of purchase and sale must be completed within 60 days after acceptance), then this section 14 shall again be in full force and effect, and the Holder shall again be required to offer to the Owner the first right of refusal to purchase its interest in the Net Smelter Returns Royalty payable hereunder should it wish to sell same. If the Holder assigns its interest in the Net Smelter Returns Royalty payable hereunder to a bona fide third party, pursuant to the provisions of this section 14, in addition to any other requirements provided for, the Holder shall not complete any such assignment unless and until the assignee has acknowledged in writing to the Owner that such assignee is fully aware of and agrees to be bound by the provisions hereof, as fully as if such assignee was a signatory hereto. The form and substance of such agreement shall be as the Owner may reasonably require. The

Holder shall not sell the Net Smelter Returns Royalty payable hereunder to any non arm's-length party.

15. If ores are mined from the Property the Holder's sole right shall be to receive the Net Smelter Returns Royalty payable to it hereunder, and the Owner shall have full and unlimited discretion in the development and mining of the Property, including without limitation, complete authority, control and discretion with respect to operations (including the scale of initial mining operations and modifications and/or expansion of plant and equipment), product marketing and sales, and cessation or suspension of operations or abandonment or sale of the Property by the Owner. Nothing herein contained, nor the doing of any act or thing hereunder, shall obligate the Owner to explore, develop or mine the Property or in the event a mine is developed on the Property to maintain Commercial Production or to cause any ores, or concentrates derived therefrom, or other Products which may be produced from the Property to be treated and/or sold.

This is Schedule “E” referred to in the Option & Joint Venture Agreement made as of the 25th day of September, 2007 between Temex Resources Corp. and Uranium Star Corp.

NET SMELTER RETURNS ROYALTY

1.1

Definitions - In this Schedule “E”, words and phrases defined in section 1.1 of the Option & Joint Venture Agreement made as of the 1st day of September, 2007 between Temex Resources Corp. and Uranium Star Corp. have the same meanings herein, and the following words and phrases shall have the meanings respectively assigned to them below:

“Applicable Spot Price” has the meaning ascribed thereto in subsection 3.2;

“Data” has the meaning ascribed thereto in section 16;

“Grantee” shall mean the royalty grantee entitled to receive a Net Smelter Returns Royalty on Products produced from the Properties from the owner of the Properties pursuant to the provisions of section 2.1 hereof and shall include, to the extent applicable in the circumstances, Grantee’s successors-in-interest, including without limitation, assignees and, when applicable, mortgagees having or claiming an interest in the Grantee’s interest herein;

“Grantor” shall mean the owner of the Properties having the obligation to pay a Net Smelter Returns Royalty hereunder from time to time to the Grantee pursuant to the provisions of section 2.1 hereof and shall include all of Grantor’s successors-in interest, including without limitation, assignees, partners, joint venture partners, lessees and, when applicable, mortgagees and affiliates having or claiming an interest in the Grantor’s interest herein;

“Hedging Transactions” has the meaning ascribed thereto in section 10;

“Materials” has the meaning ascribed thereto in section 12;

“Monthly Production” has the meaning ascribed thereto in subsection 3.1;

“Net Smelter Returns” in the case of Precious Metals has the meaning ascribed thereto in section 3and in the case of Other Minerals has the meaning ascribed thereto in section 5;

“Other Mineral(s)” means minerals other than Precious Metals, diamonds and other gems;

“Precious Metals” means gold, silver, and platinum group metals;

“Precious Metals Concentrates” means concentrates of ores containing Precious Metals which have been beneficiated in Grantor's concentrator, mill or other final processing plant but not further processed before sale to a smelter, refiner, processor, purchaser or other recipient of such concentrates, where the principal payable metal value of such concentrates is attributable to its Precious Metals content and the payable metal value of Other Minerals contained in such concentrates are treated as by-product credits;

“Processor” has the meaning ascribed thereto in subsection 3.1; and

“royalty” means the production royalty payable hereunder to the Grantee by the Grantor in respect of Net Smelter Returns received by the Grantor from the sale or other disposition of  Precious Metals and Other Minerals mined from the Properties, and for greater certainty, the Grantee acknowledges that the production royalty payable hereunder has no application to diamonds and other gems;

2.

Net Smelter Returns Royalty Payable upon Commencement of Commercial Production - Upon commencement of Commercial Production from the Properties the Grantor shall pay to the Grantee a royalty in the amount of 1.5% Net Smelter Returns; provided that the Grantor shall have the pre-emptive right at any time and from time to time to buy-down the royalty from 1.5% to 1.0% for $500,000 and, in the event such right is exercised, the Grantor shall have a further pre-emptive right at any time and from time to time to buy-down the royalty from 1.0% to 0.5% for $1,000,000, and in any event, the Grantor shall have a right of first offer pursuant to the provisions of Section 19 over the royalty held by the Grantee from time to time in the event the Grantee wishes to sell, assign or otherwise dispose of the royalty.

3.

Royalty Payable for Precious Metals -  Net Smelter Returns in the case of Precious Metals shall be determined by multiplying:

3.1

the gross number of troy ounces of Precious Metals recovered from Products produced from the Properties during the preceding calendar month (“Monthly Production”) delivered to the smelter, refiner, processor, purchaser or other recipient of such Products (collectively, the “Processor”), by:

3.2

for gold, the average of the London Bullion Market, Afternoon Fix, spot prices reported for the preceding calendar month (the “Applicable Spot Price”), and for all other Precious Metals, the average of the New York Commodities Exchange final spot prices reported for the preceding calendar month for the particular Precious Metal for which the price is being determined, and subtracting from the product thereof only the following if actually incurred:

3.3

charges imposed by the Processor for refining bullion from doré or Precious Metals Concentrates produced from the Properties; provided however, that charges imposed by the Processor for processing ores to concentrates or other preliminary materials (i.e. mining costs) shall not be subtracted in determining Net Smelter Returns;

3.4

penalties for deleterious substances, assaying, and sampling charges imposed by the Processor for refining Precious Metals Concentrates; and

3.5

charges and costs, if any, for transportation and insurance of Precious Metals Concentrates from the Grantor’ mill, concentrator or other final processing plant to the Processor’s smelter, refinery or other processing plant or facility.

4.

Non Arm’s Length Processing of Precious Metals - In the event the refining of bullion from the Precious Metals Concentrates is carried out in custom toll facilities owned or controlled, in whole or in part, by the Grantor, which facilities were not constructed solely for the purpose of refining Precious Metals Concentrates from the Properties, then charges, costs and penalties for such refining shall be deemed to be the amount the Grantor would have incurred if such refining were carried out at facilities not owned or controlled by the Grantor then offering comparable services for comparable products on prevailing terms, but in no event greater than actual costs incurred by the Grantor with respect to such refining.

5.

Royalty Payable For Other Minerals - Net Smelter Returns, in the case of all Other Minerals and the beneficiated products thereof shall mean gross revenues (including insurance proceeds) received after the date of commencement of Commercial Production from the sale by the Grantor of all Products containing Other Minerals mined from the Properties and shall be determined by multiplying:

5.1

the payable metal content in pounds of recovered metal of the particular Other Mineral contained in the Monthly Production delivered to the Processor during the preceding calendar month;

by:

5.2

the average of the New York Commodities Exchange final daily spot prices reported for the preceding calendar month of any Other Mineral (except uranium); provided that, if for any reason the New York Commodities Exchange does not report spot pricing for such Other Mineral, then the Parties shall mutually agree upon an appropriate pricing entity or mechanism that accurately reflects the market value of any such Other Mineral; and for uranium, the average of the Weekly Spot Ux U3O8 Price,  as published in Ux Weekly by The Ux Consulting Company, LLC, reported for the preceding calendar month, and if for any reason Ux Weekly does not report spot pricing for U3O8, then the Parties shall mutually agree upon an appropriate pricing entity or mechanism that accurately reflects the market value of uranium subtracting from the product thereof, only if actually incurred, the following aggregate processing costs (without duplication) imposed by the Processor for processing concentrates of such Other Minerals but, excluding any and all charges and costs incurred by the Grantor to produce concentrates (i.e. mining costs) of such Other Minerals from ores mined from the Properties:

5.3

all smelting and refining, tolling and other treatment charges;

5.4

all weighing, sampling and assaying costs, including representation charges, referee’s fees and expenses, after delivery to the Processor,

5.5

all penalties for deleterious substances or impurities, and all deductions for metal losses and price participation by the Processor;

5.6

all handling, transport, security and insurance costs, after delivery to the Processor;

5.7

all exigible import, export, ad valorem taxes and taxes based upon sales or production, but not income taxes; and

5.8

all marketing costs, including sales commissions, incurred in selling such Other Minerals.

6.

Non Arm’s Length Processing of Other Minerals - In the event smelting, refining, or processing of Other Minerals are carried out in custom toll facilities owned or controlled, in whole or in part, by the Grantor, which facilities were not constructed solely for the purpose of milling or processing Other Minerals from the Properties, then charges, costs and penalties for such smelting, refining or processing shall mean the amount the Grantor would have incurred if such smelting, refining or processing were carried out at facilities not owned or controlled by the Grantor then offering comparable services for comparable products on prevailing terms, but in no event greater than actual costs incurred by the Grantor with respect to such smelting and refining.

7.

Insurance Proceeds - If the Grantor receives insurance proceeds for loss or destruction of Products containing Precious Metals or Other Minerals, the Grantor shall pay to the Grantee the applicable rate of Net Smelter Returns of any such insurance proceeds which are received by the Grantor for such loss of production.

8.

Payments of Royalty To Be Made In Cash Only - Royalty payments shall be made to the Grantee in cash only and shall not be payable in kind. Payments shall be payable on or before the later of 10 days after the Grantor receives payment from the Processor or the 25th day of the month following the calendar month in which the minerals subject to the royalty were shipped to the Processor by the Grantor.  For purposes of calculating the cash amount due to the Grantee, Precious Metals and Other Minerals will be deemed to have been sold or otherwise disposed of at the time refined production from the Properties is delivered, made available, or credited to the Grantor by a mint or refiner.  The price used for calculating the cash amount due for royalty on Precious Metals or Other Minerals shall be determined in accordance with sections 3 and 5, as applicable.  The Grantor shall make each royalty payment by delivery of a cheque payable to the Grantee and delivering such cheque to the Grantee at the address listed in the Agreement, or to such other address as the Grantee may direct or by direct bank deposit to the Grantee’s account as the Grantee shall designate. Should default be made in any cash payment when due for royalty and such default still exists 10 days following notice of non-payment, then all unpaid amounts then due shall bear interest at the rate of the Prime Rate plus 3% per annum commencing from and after such payment due date until paid. All royalty payments or credits shall be accompanied by a detailed statement explaining the calculation thereof together with any available settlement sheets from the Processor.

9.

Monthly Reconciliation -  On or before the later of 10 days after the Grantor receives payment from the Processor or the 25th day of the month, the Grantor shall make an interim settlement based on the information then available for such royalty then due by paying not less than 95% of the anticipated final settlement of cash royalty payments; provided that, the Parties recognize that a period of time exists between the production of ore, the production of doré or concentrates from ore, the production of refined or finished product from doré or concentrates, and the receipt of Processor's statements for refined or finished product.  As a result, the payment of royalty will not coincide exactly with the actual amount of refined or finished product produced from the Properties for the previous month.  The Grantor will provide final reconciliation promptly after settlement is reached with the Processor for all lots sold or subject to other disposition in any particular month. If the Grantee has been underpaid for any provisional payment the Grantor shall pay the difference in cash by cheque with such payment being made at the time of the final reconciliation.  If the Grantee has been overpaid in the previous calendar month, the Grantor shall withhold such amount from future royalty payments. Reconciliation payments shall be made on the same basis as used for the payment in cash pursuant to subsection 8 hereof.

10.

Hedging Transactions -  All profits and losses resulting from the Grantor’s sales of Precious Metals or Other Minerals, or Grantor engaging in any commodity futures trading, option trading, or metals trading, or any combination thereof, and any other hedging transactions including trading transactions designed to avoid losses and obtain possible gains due to metal price fluctuations (collectively, “Hedging Transactions”) are specifically excluded from royalty calculations pursuant to this Agreement.  All Hedging Transactions by the Grantor and all profits or losses associated therewith, if any, shall be solely for the Grantor’s account.  The royalty payable on Precious Metals or Other Minerals subject to Hedging Transactions shall be determined as follows:

10.1

Affecting Precious Metals -  The amount of royalty to be paid on all Precious Metals subject to Hedging Transactions by the Grantor shall be determined in the same manner as provided in section 3 with the average monthly spot price being for the calendar month preceding the calendar month during which Precious Metals subject to Hedging Transactions are shipped by Grantor to the Processor.

10.2

Affecting Other Minerals -  The amount of royalty to be paid on all Other Minerals subject to Hedging Transactions by the Grantor shall be determined in the same manner as provided in section 5 with the average monthly spot price being for the calendar month preceding the calendar month during which Other Minerals subject to Hedging Transactions are shipped by the Grantor to the Processor.

11.

Commingling -  The Grantor shall have the right to commingle Precious Metals and Other Minerals from the Properties with minerals from other properties.  Before any Precious Metals or Other Minerals produced from the Properties are commingled with minerals from other properties, the Precious Metals or Other Minerals produced from the Properties shall be measured and sampled in accordance with sound mining and metallurgical practices for moisture, metal, commercial minerals and other appropriate content, applied on a consistent basis.  Representative samples of the Precious Metals or Other Minerals shall be retained by the Grantor and assays (including moisture and penalty substances) and other appropriate analyses of these samples shall be made before commingling to determine gross metal content of Precious Metals or gross metal or mineral content of Other Minerals.  The Grantor shall retain such analyses for a reasonable amount of time, but not less than 24 months, after receipt by the Grantee of the royalty paid with respect to such commingled minerals from the Properties, and shall retain such samples taken from the Properties for not less than 30 days after collection.

12.

Stock pilings and Tailings - All tailings, residues, waste rock, spoiled leach materials, and other materials (collectively “Materials”) resulting from the Grantor's operations and activities on the Properties shall be the sole property of the Grantor, but shall remain subject to the royalty should the Materials be processed or reprocessed, as the case may be, in the future and result in the production and sale or other disposition of Precious Metals or Other Minerals.  Notwithstanding the foregoing, the Grantor shall have the right to dispose of Materials from the Properties on or off of the Properties and to commingle the same (as provided herein) with materials from other properties.  If Materials from the Properties are processed or reprocessed, as the case may be, and regardless of where such processing or reprocessing occurs, the royalty payable thereon shall be determined on a pro rata basis as determined by using the best engineering and technical practices then available.

13.

Term of Royalty -  The royalty created hereby shall be perpetual, it being the intent of the Parties hereto that, to the extent allowed by law, the royalty shall constitute a vested interest in and a covenant running with the land affecting the Properties and all successions thereof whether created privately or through governmental action and shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns so long as the Grantor or any successor or assignee of the Grantor holds any rights or interests in the Properties.

14.

Registration on Title & Charge Securing Royalty - In order to secure payment from time to time and to protect the Grantee’s right to receive the Net Smelter Returns Royalty payable hereunder the Grantor shall, immediately following the date of registration of a Transfer/Deed of Land of the Properties in the name of the Grantor register notice of this royalty obligation against title to the Properties. The obligations of the Grantor, including without limiting the generality of the royalty payments to the Grantee contemplated herein, are secured by a charge over the Properties. Such charge shall survive the expiry of the term of hereof until all obligations of the Grantor hereunder have been discharged in accordance with the terms hereof, and shall have priority over any other financing which may, from time to time, be secured by the Grantor against the Properties. The Grantee shall be entitled at its sole discretion to register a notice of its charge hereunder against the Properties, and the Grantor agrees to execute any and all instruments or documents reasonably required by the Grantee or as may be reasonably necessary or convenient to implement and carry out the intent and purpose of the Grantee’s rights under this section 14.

15.

Reporting - No later than the 60th day of each fiscal year, the Grantor shall provide to the Grantee with an annual report of activities and operations conducted with respect to the Properties during the preceding fiscal year, and from time to time shall provide such additional information as the Grantee may reasonably request.  Such annual report shall include details of:

15.1

the preceding year's activities with respect to the Properties;

15.2

ore reserve data for the fiscal year just ended; and

13.3

estimates of anticipated production and estimated remaining ore reserves with respect to proposed activities for the Properties for the current fiscal year.

16.

Records and Audits - The Grantee shall have the right, upon reasonable notice to the Grantor, to inspect and copy all books, records, technical data, information and materials (the “Data”) pertaining to the Grantor’s activities with respect to the Properties; provided that such inspections shall not unreasonably interfere with the Grantor’s activities with respect to the Properties. If any such audit or inspection reveals that royalty payments for any calendar year are underpaid by more than 3%, the Grantor shall reimburse the Grantee for its reasonable costs incurred in such audit or inspection. The Grantee shall be entitled to enter the mine workings and structures on the Properties at reasonable times upon reasonable advance notice for inspection thereof, but the Grantee shall so enter at its own risk and shall indemnify and hold the Grantor harmless against and from any Damages by reason of injury to the Grantee or its agents or representatives or damage to or destruction of any property of the Grantee or its agents or representatives while on the Properties on or in such mine workings and structures, unless such injury, damage, or destruction is a result, in whole or in part, of the negligence of the Grantor.

17.

Assignment - The Grantor may assign, transfer, convey or otherwise dispose the Properties; provided, however, any option, joint-venture, assignment, transfer, conveyance or other disposition by the Grantor of its rights and interests in or with respect to the Properties shall be void unless the proposed assignee has first agreed in writing with the Grantee to observe and be bound by all of the provisions of this royalty schedule  with respect to the rights, interests and obligations being assigned to or assumed by the assignee in the place and stead of the Grantor, and only subsequent to the signing of such written agreement shall the Grantor be relieved or discharged from their obligations to the Grantee hereunder. The Grantor shall not be relieved or discharged from this Agreement in respect of any rights, interests or obligations of the Grantor in or with respect to its obligations hereunder which are not assigned or assumed in accordance with the foregoing, and the Grantee may continue to look to the Grantor for performance with respect thereto. The Grantee shall have the unrestricted right, in its sole and absolute discretion, to assign, transfer, convey, or relinquish any of its rights or interests with respect to the royalty payable hereunder at any time. Any such assignment shall be effective upon written notice thereof to the Grantor.

18.

Mediation, Arbitration of Disputes - Any dispute or differences between the Parties concerning the calculation of the Net Smelter Returns Royalty which cannot be resolved or settled by the Parties shall be subject to mediation and arbitration in accordance with the provisions of Article 13 of the Agreement.

19.

Right of First Offer - Subject always to the pre-emptive rights at any time of the Grantor, pursuant to the provisions of Section 2, to buy down the rate at which the royalty is payable from 1.5% to 1.0 % by paying the Grantee $500,000, and from 1.0% to 0.5% by paying the Grantee $1,000,000, the Grantee additionally covenants and agrees with the Grantor that (except as expressly provided in this section 19) without the prior consent of the Grantor the Grantee shall not have any right to assign its interest in the royalty. Notwithstanding the generality of the foregoing, if at any time the Grantee wishes or seeks to transfer directly or indirectly its interest in the royalty, or in the event the Grantee receives a bona fide third party offer to purchase all or any portion of its interest in the royalty, the Grantee shall provide to the Grantor notice (an “Offering Notice”) of such intention or receipt of such third party offer, as the case may be, the consideration desired by the Grantee or offered by such third party, as the case may be, and of the other material terms of the proposed transfer or third party offer, as the case may be.  The Offering Notice shall for all purposes be deemed to be an offer by the Grantee to the Grantor (irrevocable by the Grantee within the Acceptance Period) to transfer its interest in the royalty or the specified interest therein or portion thereof for the consideration and on essentially the same terms specified in the Offering Notice.  The Grantor shall be entitled to acquire the interest of the Grantee in the royalty or specified interest therein or portion thereof to be transferred by electing to do so within 30 days (the “Acceptance Period”) after receiving the Offering Notice.  If, within the Acceptance Period, the Grantor does not advise the Grantee that it is electing to purchase the Grantee’s interest in the royalty or specified interest therein or portion thereof to be transferred on the terms specified in the Offering Notice, the Grantee may, at any time within 60 days (the “Second Period”) after the expiry of the Acceptance Period, transfer its interest in the royalty or specified interest therein or portion thereof to be transferred to a third party for the consideration and upon terms no more favourable to the third party than those referred to in the Offering Notice.  In the event the Grantee does not so transfer its interest in the royalty or specified interest therein or portion thereof to be transferred within the Second Period, the provisions of this section 19 shall again apply to any subsequent transfer by the Grantee. If the third party offer received by the Grantee provides for any non-cash consideration to be paid to the Grantee, the Offering Notice shall specify the Grantee's good faith estimate of the cash equivalent of such non-cash consideration, which estimate, if not concurred in by the Grantor shall be submitted to arbitration for final determination pursuant to the provisions of Article 13 of the Agreement. Submission to arbitration, however, shall not affect the requirement that the Grantor, should it wish to exercise its rights under this section, shall make such election within the Acceptance Period. If the third party offer received by the Grantee provides for the Grantee to receive shares and/or other securities (“Shares”) from or of the third party offeror, the Grantor shall be entitled to deliver to such Grantee at the Grantor’s option, as equivalent consideration therefor, cash equal to the cash equivalent value of such Shares (less a 20% discount if such Shares are not listed and posted for trading on any stock exchange and not therefore freely tradeable) or such number of common shares of the Grantor having a cash equivalent value to such Shares (or a combination of cash and Grantor’s shares).  Such cash equivalent value for the Shares shall be determined by multiplying the number of Shares involved by the weighted average trading price per Share on the stock exchange upon which such Shares are listed and posted for trading during the 5consecutive trading days commencing 10 trading days immediately preceding the date of delivery of the Offer Notice.  The cash equivalent value of any shares of the Grantor issuable to such Grantee shall be determined in the same manner as for Shares. If no other offer to a bona fide third party is made and accepted within 90 days after the Grantor’s rejection or failure to accept such offer (which transaction of purchase and sale must be completed within 60 days after acceptance), then this section 19 shall again be in full force and effect, and the Grantee shall again be required to offer to the Grantor the first right of offer to purchase its interest in the royalty payable hereunder should it wish to sell same. If the Grantee assigns its interest in the royalty payable hereunder to a bona fide third party pursuant to the provisions of this section 19, in addition to any other requirements provided for, the Grantee shall not complete any such assignment unless and until the assignee has acknowledged in writing to the Grantor that such assignee is fully aware of and agrees to be bound by the provisions hereof as fully as if such assignee was a signatory hereto. The form and substance of such agreement shall be as the Grantor may reasonably require. The Grantee shall not sell its interest in the royalty to any non arm's-length party.

This is Figure 1 referred to in the Option & Joint Venture Agreement made as of the 25th day of September, 2007 between Temex Resources Corp. and Uranium Star Corp.

AREA OF INTEREST MAPSHEET

Index map showing Ihe Temex Merico Ethel and Yarrow properties in red with Area of Influence in blue hatch pattern

Exhibit 99.1

NEWS RELEASE              September 26, 2007

URANIUM STAR ACQUIRES OPTION FOR A 50% INTEREST IN ATHABASCA-TYPE UNCONFORMITY-GOLD-URANIUM-COPPER- MINERALIZATION PROPERTY

TORONTO, ONTARIO: Uranium Star is pleased to announce that it has entered into an Option and Joint Venture Agreement (the "Agreement") with Temex Corp. granting Uranium Star the option to earn a 50% undivided interest in Temex’s 100% owned Merico Ethel and Yarrow gold-copper-uranium properties located in the Elk Lake area south-east of Timmins, Ontario.

Potential Athabasca-Type Unconformity-Associated Mineralization

The Merico Ethel property, situated near the northern margin of the Paleo-Proterozoic Huronian sedimentary basin, which has recently been recognized by the Geological Survey of Canada for its high potential to host "Athabasca-type" unconformity-associated mineralization (Jefferson et al., 2007), is also host to near-surface uranium mineralization and extensive areas of hematite alteration with grab samples yielding assays up to 1.56% U3O8 and 14.64% Cu. The property also hosts a variety of styles of mineralization including several narrow zones of high-grade, "Cobalt-type" vein systems containing copper, gold, silver, and cobalt mineralization, from which grab samples include assays of up to 22.35 g/t Au, 109.60 g/t Ag, and 23.68% Cu.

The Merico Ethel and Yarrow properties are situated around the margins of the Huronian sedimentary basin. In addition for their potential to host high grade Cobalt-type vein systems containing bonanza gold, silver, etc., Temex recognized the additional potential of the properties to host unconformity mineralization including Athabasca-type uranium deposits.  Regional structures such as the Montreal River Fault have clearly influenced the location of mineralization on the Merico Ethel property, and fault reactivation has likely acted to offset the regionally extensive unconformity surface that separates the overlying Huronian sedimentary rocks from the Archean basement to produce excellent structural traps for oxidizing, mineralizing fluids carrying uranium, copper, and gold.  The Montreal River Fault is spatially associated with the Archean-age Kidd Creek massive sulphide deposit, the Porcupine and Matachewan gold camps, and the Paleo-Proterozoic Cobalt silver camp.

Exploration and Immediate 3000 Metre Drill Program

Uranium Star Corporation

901-141 Adelaide Street West, Toronto, Ontario M5H 3L5

Tel: 1-800 818-5442 Fax: (416) 364-2753

Email: info@uraniumstar.com www.uraniumstar.com

A 3,000 metre diamond drill program will begin immediately to test several induced polarization ("IP") chargeability anomalies, including a large northeast trending anomaly with a strike exceeding 1,000 metres and width of up to 800 metres.  The source of this IP anomaly is interpreted as a sulphide-related feature at or near the Proterozoic - Archean unconformity.  Concurrent with the drill program, a field program consisting of additional line-cutting over the entire Merico property will be carried out, followed by an induced polarization/resistivity ("IP") survey, magnetometer survey, a detailed gravity survey and soil sampling.  The IP/resistivity survey will further delineate those anomalies remaining open to expansion and definition and will also be extended to cover the area of the Sauve uranium-copper-gold occurrence located in the north-eastern portion of the property from which grab samples have yielded assays of up to 1.56% U3O8 and 14.64% Cu. Temex will manage the upcoming exploration program.

In order to earn a 50% interest in the properties, excluding the diamond rights, Uranium Star must pay Temex $50,000 on signing and complete $950,000 in exploration expenditures by June 30, 2008.  Subject to completing the terms, Temex and Uranium Star will form a 50:50 Joint Venture to further explore the property.  Temex retains any diamond rights.

Ian Campbell, President and CEO of Temex commented "We are very pleased to have a company such as Uranium Star working with us on this project and are very excited about the upcoming drill program. The Merico Ethel and Yarrow properties form an integral part of our Latchford Gold Project. They are situated in a very interesting geological environment undergoing new interpretations, thus offering up multiple possibilities for new discoveries."

Kirk McKinnon, President & CEO commented that the Company is very pleased to have underpinned our current portfolio with a quality project like the Merico Ethel Property which hosts the potential for high grade Uranium, Gold and Copper.  Equally important Temex has positioned the property for an immediate drill program which provided added incentive for Uranium Star to complete this property deal.  We are confident as well that the Temex management and staff possess the experience and knowledge necessary to implement and carry out this exploration program.

Underpinning Shareholder Value

While the Sagar Property in Northern Quebec remains the Company's primary Uranium and Gold exploration target, the addition of the Three Horses Property in Madagascar and now the Merico Ethel Property in Ontario continues to underpin shareholder value and mitigates the risk inherent in all exploration activities. The extensive exploration program at Sagar has been completed and a full report is pending.  The company has made provision

Uranium Star Corporation

901-141 Adelaide Street West, Toronto, Ontario M5H 3L5

Tel: 1-800 818-5442 Fax: (416) 364-2753

Email: info@uraniumstar.com www.uraniumstar.com

to ensure the camp at Sagar will be occupied throughout the shut-down period as the company prepares its next major exploration initiative for the Sagar Property.

Uranium Star has applied for and is awaiting Canadian reporting issuer status. Achieving this status is a significant step towards listing on a Canadian stock exchange. As an already NASDAQ listed company, Uranium Star will continue to pursue an additional listing on the TSX Venture Exchange.

Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors effecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.

FOR FURTHER INFORMATION PLEASE CONTACT:

Uranium Star Corp.

Kirk McKinnon

President and CEO

(416) 364-4986 or 1-800-818-5442

or

Uranium Star Corp.

Richard Schler

Vice President and CFO

(416) 364-4986 or 1-800-818-5442

Website: www.uraniumstar.com

Uranium Star Corporation

901-141 Adelaide Street West, Toronto, Ontario M5H 3L5

Tel: 1-800 818-5442 Fax: (416) 364-2753

Email: info@uraniumstar.com www.uraniumstar.com